Exhibit 99
Report on Form 10-Q

                                CREDIT AGREEMENT


                                  by and among


                                 TIFFANY & CO.,

                              TIFFANY AND COMPANY,
                          TIFFANY & CO. INTERNATIONAL,
                        THE OTHER BORROWERS PARTY HERETO,

                            THE LENDERS PARTY HERETO,


                                       and


                              THE BANK OF NEW YORK,
                             as Administrative Agent


                           ---------------------------

                          Dated as of November 5, 2001
                           ---------------------------

                           BNY CAPITAL MARKETS, INC.,
                      as Sole Lead Arranger and Book Runner

                                                TABLE OF CONTENTS



ARTICLE 1.            DEFINITIONS AND PRINCIPLES OF CONSTRUCTION..................................................1


   Section 1.1         Definitions................................................................................1

   Section 1.2         Principles of Construction................................................................22


ARTICLE 2.            AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT............................................23


   Section 2.1         Loans.....................................................................................23

   Section 2.2         Minimum Amount of Each Borrowing..........................................................25

   Section 2.3         Notice of Borrowing.......................................................................26

   Section 2.4         Disbursement of Funds.....................................................................28

   Section 2.5         Payments..................................................................................29

   Section 2.6         Pro Rata Borrowings.......................................................................32

   Section 2.7         Termination, Reduction or Increase of Aggregate Core
                        Currency Commitments, Swing Line Commitment and Letter
                        of Credit Commitment; Reallocation of Core Currency
                        Commitments and Individual Currency Commitments..........................................32

   Section 2.8         Prepayments of the Loans..................................................................36

   Section 2.9         Bid Loans; Procedure......................................................................38

   Section 2.10        Letters of Credit.........................................................................40

   Section 2.11        Borrower Addenda..........................................................................44

   Section 2.12        Records...................................................................................45


ARTICLE 3.            INTEREST, FEES, YIELD PROTECTIONS, ETC.....................................................45


   Section 3.1         Interest..................................................................................45

   Section 3.2         Conversions...............................................................................48

   Section 3.3         Fees......................................................................................49

   Section 3.4         Increased Costs, Illegality, etc..........................................................50

   Section 3.5         Compensation..............................................................................54

   Section 3.6         Taxes.....................................................................................54

   Section 3.7         Change of Applicable Lending Office and Applicable Payment Office.........................58

   Section 3.8         Replacement of Lender.....................................................................58

   Section 3.9         Conversion of Alternate Currency Loans to Dollar Loans....................................59

   Section 3.10        Market Conventions Relating to Alternate Currencies.......................................60


ARTICLE 4.            REPRESENTATIONS AND WARRANTIES.............................................................60


   Section 4.1         Subsidiaries; Capital Stock...............................................................60

   Section 4.2         Existence and Power.......................................................................60

   Section 4.3         Authority.................................................................................61

   Section 4.4         Binding Agreement.........................................................................61

   Section 4.5         Litigation................................................................................61

   Section 4.6         Governmental Approvals; No Conflicts......................................................62

   Section 4.7         Taxes.....................................................................................62

   Section 4.8         Compliance with Applicable Laws; Filings..................................................62




   Section 4.9         Investment and Holding Company Status.....................................................63

   Section 4.10        Property..................................................................................63

   Section 4.11        Federal Reserve Regulations; Use of Loan Proceeds.........................................63

   Section 4.12        No Misrepresentation......................................................................63

   Section 4.13        ERISA.....................................................................................64

   Section 4.14        Financial Statements......................................................................64

   Section 4.15        Franchises, Intellectual Property, Etc....................................................65

   Section 4.16        Labor Relations...........................................................................65

   Section 4.17        Existing Letters of Credit................................................................65


ARTICLE 5.            CONDITIONS OF EFFECTIVENESS................................................................65


   Section 5.1         Evidence of Corporate Action..............................................................65

   Section 5.2         Guaranty..................................................................................66

   Section 5.3         Opinion of Counsel to the Borrowers and the Parent........................................66

   Section 5.4         Existing Credit Agreement.................................................................66

   Section 5.5         Payment of Fees...........................................................................66

   Section 5.6         Closing Fixed Charge Coverage Ratio.......................................................66

   Section 5.7         Other Documents...........................................................................66


ARTICLE 6.            CONDITIONS OF LENDING -
                      ALL LOANS AND LETTERS OF CREDIT............................................................67


   Section 6.1         Compliance................................................................................67

   Section 6.2         Loan Closings.............................................................................67

   Section 6.3         Borrowing or Letter of Credit Request.....................................................67

   Section 6.4         Other Documents...........................................................................67


ARTICLE 7.            AFFIRMATIVE AND FINANCIAL COVENANTS........................................................67


   Section 7.1         Legal Existence...........................................................................68

   Section 7.2         Taxes.....................................................................................68

   Section 7.3         Insurance.................................................................................68

   Section 7.4         Performance of Obligations................................................................68

   Section 7.5         Condition of Property.....................................................................69

   Section 7.6         Observance of Legal Requirements..........................................................69

   Section 7.7         Financial Statements and Other Information................................................69

   Section 7.8         Inspection................................................................................71

   Section 7.9         Authorizations............................................................................72

   Section 7.10        Subsidiaries..............................................................................72

   Section 7.11        Leverage Ratio............................................................................72

   Section 7.12        Fixed Charge Coverage Ratio...............................................................72

   Section 7.13        Additional Guarantors.....................................................................72

   Section 7.14        Use of Proceeds...........................................................................72

   Section 7.15        Environmental Compliance..................................................................73

                                      (ii)



ARTICLE 8.            NEGATIVE COVENANTS.........................................................................73


   Section 8.1         Indebtedness..............................................................................73

   Section 8.2         Interest Rate Protection Arrangements and Other Hedging Arrangements......................74

   Section 8.3         Liens.....................................................................................74

   Section 8.4         Dispositions..............................................................................75

   Section 8.5         Merger or Consolidation, Etc..............................................................75

   Section 8.6         Acquisitions..............................................................................76

   Section 8.7         Investments...............................................................................76

   Section 8.8         Restricted Payments.......................................................................78

   Section 8.9         Restrictive Agreements....................................................................78

   Section 8.10        Transactions with Affiliates..............................................................78

   Section 8.11        Line of Business..........................................................................78


ARTICLE 9.            DEFAULT....................................................................................79

ARTICLE 10.           THE ADMINISTRATIVE AGENT...................................................................82

ARTICLE 11.           OTHER PROVISIONS...........................................................................84


   Section 11.1        Amendments and Waivers....................................................................84

   Section 11.2        Notices...................................................................................85

   Section 11.3        Expenses; Indemnity; Damage Waiver........................................................86

   Section 11.4        Survival..................................................................................88

   Section 11.5        Determination of Dollar Equivalent........................................................88

   Section 11.6        Successors and Assigns....................................................................88

   Section 11.7        Counterparts; Integration.................................................................91

   Section 11.8        Severability..............................................................................91

   Section 11.9        Right of Setoff...........................................................................91

   Section 11.10       Governing Law; Jurisdiction; Consent to Service of Process................................92

   Section 11.11       WAIVER OF JURY TRIAL......................................................................92

   Section 11.12       Headings..................................................................................93

   Section 11.13       Judgment Currency.........................................................................93

   Section 11.14       Confidentiality...........................................................................93


                                     (iii)

SCHEDULES:


============================== ==============================================================================
Interest Pricing Schedule      Defined Terms and Procedures Relating to Interest
------------------------------ ------------------------------------------------------------------------------
Schedule 4.1                   List of Subsidiaries; Capitalization
------------------------------ ------------------------------------------------------------------------------
Schedule 4.16                  List of Existing Labor Relations
------------------------------ ------------------------------------------------------------------------------
Schedule 4.17                  List of Existing Letters of Credit
------------------------------ ------------------------------------------------------------------------------
Schedule 5.1                   List of Jurisdictions
------------------------------ ------------------------------------------------------------------------------
Schedule 8.1                   List of Existing Indebtedness
------------------------------ ------------------------------------------------------------------------------
Schedule 8.3                   List of Existing Liens
------------------------------ ------------------------------------------------------------------------------
Schedule 8.7                   List of Existing Investments
------------------------------ ------------------------------------------------------------------------------
Schedule 8.9                   List of Restrictive Agreements
============================== ==============================================================================

EXHIBITS:

============================== ==============================================================================
Exhibit A-1                    List of Core Currency Commitments
------------------------------ ------------------------------------------------------------------------------
Exhibit A-2                    List of Individual Currency Commitments
------------------------------ ------------------------------------------------------------------------------
Exhibit B                      Form of Borrower Addendum
------------------------------ ------------------------------------------------------------------------------
Exhibit C                      Form of Notice of Borrowing
------------------------------ ------------------------------------------------------------------------------
Exhibit D                      Form of Assignment and Acceptance Agreement
------------------------------ ------------------------------------------------------------------------------
Exhibit E                      Form of Notice of Conversion
------------------------------ ------------------------------------------------------------------------------
Exhibit F                      Form of Bid Request
------------------------------ ------------------------------------------------------------------------------
Exhibit G                      Form of Invitation to Bid
------------------------------ ------------------------------------------------------------------------------
Exhibit H                      Form of Bid
------------------------------ ------------------------------------------------------------------------------
Exhibit I                      Form of Bid Accept/Reject Letter
------------------------------ ------------------------------------------------------------------------------
Exhibit J                      Form of Bid Loan Confirmation
------------------------------ ------------------------------------------------------------------------------
Exhibit K                      Form of Letter of Credit Request
------------------------------ ------------------------------------------------------------------------------
Exhibit L                      Form of Compliance Certificate
------------------------------ ------------------------------------------------------------------------------
Exhibit M                      Form of Guaranty
------------------------------ ------------------------------------------------------------------------------
Exhibit N-1                    Form of Opinion of Counsel to the Parent and the Borrowers
------------------------------ ------------------------------------------------------------------------------
Exhibit N-2                    Form of Opinion of Foreign Local Counsel to the Borrowers
------------------------------ ------------------------------------------------------------------------------
Exhibit O                      List of Administrative Agent's Applicable Payment Offices
------------------------------ ------------------------------------------------------------------------------
Exhibit P                      List of Parent's and Borrowers' Addresses for Notices
------------------------------ ------------------------------------------------------------------------------
Exhibit Q                      List of Payment Accounts for Borrowers
============================== ==============================================================================

                                      (iv)

     CREDIT AGREEMENT, dated as of November 5, 2001, by and among TIFFANY & CO., a Delaware corporation (the "Parent"), TIFFANY AND COMPANY, a New York corporation ("Tiffany"), TIFFANY & CO. INTERNATIONAL, a Delaware corporation ("Tiffany International"), each other Subsidiary of the Parent that is a Borrower and is a signatory hereto or becomes a Borrower pursuant to the provisions of Section 2.11, the Lenders party hereto, and THE BANK OF NEW YORK ("BNY"), as Administrative Agent (in such capacity, the "Administrative Agent").

 ARTICLE 1.        DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

     Section 1.1       Definitions

               When used herein, each of the following terms shall have the meaning ascribed thereto unless the context hereof otherwise specifically requires:

               "ABR Advances": the Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate; each an "ABR Advance".

               "Accountants": PricewaterhouseCoopers LLC, or such other firm of independent certified public accountants of recognized national standing as shall be selected by the Parent and reasonably satisfactory to the Administrative Agent.

               "Acquisition": with respect to any Person, the purchase or other acquisition by such Person, by any means whatsoever (including by devise, bequest, gift, through a dividend or otherwise), of (a) Stock of, or other equity securities of, any other Person if, immediately thereafter, such other Person would be either a consolidated subsidiary of such Person or otherwise under the control of such Person, (b) any business, going concern or division or segment thereof, or (c) the Property of any other Person other than in the ordinary course of business, provided that no acquisition of substantially all of the assets, or any division or segment, of such other Person shall be deemed to be in the ordinary course of business.

               "Administrative Questionnaire": an Administrative Questionnaire in a form supplied by the Administrative Agent.

               "Advance": an ABR Advance, a Core Currency Advance or a Swing Line Negotiated Rate Advance, as the case may be.

               "Adverse Tax Position": as defined in Section 3.6(g).

               "Affiliate": with respect to any Person at any time and from time to time, any other Person (other than a consolidated subsidiary of such Person) which, at such time (a) controls such Person, or (b) is under common control with such Person. The term "control", as used in this definition with respect to any Person, means the power, whether direct, or indirect through one or more intermediaries, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise.

               "Aggregate Commitments": at any time, the sum of the Aggregate Core Currency Commitments and the Aggregate Individual Currency Commitments at such time. The initial amount of the Aggregate Commitments on the Agreement Date is $200,000,000.

               "Aggregate Commitment Percentage": as to any Lender, the percentage set forth opposite the name of such Lender in Exhibit A-1 under the heading "Aggregate Commitment Percentage", as such percentage may be (x) adjusted pursuant to Section 2.7 or (y) adjusted as a result of assignments to or from such Lender of its Core Currency Commitment or Individual Currency Commitment(s) pursuant to Section 11.6.

               "Aggregate Core Currency Commitments": at any time, the sum of all Core Currency Commitments at such time. The initial amount of the Aggregate Core Currency Commitments on the Agreement Date is $121,000,000.

               "Aggregate Core Currency Credit Exposure": as of any time of determination, the sum of (i) the outstanding principal amount (determined on the basis of the Dollar Equivalent for each outstanding Alternate Currency Loan) of the Revolving Loans of all Lenders at such time plus (ii) an amount equal to the SL/LC Credit Exposure at such time.

               "Aggregate Credit Exposure": as of any time of determination, the sum of (i) the outstanding principal amount (determined on the basis of the Dollar Equivalent for each outstanding Alternate Currency Loan) of the Loans of all Lenders at such time plus (ii) an amount equal to the LC Exposure at such time.

               "Aggregate Individual Currency Commitments": at any time, the sum of all Individual Currency Commitments at such time. The initial amount of the Aggregate Individual Currency Commitments on the Agreement Date is $79,000,000.

               "Aggregate Individual Currency Credit Exposure": as of any time of determination, the sum of the outstanding principal amount (determined on the basis of the Dollar Equivalent for each outstanding Alternate Currency Loan) of the Individual Currency Loans of all Lenders at such time.

               "Agreement": this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

               "Agreement Date": the first date appearing in this Agreement.

               "Alternate Base Rate": on any date, a rate of interest per annum equal to the higher of (i) the Federal Funds Rate in effect on such date plus 1/2 of 1% or (ii) the BNY Rate in effect on such date.

               "Alternate Core Currency Revolving Loan": each Revolving Loan denominated in a Core Currency (other than Dollars).

               "Alternate Core Currency Swing Line Loan": each Swing Line Loan denominated in a Core Currency (other than Dollars).

               "Alternate Currency": any Core Currency (other than Dollars) or Non-Core Currency.

               "Alternate Currency Bid Loan": each Bid Loan denominated in an Alternate Currency.

               "Alternate Currency Equivalent": with respect to any Alternate Currency, on any date of determination thereof, the amount of such Alternate Currency which could be purchased with the amount of Dollars involved in such computation at the spot rate at which such Alternate Currency may be exchanged into Dollars as set forth on such date on (i) the applicable Reuters pages, or
(ii), if such rate is not set forth on such Reuters pages, on the applicable Telerate Service pages, or (iii) if such rate does not appear on such Reuters or Telerate Service pages, at the spot exchange rate therefor as determined by the Administrative Agent, in each case as of 11:00 A.M. (London time or such other local time as the Administrative Agent shall deem appropriate) on such date of determination thereof.

               "Alternate Currency Loan": any Alternate Core Currency Revolving Loan, Alternate Currency Bid Loan, Alternate Core Currency Swing Line Loan or Individual Currency Loan.

               "Applicable Lending Office":

                    (i) as to any Lender, with respect to Revolving Loans in any Core Currency, initially, the office, branch or affiliate of such Lender designated as such Lender's lending office for Revolving Loans in such Core Currency in its Administrative Questionnaire, and thereafter, such other office, branch or affiliate of such Lender through which it shall be making or maintaining Revolving Loans in such Core Currency, as reported by such Lender to the Administrative Agent and the Parent;

                    (ii) as to the Swing Line Lender, with respect to Swing Line Loans in any Core Currency, initially, the office, branch or affiliate of the Swing Line Lender designated by the Swing Line Lender to the Administrative Agent as its lending office for such Swing Line Loans in such Core Currency, and thereafter, such other office, branch or affiliate of the Swing Line Lender through which it shall be making or maintaining Swing Line Loans in such Core Currency, as reported by the Swing Line Lender to the Administrative Agent and the Parent;

                    (iii) as to any Lender, with respect to any Bid Loan, the lending office, branch or affiliate of such Lender designated as such Lender's lending office for such Bid Loan in its Bid for such Bid Loan; and

                    (iv) as to any Lender, with respect to Individual Currency Loans in any Non-Core Currency, initially, the office, branch or affiliate of such Lender designated as such Lender's lending office for such Individual Currency Loans in such Non-Core Currency in its Administrative Questionnaire, and thereafter, such other office, branch or affiliate of such Lender through which it shall be making or maintaining Individual Currency Loans in such Non-Core Currency, as reported by such Lender to the Administrative Agent and the Parent.

          "Applicable Margin": (i) with respect to the unpaid principal amount of Core Currency Advances and Individual Currency Loans, the applicable percentage set forth below in the column entitled "Applicable Margin for Core Currency Advances/Individual Currency Loans", (ii) with respect to Facility Fees payable under Section 3.3(a), the applicable percentage set forth below in the column entitled "Facility Fee", and (iii) with respect to Utilization Fees payable under Section 3.3(c), the applicable percentage set forth below in the column entitled "Utilization Fee":


============================================= =================================== ================ =================
When the Fixed Charge Coverage Ratio is:
--------------------------------------------- ----------------------------------- ---------------- -----------------
                                                    Applicable Margin for
                                                   Core Currency Advances/
greater than or                                   Individual Currency Loans                          Utilization
---------------                                   -------------------------                        ---------------
or equal to                 and less than                                          Facility Fee         Fee
-----------                 -------------                                          ------------    ---------------
------------------------- ------------------- ----------------------------------- ---------------- -----------------
       4.00:1.00                                            0.350%                    0.100%            0.075%
------------------------- ------------------- ----------------------------------- ---------------- -----------------
       3.25:1.00              4.00:1.00                     0.500%                    0.125%            0.075%
------------------------- ------------------- ----------------------------------- ---------------- -----------------
       2.75:1.00              3.25:1.00                     0.600%                    0.150%            0.100%
-------------------------- ------------------- ----------------------------------- ---------------- ----------------
       2.25:1.00              2.75:1.00                     0.675%                    0.200%            0.125%
------------------------- ------------------- ----------------------------------- ---------------- -----------------
                              2.25:1.00                     0.875%                    0.250%            0.125%
========================= =================== =================================== ================ =================


          Changes in the Applicable Margin resulting from a change in the Fixed Charge Coverage Ratio shall be based upon the Compliance Certificate most recently delivered under Section 7.7(f) and shall become effective three
Business Days after the later to occur of (a) the date such Compliance Certificate is delivered to the Administrative Agent, and (b) 120 days after the fiscal year end, or 60 days after the fiscal quarter end, in either case in respect of which such Compliance Certificate shall have been delivered. Notwithstanding anything to the contrary in this definition, if the Parent shall fail to deliver to the Administrative Agent a Compliance Certificate on or prior to any date required hereby, the Fixed Charge Coverage Ratio for purposes of this defined term only shall be deemed to be less than 2.25:1.00 from and including such date to the third Business Day following the date of delivery to the Administrative Agent of such Compliance Certificate.

          "Applicable Payment Office": in the case of:

                    (i) the Administrative Agent, (x) in respect of all Loans (other than Alternate Currency Loans), Letters of Credit denominated in Dollars, fees and other amounts owing under this Agreement, the office of the Administrative Agent listed in Exhibit O as its "Domestic Payment Office", and
(y) in respect of Alternate Currency Loans and Letters of Credit denominated in Alternate Currencies, the office of the Administrative Agent listed in Exhibit O as its payment office for the applicable Alternate Currency, or such other office or offices as the Administrative Agent may from time to time hereafter designate in writing as such to the Parent, each Lender and each Borrower;

                    (ii) the Swing Line Lender, in respect of each Swing Line Loan, the office of the Swing Line Lender designated by the Swing Line Lender to the Administrative Agent as its payment office for the applicable Core Currency in which such Swing Line Loan is made or such other office or offices as the Swing Line Lender may from time to time hereafter designate in writing as such to the Administrative Agent, the Parent and each applicable Borrower;

                    (iii) any other Lender, (x) in respect of each Revolving Loan, the office of such Lender listed in its Administrative Questionnaire as its payment office for the applicable Core Currency or such other office or offices as such Lender may from time to time hereafter designate in writing as such to the Administrative Agent, the Parent and each Borrower, (y) in respect of each Individual Currency Loan, the office of such Lender listed in its Administrative Questionnaire as its payment office for the applicable Non-Core Currency or such other office or offices as such Lender may from time to time hereafter designate in writing as such to the Administrative Agent, the Parent and each Borrower, and (z) in respect of each Bid Loan, the office of such Lender listed in such Lender's Bid for such Bid Loan; and

                    (iv) the Issuing Bank, in respect of each Letter of Credit, the office of the Issuing Bank designated by the Issuing Bank to the Administrative Agent as its payment office for the applicable Currency in which such Letter of Credit is issued or such other office or offices as the Issuing Bank may from time to time hereafter designate in writing as such to the Administrative Agent and the Parent.

          "Approved Fund": with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Assignment and Acceptance Agreement": an assignment and acceptance agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.6), and accepted by the Administrative Agent, substantially in the form of Exhibit D or any other form approved by the Administrative Agent.

          "Associated Costs" as defined in the Interest Pricing Schedule.

          "Bid": an offer by a Lender to a Borrower, in the form of Exhibit H, to make a Bid Loan.

          "Bid Accept/Reject Letter": a notification made by the applicable Borrower pursuant to Section 2.9 in the form of Exhibit I.

          "Bid Loan": each loan from a Lender to a Borrower pursuant to Section 2.9.

          "Bid Loan Confirmation": a confirmation by the Administrative Agent to a Lender of the acceptance by the applicable Borrower of any Bid (or Portion thereof) made by such Lender, substantially in the form of Exhibit J.

          "Bid Rate": as defined in Section 2.9(b).

          "Bid Request": a request by a Borrower, in the form of Exhibit F, for Bids.

          "Bid Submission Deadline": as defined in Section 2.9(b).


          "BNY Rate": a rate of interest per annum equal to the rate of interest publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

          "Borrower Addendum": an Addendum to this Agreement in the form of Exhibit B pursuant to which a Subsidiary of the Parent may become a Borrower pursuant to the provisions of Section 2.11.

          "Borrowers": collectively, the Parent, Tiffany, Tiffany International, each other Subsidiary of the Parent that is a signatory to this Agreement, and each other wholly-owned Subsidiary of the Parent which becomes a party to this Agreement by the execution of a Borrower Addendum pursuant to Section 2.11; each a "Borrower".

          "Borrowing Date": (i) in respect of Revolving Loans, any Business Day on which the Lenders shall make Revolving Loans to a Borrower pursuant to a Notice of Borrowing or pursuant to a Mandatory Borrowing, (ii) in respect of Bid Loans, any Business Day on which a Lender shall make a Bid Loan to a Borrower pursuant to a Bid Request, (iii) in respect of Swing Line Loans, any Business Day on which the Swing Line Lender shall make a Swing Line Loan to a Borrower pursuant to a Notice of Borrowing, (iv) in respect of Individual Currency Loans, any Business Day on which a Lender shall make an Individual Currency Loan to a Borrower pursuant to a Notice of Borrowing, and (v) in respect of Letters of Credit, any Business Day on which the Issuing Bank issues a Letter of Credit to a Letter of Credit Applicant pursuant to a Letter of Credit Request.

          "Business Day":

                    (i) for all purposes (other than as covered by clauses (ii), (iii) and (iv) below), any day except Saturday, Sunday or a day which in New York City is a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close,

                    (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, a Core Currency Advance or an Alternate Core Currency Swing Line Loan, any day which is described in clause (i) above, is a day for trading by and between banks in the London interbank market and which, in the case of a Core Currency

Advance in a Core Currency other than Dollars or an Alternate Core Currency Swing Line Loan, is not a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in the city which is the principal financial center of the country of issuance of the applicable Currency in which such Core Currency Advance or Alternate Core Currency Swing Line Loan is denominated,

                    (iii) with respect to all notices and determinations in connection with, and payments of principal and interest on, an Alternate Currency Bid Loan, an Individual Currency Loan or a Letter of Credit denominated in an Alternate Currency, any day which is a Business Day described in clause
(i) above, is a day for trading by and between banks in the London interbank market and which is not a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in (x) the city which is the principal financial center of the country of issuance of the applicable Currency in which such Alternate Currency Bid Loan, Individual Currency Loan or Letter of Credit is denominated and (y) the city in which the Applicable Lending Office and Applicable Payment Office of the applicable Lender is located, and

                    (iv) with respect to all notices and determinations in connection with, and payments of principal and interest on, a Loan or Advance denominated in Euros, a Target Operating Day.

          "Change of Control": (i) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect) is or shall become the "beneficial owner" (as defined in Rule 13(d)-3 thereunder), directly or indirectly, of more than 50%, on a fully diluted basis, of the voting and economic interests of the Parent or (ii) the Board of Directors of the Parent shall cease to consist of a majority of Continuing Directors.

          "Code": the Internal Revenue Code of 1986.

          "Commitment Period": the period from the Effective Date until the Expiration Date.

          "Compliance Certificate": a certificate in the form of Exhibit L.

          "Consolidated": the Parent and its Subsidiaries on a consolidated basis in accordance with GAAP.

          "Consolidated Capitalization": as of any date, Consolidated Net Worth plus Total Debt on such date.

          "Consolidated Net Worth": as of any date, total stockholder's equity of the Parent and its Subsidiaries on a Consolidated basis on such date.

          "Contingent Obligation": as to any Person (the "secondary obligor"), any obligation of such secondary obligor (a) guaranteeing or in effect guaranteeing any return on any Investment made by another Person, or (b) guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such secondary obligor, whether contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation,
(iv) otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof, and (v) in respect of the Indebtedness of any partnership in which such secondary obligor is a general partner, except to the extent that such Indebtedness of such partnership is nonrecourse to such secondary obligor and its separate Property; provided that the term "Contingent Obligation" shall not include (i) the indorsement of instruments for deposit or collection in the ordinary course of business and
(ii) guaranties by the Parent or any Subsidiary of the Parent of the primary obligations of any other Subsidiary of the Parent incurred in the ordinary course of business of such other Subsidiary; and provided, further, that the amount of any such Contingent Obligation shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of such primary obligation and (b) the maximum amount for which such secondary obligor may be liable pursuant to the terms of the agreement embodying such Contingent Obligation unless such primary obligation and the maximum amount for which such secondary obligor may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such secondary obligor's maximum reasonably anticipated liability in respect thereof as determined by such secondary obligor in good faith.

          "Continuing Directors": the directors of the Parent on the Effective Date and each other director, if such director's nomination for election to the Board of Directors of the Parent is recommended by a majority of the then Continuing Directors.

          "Conversion Date": the date on which (i) a Core Currency Advance is converted to an ABR Advance, (ii) the date on which an ABR Advance is converted to a Core Currency Advance, or (iii) the date on which a Core Currency Advance is converted to a new Core Currency Advance.

          "Core Currencies": Dollars, Euros, Japanese Yen and Pounds Sterling (each, a "Core Currency"), and such other currencies as shall be requested by the Parent to be a Core Currency hereunder subject to the approval of all of the Lenders in their sole and absolute discretion, and each lawful currency successor thereto, in each case constituting freely transferable lawful money of the country of issuance and in the case of each such currency (other than Dollars) is readily transferable and convertible into Dollars in the London interbank market.

          "Core Currency Advances": collectively, the Revolving Loans (or any portions thereof) at such time as they (or such portions) are maintained and/or being maintained in a Core Currency at a rate of interest based upon a Core Currency Rate; each a "Core Currency Advance".

          "Core Currency Bid Loans": Bid Loans denominated in a Core Currency.

          "Core Currency Commitment": with respect to each Lender, the amount set forth opposite such Lender's name in Exhibit A-1 directly below the column entitled "Core Currency Commitment", as the same may be (x) adjusted pursuant to
Section 2.7 or (y) adjusted as a result of assignments to or from such Lender pursuant to Section 11.6.

          "Core Currency Commitment Percentage": as to any Lender, the percentage set forth opposite the name of such Lender in Exhibit A-1 under the heading "Core Currency Commitment Percentage", as such percentage may be (x) adjusted pursuant to Section 2.7 or (y) adjusted as a result of assignments to or from such Lender of its Core Currency Commitment pursuant to Section 11.6.

          "Core Currency Rate": as defined in the Interest Pricing Schedule.

          "Credit Exposure":  with respect to any Lender at any time, the sum of
(i) the outstanding principal balance of all Loans (other than Swing Line Loans) then outstanding from such Lender (determined on the basis of the Dollar Equivalent for each outstanding Alternate Currency Loan), plus (ii) the SL/LC Credit Exposure of such Lender at such time.

          "Credit Parties": collectively, the Administrative Agent, the Issuing Bank, the Swing Line Lender and the Lenders, each, a "Credit Party".


          "Currency": any Core Currency or Non-Core Currency.

          "Default": any of the events specified in Article 9, whether or not any requirement for the giving of notice, the lapse of time, or any other condition, has been satisfied.

          "Disposition": with respect to any Person, any sale, assignment, transfer or other disposition by such Person, by any means, of

               (a) the Stock of, or other equity interests of, any other Person,

               (b) any business, operating entity, division or segment thereof, or

               (c) any other Property of such Person, other than sales of inventory (other than in connection with bulk transfers).

          "Dollar Equivalent": with respect to any Alternate Currency, on any date of determination thereof, the amount of Dollars which could be purchased with the amount of such Alternate Currency involved in such computation at the spot rate at which such Alternate Currency may be exchanged into Dollars as set forth on such date on (i) the applicable Reuters pages, or (ii), if such rate is not set forth on such Reuters pages, on the applicable Telerate Service pages, or (iii) if such rate does not appear on such Reuters or Telerate Service pages, at the spot exchange rate therefor as determined by the Administrative Agent, in each case as of 11:00 A.M. (London time or such other local time as the Administrative Agent shall deem appropriate) on such date of determination thereof.

          "Dollar Reimbursement Amount": as defined in Section 2.10(e).

          "Dollars": and "$": freely transferable lawful money of the United States.

          "Domestic Borrowers": the Parent, Tiffany, Tiffany International and each other Borrower which is organized under the laws of the United States or any State thereof and which has its principal place of business in the United States; each a "Domestic Borrower".

          "EBIT": for any period, the net income of the Parent and its Subsidiaries on a Consolidated basis for such period plus each of the following with respect to the Parent and its Subsidiaries on a Consolidated basis to the extent utilized in determining such net income: (a) Interest Expense and (b) provision for taxes.

          "Effective  Date":  the  date on which  the  conditions  specified  in
Article 5 are satisfied (or waived in accordance with Section 11.1).

          "EMU": Economic and Monetary Union as contemplated in the Treaty on European Union.

          "EMU Legislation": legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

          "Environmental Laws": all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "Environmental Liability": as to any Person, any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of such Person directly or indirectly resulting from or based upon (i) violation of any Environmental Law,
(ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) exposure to any Hazardous Materials,
(iv) the release or threatened release of any Hazardous Materials into the environment or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974.

          "ERISA Affiliate": any trade or business (whether or not incorporated) that, together with any Borrower or any of their respective Subsidiaries, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA Event": (i) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (ii) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in
Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iii) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) the incurrence by any Borrower or any of their respective Subsidiaries or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (v) the receipt by any Borrower or any of their respective Subsidiaries or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) the incurrence by any Borrower or any of their respective Subsidiaries or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (vii) the receipt by any Borrower or any of their respective Subsidiaries or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any of their respective Subsidiaries or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Euro": the single currency of the European Union as constituted by the Treaty on European Union and as referred to in EMU Legislation.

          "Event of Default": any of the events specified in Article 9, provided that any requirement for the giving of notice, the lapse of time, or any other condition has been satisfied.

          "Excess Tax": as defined in Section 3.6(g).

          "Existing Credit Agreement": the Credit Agreement, dated as of June 26, 1995, by and among Tiffany & Co., Tiffany and Company, Tiffany & Co. International, the Subsidiary Borrowers party thereto, the Lenders party thereto and The Bank of New York, as Issuing Bank, as Swing Line Lender, as Arranging Agent and as Administrative Agent, as amended.

          "Existing  Letter  of  Credit":  any  Letter  of  Credit  set forth in
Schedule 4.17, but not any renewal or extension thereof.

          "Expiration Date": the Business Day immediately preceding the Maturity Date.

          "Facility Fee": as defined in Section 3.3(a).

          "Federal Funds Rate": for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%), equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the three rates quoted by federal funds brokers to BNY on such day on such transactions received by BNY as determined by BNY and reported to the Administrative Agent.

          "Financial Officer": the chief financial officer, the treasurer or the assistant treasurer of the Parent or such other officer thereof as shall be reasonably satisfactory to the Administrative Agent.

          "Financial Statements": as defined in Section 4.14.

          "Fixed Charge Coverage Ratio": as of any date, the ratio of (a) (i) EBIT in respect of the period comprised of the four consecutive fiscal quarters ended immediately prior to such date in respect of which financial statements have been delivered pursuant to Sections 7.7(a), 7.7(c) or 7.7(d) plus (ii) Rent Expense for such period to (b) (i) Rent Expense for such period plus (ii) Interest Expense for such period.

          "Fixed Rate Loan": a Core Currency Advance, a Swing Line Negotiated Rate Advance, an Individual Currency Loan or a Bid Loan.

          "Foreign Pension Plan": any plan, fund (including any superannuation fund) or other similar program established or maintained outside of the United States by the Parent or any one or more of its Subsidiaries primarily for the benefit of employees of the Parent or such Subsidiaries residing outside of the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "Funded  Current   Liability   Percentage":   as  defined  in  Section
401(a)(29) of the Code.

          "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination. If at any time after the Effective Date any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Required Lenders, the Parent or the appropriate Borrowers shall so request, the Administrative Agent, the Lenders, the Parent and such Borrowers shall negotiate in good faith to amend such ratio or requirement to reflect such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Parent and such Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under the Loan Documents or as reasonably requested thereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

          "Governmental Authority": any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority, instrumentality or other political subdivision thereof, any central bank, or any court or arbitrator.

          "Guarantors": collectively, the Parent, Tiffany International, Tiffany Japan and each other Borrower organized under the laws of the United States or any State thereof; each a "Guarantor".

          "Guaranty": as defined in Section 5.2.

          "Hazardous Materials": all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Indebtedness": as to any Person, at a particular time, all items of such Person which constitute, without duplication, (a) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables and accrued expenses incurred in the ordinary course of business), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) obligations with respect to any conditional sale or other title retention agreement, (d) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts, (e) liabilities secured by any Lien on any Property owned by such Person even though such Person shall not have assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like nonconsensual Liens arising in the ordinary course of business), (f) that portion of any obligation of such Person, as lessee, which in accordance with GAAP is required to be capitalized on the balance sheet of such Person, and (g) Contingent Obligations of such Person of Indebtedness of others.

          "Indemnified Tax": as to any Person, any Tax, except (i) a Tax on Income imposed on such Person and (ii) any interest, fees or penalties for late payment imposed on such Person, in each case under clauses (i) and (ii) to the extent not attributable to the failure of the Parent or any of its Subsidiaries to obtain any necessary approvals or consents of, or file or cause to be filed any reports, applications, documents, instruments or information required to be filed pursuant to any applicable law, rule, regulation or request of, any Governmental Authority.

          "Indemnified Tax Person": the Administrative Agent, the Swing Line Lender, the Issuing Bank, or any Lender.

          "Indemnitee": as defined in Section 11.3(b).

          "Individual Currency Commitment": with respect to each Lender and any Non-Core Currency, the amount set forth opposite such Lender's name in Exhibit A-2 directly below the column entitled "Individual Currency Commitment" in respect of such Non-Core Currency (determined on the basis of the Dollar Equivalent for such Non-Core Currency), as the same may be (x) adjusted pursuant to Section 2.7 or (y) adjusted as a result of assignments to or from such Lender pursuant to Section 11.6.

          "Individual Currency Loan" and "Individual Currency Loans": as defined in Section 2.1(d).

          "Individual  Currency  Rate":  as  defined  in  the  Interest  Pricing
Schedule.


          "Intellectual Property": all trademarks, service marks, patents, and trade names.

          "Intercompany Acquisition": an Acquisition by the Parent from any of its Subsidiaries or an Acquisition by any Subsidiary of the Parent from any other Subsidiary of the Parent.

          "Intercompany Debt": (i) Indebtedness of the Parent to one or more of the Subsidiaries of the Parent and (ii) demand Indebtedness of one or more of the Subsidiaries of the Parent to the Parent or any one or more of the other Subsidiaries of the Parent.

          "Intercompany Disposition": a Disposition by the Parent or any of its Subsidiaries to the Parent or any of its other Subsidiaries, provided that such Disposition does not materially and adversely affect the interests of the Lenders under the Loan Documents.

          "Intercompany Lien": A Lien granted by the Parent or any of its Subsidiaries to the Parent or any of its other Subsidiaries, provided that such Lien does not materially and adversely affect the interests of the Lenders under the Loan Documents.

          "Interest Expense": for any period, the interest expense of the Parent and its Subsidiaries on a Consolidated basis in respect of such period.

          "Interest Period": as defined in the Interest Pricing Schedule.

          "Interest Pricing Schedule": the Schedule to this Agreement entitled "Interest Pricing Schedule".

          "Interest Rate Protection Arrangement": any interest rate swap, cap or collar arrangement or any other derivative product, in each case designed to reduce exposure to interest rate fluctuations.

          "Investments": as defined in Section 8.7.

          "Invitation to Bid": an invitation to make Bids in the form of Exhibit G.

          "Issuing Bank": BNY, in its capacity as issuer of Letters of Credit.

          "Judgment Currency": as defined in Section 11.13.

          "Judgment Currency Conversion Date": as defined in Section 11.13.

          "LC Disbursement": a payment made by the Issuing Bank pursuant to a Letter of Credit.

          "LC Exposure": at any time, the sum, without duplication, of (i) the aggregate undrawn amount (determined on the basis of the Dollar Equivalent for each outstanding Letter of Credit denominated in an Alternate Currency) of all outstanding Letters of Credit at such time plus (ii) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Parent or the applicable Letter of Credit Applicant at such time (after giving effect to any Loans made on such date to pay any such LC Disbursements and determined on the basis of the Dollar Equivalent for each such LC Disbursement in respect of an outstanding Letter of Credit denominated in an Alternate Currency).

          "Lender": each financial institution listed on Exhibit A-1, as well as any Person which becomes a "Lender" hereunder pursuant to Sections 11.6 or 2.7(c); it being understood and agreed, however, that for purposes of making certain Alternate Currency Loans and issuing or participating in certain Letters of Credit under this Agreement, certain of the Lenders have specifically designated on their Administrative Questionnaires certain of their branches, subsidiaries or affiliates that will be responsible for making such Alternate Currency Loans and issuing or participating in such Letters of Credit, or may make such a designation in an Assignment and Acceptance Agreement entered into by any such Lender.

          "Letter of Credit": any Existing Letter of Credit and any New Letter of Credit.

          "Letter of Credit Applicant": with respect to a Letter of Credit issued or to be issued in any Currency, a Permitted Borrower with respect to such Currency.

          "Letter of Credit Commitment": (i) the commitment of the Issuing Bank to issue Letters of Credit, provided that the LC Exposure shall not exceed $25,000,000 (determined on the basis of the Dollar Equivalent for each outstanding Letter of Credit denominated in an Alternate Currency), and (ii) the commitment of the Lenders in respect of the LC Exposure as set forth in Section 2.10(d).

          "Letter of Credit Fees": as defined in Section 3.3(b).

          "Letter of Credit Request": a request in the form of Exhibit K.

          "Leverage Ratio": as of any date, the ratio of (a) Total Debt on such date to (b) Consolidated Capitalization as of such date.

          "Lien": any mortgage, pledge, assignment, lien, charge, encumbrance or security interest of any kind, or theinterest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

          "Loan": each Revolving Loan, each Individual Currency Loan, each Bid Loan and each Swing Line Loan.

          "Loan Documents": this Agreement and the Guaranty.

          "Loan Party": with respect to any Loan Document, any Person (other than the Administrative Agent, the Issuing Bank, the Swing Line Lender or any Lender) which, in accordance with the terms of such Loan Document, is or is to be a party thereto.

          "Mandatory Borrowing": as defined in Section 2.1(c).

          "Margin Stock": any "margin stock", as said term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

          "Material Adverse": with respect to any change or effect, a material adverse change in, or effect on, as the case may be, (i) the financial condition, operations, business, prospects or Property of the Parent and its Subsidiaries taken as a whole, (ii) the ability of the Parent or any Borrower to perform its obligations under any Loan Document, or (iii) the ability of the Administrative Agent, the Issuing Bank, the Swing Line Lender or any Lender to enforce any Loan Document.

          "Maturity Date": November 5, 2006, or such earlier date on which the Loans shall become due and payable, whether by acceleration or otherwise.

          "Maximum Offer": as defined in Section 2.9(b).

          "Maximum Request": as defined in Section 2.9(a).

          "Moody's": Moody's Investors Service, Inc. or any successor thereto.

          "Multiemployer Plan": a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "National Currency Unit": the unit of currency (other than the Euro) of a Participating Member State.

          "New Letter of Credit": any letter of credit issued pursuant to this Agreement and any successive renewals or extensions thereof.

          "Non-Core Currencies": Australian Dollars, Hong Kong Dollars, Euros (France), Euros (Italy), Korean Won, Mexican Pesos, New Taiwan Dollars,
Singapore Dollars, Swiss Francs and each other additional currency added pursuant to Section 2.7(c) or (d), and each lawful currency successor thereto, in each case constituting freely transferable lawful money of the country of issuance and in the case of each such currency is readily transferable and convertible into Dollars in the London interbank market; each a "Non-Core Currency".

          "Non-Core Currency Bid Loans": Bid Loans denominated in a Non-Core Currency.

          "Notice of Borrowing": a request for Loans in the form of Exhibit C signed by the Parent and the applicable Borrower.

          "Notice of Conversion":  a notice substantially in the form of Exhibit
E.

          "Obligation Currency": as defined in Section 11.13.

          "Other Hedging Arrangement": any foreign exchange contract, currency swap arrangement, commodity arrangement or any other similar arrangement, in each case designed to protect against fluctuations of currency values.

          "Participant": as defined in Section 11.6(e).

          "Participating Member State": any member state of the EMU which has the Euro as its lawful currency.

          "PBGC": the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "Permitted Borrower":

                    (a)  With  respect  to  any  Loan  in  the  following   Core
Currencies:

                         (i) in the case of Dollars: the Parent, Tiffany or Tiffany International,

                         (ii)  in  the  case  of  Euros:   Tiffany   or  Tiffany
                         International,

                         (iii) in the case of Japanese Yen: Tiffany, Tiffany International or Tiffany Japan, and

                         (iv) in the case of Pounds Sterling: Tiffany, Tiffany International or Tiffany & Co., a United Kingdom corporation and a wholly-owned Subsidiary of the Parent.

                    (b)  With  respect  to any  Loan in the  following  Non-Core
Currencies:

                         (i) in the case of Australian Dollars: Tiffany or Tiffany International,

                         (ii) in the case of Euros (France): Tiffany, Tiffany International or Societe Francaise Pour Le Development De La Porcelaine D'Art (S.A.R.L.),

                         (iii) in the case of Euros (Italy): Tiffany, Tiffany International or Tiffany & Co. Italia S.p.A.,

                         (iv) in the case of Hong Kong Dollars: Tiffany, Tiffany International, Tiffany & Co. of New York Limited or Sindat Limited,

                         (v) in the case of Korean Won: Tiffany, Tiffany International or Tiffany Korea Ltd.,

                         (vi) in the case of Mexican Pesos: Tiffany, Tiffany International or Tiffany & Co. Mexico, S.A. de C.V.,

                         (vii) in the case of New Taiwan Dollars: Tiffany or Tiffany International,

                         (viii) in the case of Singapore Dollars: Tiffany, Tiffany International or Tiffany & Co. PTE. Ltd., and

                         (ix) in the case of Swiss Francs: Tiffany, Tiffany International or Tiffany & Co. Watch Center AG.

                    (c) With respect to any new Non-Core Currency added pursuant to Section 2.7(c) or (d), each applicable Borrower specified by the Parent as a "Permitted Borrower" for such Non-Core Currency pursuant to Section 2.7(c) or
(d).

                    (d) With respect to any Currency, each additional wholly-owned Subsidiary of the Parent designated as a "Borrower" and a "Permitted Borrower" for such Currency in a Borrower Addendum delivered pursuant to Section 2.11.

          "Person": any individual, firm, partnership, joint venture, corporation, association, business enterprise, limited liability company, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual capacity, and for the purpose of the definition of "ERISA Affiliate", a trade or business.

          "Plan":  any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower, any of their respective Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Portion": as defined in Section 2.9(b).

          "Pounds Sterling": freely transferable lawful money of the United Kingdom.

          "Property": in respect of any Person, all types of real, personal, tangible, intangible or mixed property and all types of tangible or intangible property owned or leased by such Person.

          "Proportionate Share": as to any Subsidiary that is a Borrower (other than Tiffany and Tiffany International) (a) if such cost, expense or other amount is directly attributable to the Loans made to such Borrower or any action taken or omitted to be taken by such Borrower, 100% of such amount and (b) if such cost, expense or other amount is not directly attributable to one or more specific Borrowers, such amount multiplied by (i) if Loans are outstanding, the percentage equivalent of a fraction the numerator of which is the principal amount of Loans outstanding to such Subsidiary and the denominator of which is the aggregate amount of Loans outstanding to all Borrowers and (ii) if no Loans are outstanding, the percentage equivalent of a fraction the numerator of which is one and the denominator of which is the number of Borrowers.

          "Proposed Lender": as defined in Section 2.7(c).

          Reference Lender": BNY.

          "Register": as defined in Section 11.6(c).

          "Regulation D": Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Rent Expense": for any period, the rent expense of the Parent and its Subsidiaries under all operating leases on a Consolidated basis in respect of such period.

          "Replaced Lender": as defined in Section 3.8.

          "Replacement Lender": as defined in Section 3.8.

          "Required Lenders": (i) at any time when no Loans are outstanding, Lenders having Core Currency Commitments (or, if no Core Currency Commitments then exist, Lenders having Core Currency Commitments on the last day on which Core Currency Commitments did exist) and Individual Currency Commitments (or, if no Individual Currency Commitments then exist, Lenders having Individual Currency Commitments on the last day on which Individual Currency Commitments did exist) equal to at least 51% of the Aggregate Commitments, and (ii) at any time when Loans are outstanding, (x) if the Core Currency Commitments then exist, Lenders having Core Currency Commitments (and if the Core Currency Commitments have been terminated or otherwise no longer exist, Lenders having outstanding Revolving Loans and SL/LC Exposure), and (y) if the Individual Currency Commitments then exist, Lenders having

Individual Currency Commitments (and if the Individual Currency Commitments have been terminated or otherwise no longer exist, Lenders having outstanding Individual Currency Loans) equal to at least 51% of the sum of (A) the Aggregate Core Currency Commitments or outstanding Revolving Loans and SL/LC Exposure, as applicable, and (B) the Individual Currency Commitments or outstanding Individual Currency Loans, as applicable, and (z) if the Core Currency Commitments and the Individual Currency Commitments have been terminated or otherwise no longer exist, Lenders having Credit Exposures equal to at least 51% of the Aggregate Credit Exposure.

          "Related Parties": with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Required Payment": as defined in Section 3.6(a).

          "Responsible Officer": the president, the chief financial officer, the treasurer or the assistant treasurer of the Parent, Tiffany or Tiffany International. "Restricted Payment": with respect to any Person, any of the following, whether direct or indirect: (a) the declaration or payment by such Person of any dividend or distribution on any class of Stock of such Person, other than a dividend payable solely in shares of that class of Stock to the holders of such class, (b) the declaration or payment by such Person of any distribution on any other type or class of equity interest or equity investment in such Person, and (c) any redemption, retirement, purchase or acquisition of, or sinking fund or other similar payment in respect of, any class of Stock of, or other type or class of equity interest or equity investment in, such Person and (d) any payment of principal or interest or any purchase, redemption, retirement, acquisition or defeasance with respect to any Indebtedness of such Person which is subordinated to the payment of the obligations of the Loan Parties under the Loan Documents.

          "Revolving Loan" and "Revolving Loans": as defined in Section 2.1(a).

          "S&P":   Standard  &  Poor's  Ratings  Services,  a  division  of  The
McGraw-Hill Companies, or any successor thereto.

          "SEC": the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

          "SL/LC Credit Exposure": with respect to any Lender at any time, (i) the sum of (A) the outstanding principal balance of all Swing Line Loans (determined on the basis of the Dollar Equivalent for each Alternate Core Currency Swing Line Loan), plus (B) the LC Exposure, multiplied by (ii) the Core Currency Commitment Percentage of such Lender.

          "Stock":  any  and  all  shares,  rights,  interests,  participations,
warrants,   options,   rights  of  conversion  or  other  equivalents   (however
designated) of corporate stock.

          "Subsequent Euro Participant": any member state of the EMU that adopts the Euro as its lawful currency after the Effective Date.

          "Subsidiary": with respect to any Person at any time and from time to time, any corporation, association, partnership, limited liability company, joint venture or other business entity of which such Person and/or any Subsidiary of such Person, directly or indirectly at such time, either (a) in respect of a corporation, owns or controls more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (b) in respect of an association, partnership, limited liability company, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined. Except as the context may otherwise require, when used herein, the term "Subsidiary" shall mean a Subsidiary of the Parent.

          "Swing Line Commitment": an amount equal to $25,000,000, as the same may be reduced from time to time pursuant to Section 2.7.

          "Swing Line Commitment Period": the period from the Effective Date to, but excluding, the Swing Line Termination Date.

          "Swing Line Lender": BNY.

          "Swing  Line  Loan" and  "Swing  Line  Loans":  as  defined in Section
2.1(b).

          "Swing Line Negotiated Rate": with respect to any Swing Line Interest Period applicable to any Swing Line Negotiated Rate Advance, the rate of interest per annum agreed to by the Parent, the applicable Borrower, and the Swing Line Lender with respect thereto in accordance with Section 2.3(b).

          "Swing Line Negotiated Rate Advances": collectively, the Swing Line Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based on a Swing Line Negotiated Rate; each a "Swing Line Negotiated Rate Advance".

          "Swing Line Termination Date": the date which is 30 days prior to the Expiration Date.

          "Target  Operating Day": any day that is not (a) a Saturday or Sunday,
(b) Christmas Day or New Year's Day or (c) any other day on which the Trans-European Real-time Gross Settlement Operating System (or any successor settlement system) is not operating (as determined by the Administrative Agent).

          "Tax": any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by a Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

          "Tax on Income": as to any Person, a Tax imposed by one of the following jurisdictions or by any political subdivision or taxing authority thereof: (i) the United States, (ii) the jurisdiction in which such Person is organized, (iii) the jurisdiction in which such Person's principal office is located, or (iv) in the case of each Lender or Swing Line Lender, any jurisdiction in which such Person is deemed to be doing business; which Tax is an income tax or franchise tax imposed on all or part of the net income or net profits of such Person or which Tax represents interest, fees, or penalties for late payment of such an income tax or franchise tax.

          "Tiffany Japan": Tiffany & Co. Japan Inc., a Delaware corporation.

          "Total Debt": as of any date, all Indebtedness of the Parent and its Subsidiaries on a Consolidated basis on such date.

          "Total Facility Usage Percentage": as of any date, a fraction (expressed as a decimal) the numerator of which is the Aggregate Credit Exposure on such date, and the denominator of which is (i) the Aggregate Commitments on such date or (ii) if either or both of the Core Currency Commitments and/or the Individual Currency Commitments do not exist on such date, the sum of (a) if Core Currency Commitments exist on such date, the Aggregate Core Currency Commitments on such date (or, if no Core Currency Commitments exist on such date, the Aggregate Core Currency Commitments on the last day on which Core Currency Commitments did exist), and (b) if Individual Currency Commitments exist on such date, the Aggregate Individual Currency Commitments on such date (or, if no Individual Currency Commitments exist on such date, the Aggregate Individual Currency Commitments on the last day on which Individual Currency Commitments did exist).

          "Transactions": (i) the execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, (ii) the borrowing of the Loans and the issuance of the Letters of Credit and (iii) the use of the proceeds of the Loans.

          "Treaty on European Union": the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1,
1993), as amended from time to time.

          "United States": the United States of America (including the States thereof and the District of Columbia).

          "Utilization Fee": as defined in Section 3.3(c).

          "Withdrawal Liability": liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     Section 1.2 Principles of Construction

          (a) All capitalized terms defined in this Agreement shall have the meanings given such capitalized terms herein when used in the other Loan Documents or any certificate, opinion or other document made or delivered pursuant hereto or thereto, unless otherwise expressly provided therein.

          (b) As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. Unless otherwise expressly provided herein, the word "fiscal" when used herein shall refer to the relevant fiscal period of the Parent.

          (c) All references herein to a time of day shall mean the then applicable time in New York, New York, unless otherwise expressly provided herein.

          (d) Whenever in any Loan Document or in any certificate or other document made or delivered pursuant thereto, the terms thereof require that a Person sign or execute the same or refer to the same as having been so signed or executed, such terms shall mean that the same shall be, or was, duly signed or executed by (i) in respect of any Person that is a corporation, any duly authorized officer thereof, and (ii) in respect of any other Person (other than an individual), any analogous counterpart thereof. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (ii) any definition of or reference to any law shall be construed as referring to such law as from time to time amended and any successor thereto and the rules and regulations promulgated from time to time thereunder, (iii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iv) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE   2.    AMOUNT   AND   TERMS   OF   LOANS   AND    LETTERS   OF   CREDIT

     Section 2.1 Loans

          (a) Subject to the terms and conditions hereof, each Lender severally agrees during the Commitment Period to make revolving credit loans to one or more of the Permitted Borrowers in the respective applicable Core Currencies (each a "Revolving Loan" and, as the context may require, collectively with all other Revolving Loans of such Lender and with the Revolving Loans of all other Lenders, the "Revolving Loans"), provided that immediately after giving effect thereto: (i) the Aggregate Credit Exposure shall not exceed the Aggregate

Commitments, (ii) the Aggregate Core Currency Credit Exposure shall not exceed the Aggregate Core Currency Commitments, and (iii) with respect to each Lender,
(x) the aggregate principal amount of all Revolving Loans then outstanding from such Lender (determined on the basis of the Dollar Equivalent for each outstanding Alternate Core Currency Revolving Loan), plus (y) the SL/LC Credit Exposure of such Lender, shall not exceed such Lender's Core Currency Commitment. Subject to the terms and conditions hereof, Revolving Loans shall be Core Currency Advances or, at the option of the applicable Borrower, solely with respect to Revolving Loans in Dollars, ABR Advances. The Revolving Loans, together with all accrued and unpaid interest thereon, shall mature and be due and payable in the applicable Currency on the Maturity Date.

          (b) Subject to and upon the terms and conditions set forth herein, the Swing Line Lender in its individual capacity agrees during the Swing Line Commitment Period to make loans to one or more of the Permitted Borrowers in the respective applicable Core Currencies (each a "Swing Line Loan" and, collectively, the "Swing Line Loans"), provided that immediately after giving effect thereto: (i) the Aggregate Credit Exposure shall not exceed the Aggregate Commitments, (ii) the Aggregate Core Currency Credit Exposure shall not exceed the Aggregate Core Currency Commitments, and (iii) the aggregate outstanding principal amount of all Swing Line Loans (determined on the basis of the Dollar Equivalent for each outstanding Alternate Core Currency Swing Line Loan) shall not exceed the Swing Line Commitment. The Swing Line Lender shall not be obligated to make any Swing Line Loans at a time when any Lender (other than the Swing Line Lender) shall be in default of its obligations under this Agreement unless the Swing Line Lender has entered into arrangements satisfactory to it and the Parent to eliminate the Swing Line Lender's risk with respect to each defaulting Lender's participation in such Swing Line Loans. Subject to the terms and conditions hereof, Swing Line Loans, shall be Swing Line Negotiated Rate Advances or, at the option of the applicable Borrower, solely with respect to Swing Line Loans in Dollars, ABR Advances. Swing Line Loans shall mature and be due and payable on the earlier of, with respect to each Swing Line Negotiated Rate Advance and Swing Line Loan maintained as an ABR Advance, (x) the last day of the Interest Period applicable thereto and (y) the Maturity Date.

          (c) On any Business Day, the Swing Line Lender may, in its sole discretion, give notice to the Lenders and the Parent (on behalf of all applicable Borrowers) that its outstanding Swing Line Loans shall be funded with a borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 9(g) or (h)), in which case one or more borrowings of Revolving Loans constituting ABR Advances (or, subject to Section 3.9, constituting one or more Core Currency Advances specified by the Parent in accordance with Section 2.3(a) with a one month Interest Period (or such other Interest Period specified by the Parent in accordance with Section 2.3(a)) in the applicable Currency, as the case may be (each such borrowing a "Mandatory Borrowing"), shall be made on the fifth Business Day immediately succeeding such notice by each Lender pro rata based on its Core Currency Commitment Percentage immediately prior thereto, and the proceeds thereof shall be applied directly to the Swing Line Lender to repay the Swing Line Lender for such outstanding Swing Line Loans. Each Lender hereby irrevocably agrees to make Revolving Loans in the applicable Currency pursuant to each Mandatory

Borrowing in respect of any Swing Line Loan in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swing Line Lender notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for Loans otherwise required hereunder,
(ii)  whether any  conditions  specified  in Article 5 or 6 are then  satisfied,
(iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing, (v) the aggregate principal amount of all Loans then outstanding, and (vi) the Aggregate Commitments, the Aggregate Core Currency Commitments or the Aggregate Core Currency Credit Exposure at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of any proceeding referred to in Section 9(g) or (h)), then each Lender agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Parent or the applicable Borrower on or after such date and prior to such purchase) from the Swing Line Lender such assignments in each outstanding Swing Line Loan as shall be necessary to cause the Lenders to share in each such Swing Line Loan ratably based upon their respective Core Currency Commitment Percentages at such time, provided that all interest payable on each such Swing Line Loan shall be for the account of the Swing Line Lender until the date as of which the respective assignment therein is purchased and, to the extent attributable to the purchased assignment, shall be payable to the relevant Lender from and after such date. Each Lender agrees promptly to indemnify the Swing Line Lender for any costs or expenses the Swing Line Lender may incur as a result of the failure of such Lender to fulfill its obligations under this Section 2.1(c).

          (d) Subject to the terms and conditions hereof, each Lender in its individual capacity agrees to make at any time and from time to time during the Commitment Period a loan or loans under one or more of its Individual Currency Commitments to one or more of the Permitted Borrowers in the respective applicable Non-Core Currencies (each an "Individual Currency Loan" and, as the context may require, collectively with all other Individual Currency Loans of such Lender and, as the context may require, with the Individual Currency Loans of all other Lenders, the "Individual Currency Loans"), provided that immediately after giving effect thereto: (i) the Aggregate Credit Exposure shall not exceed the Aggregate Commitments, (ii) the Aggregate Individual Currency Credit Exposure shall not exceed the Aggregate Individual Currency Commitments, and (iii) with respect to any Lender, the aggregate principal amount of the Individual Currency Loans of such Lender denominated in an applicable Non-Core Currency shall not exceed such Lender's Individual Currency Commitment in such applicable Non-Core Currency. Each Individual Currency Loan shall be due and payable on the earlier of (x) the last day of the Interest Period applicable thereto and (y) the Maturity Date.

     Section 2.2 Minimum Amount of Each Borrowing

          (a) The aggregate principal amount of each borrowing of Revolving Loans shall not (x) in the case of Revolving Loans constituting ABR Advances, be less than $500,000 or such amount and a whole multiple of $100,000 in excess thereof, and (y) in the case of Core Currency Advances, be less than $500,000 or such amount and a whole multiple of $100,000 in excess thereof (or an amount in the applicable Alternate Currency having a Dollar Equivalent of approximately $500,000 or such amount plus a whole multiple of approximately $100,000 in excess thereof in the case of a borrowing of Alternate Core Currency Revolving Loans), provided that Mandatory Borrowings shall be made in the amounts required by Section 2.1(c).

          (b) The aggregate principal amount of each borrowing of Swing Line Loans shall not be less than $100,000 or such amount plus a multiple of $50,000 in excess thereof (or an amount in the applicable Alternate Currency having a Dollar Equivalent of approximately $100,000 or such amount plus a whole multiple of approximately $50,000 in excess thereof in the case of a borrowing of Alternate Core Currency Swing Line Loans).

          (c) The aggregate principal amount of each borrowing of Individual Currency Loans shall not be less than an amount in the applicable Alternate Currency having a Dollar Equivalent of approximately $100,000 or such amount plus a whole multiple of approximately $50,000 in excess thereof.

          (d) At no time shall the aggregate outstanding number (whether as a result of borrowings or conversions), of (i) all Core Currency Advances exceed 15 and (ii) all Individual Currency Loans exceed 18.

          (e) The aggregate number of all Bid Requests shall not exceed 12 (or such other number as the Parent and the Administrative Agent shall agree from time to time) in any fiscal quarter.

     Section 2.3 Notice of Borrowing

          (a) Whenever a Borrower desires to borrow Revolving Loans hereunder (excluding Mandatory Borrowings), the Parent and such Borrower shall give the Administrative Agent at its office set forth in Section 11.2 prior written notice (or telephonic notice promptly confirmed in writing) (i) no later than 10:30 A.M. on the date of each ABR Advance and (ii) no later than 11:00 A.M. at least three Business Days prior to the date of each Core Currency Advance, in each case to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 10:30 A.M. on such day in the case of clause (i) above and 11:00 A.M. on such day in the case of clause
(ii) above. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing") shall be irrevocable and shall be given by the Parent and the applicable Borrower in the form of Exhibit C, appropriately completed to specify (A) the name of such applicable Borrower, (B) the date of such borrowing (which shall be a Business Day), (C) the applicable Currency for such Revolving Loans, (D) the aggregate principal amount of the Revolving Loans to be made (stated in the applicable Currency), (E) in the case of Revolving Loans in Dollars, whether the Revolving Loans being made are to be initially maintained as ABR Advances or Core Currency Advances and (F) in the case of Core Currency Advances, the initial Interest Period applicable thereto. The Administrative Agent shall promptly give each Lender notice of such proposed borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b) (i) Whenever a Borrower desires to borrow Swing Line Loans hereunder, the Parent and such Borrower shall give the Swing Line Lender a Notice of Borrowing (or telephonic notice promptly confirmed by delivery of a Notice of Borrowing) at its office set forth in Section 11.2 no later than (x) 1:00 P.M. on the requested Borrowing Date in respect of a Swing Line Loan in Dollars, (y) 10:30 A.M. at least one Business Day prior to the requested Borrowing Date in respect of an Alternate Core Currency Swing Line Loan in Pounds Sterling and (z) 10:30 A.M. at least two Business Days prior to the requested Borrowing Date in respect of any other Alternate Core Currency Swing Line Loan, provided, that any such notice shall be deemed to have been given on a certain day only if given before 1:00 P.M. on such day in the case of clause
(x) above or 10:30 A.M. on such day in the case of clause (y) or (z) above. Each such notice shall be irrevocable and specify in each case (A) the name of such Borrower, (B) the date of such borrowing (which shall be a Business Day) (C) the applicable Currency for such Swing Line Loans, (D) the aggregate principal amount of such Swing Line Loans (stated in the applicable Currency) and (E) the requested amount and the requested Interest Period and maturity date with respect to each Swing Line Negotiated Rate Advance and Swing Line Loan made as an ABR Advance. Upon receipt from the Parent and the applicable Borrower of a Notice of Borrowing which requests one or more Swing Line Negotiated Rate Advances, the Swing Line Lender shall, following discussion with the Parent regarding the proposed Swing Line Negotiated Rate for such Swing Line Negotiated Rate Advance, confirm in writing to the Parent the applicable Swing Line Negotiated Rate by (x) 4:00 P.M. on the requested Borrowing Date in the case of a Swing Line Negotiated Rate Advance in Dollars, (y) 12:00 Noon one Business Day prior to the requested Borrowing Date in the case of a Swing Line Negotiated Rate Advance in Pounds Sterling and (z) 12:00 Noon two Business Days prior to the requested Borrowing Date in the case of a Swing Line Negotiated Rate Advance in a Core Currency (other than Dollars and Pounds Sterling).

               (ii) Mandatory Borrowings shall be made upon the notice specified in Section 2.1(c), with each applicable Borrower irrevocably agreeing, by its borrowing of any Swing Line Loan, to the making of the Mandatory Borrowings as set forth in Section 2.1(c).

          (c) Whenever a Borrower desires to borrow Individual Currency Loans hereunder, the Parent and such Borrower shall give the Administrative Agent at its office set forth in Section 11.2 a Notice of Borrowing (or telephonic notice promptly confirmed by delivery of a Notice of Borrowing) no later than 11:00 A.M. at least three Business Days' prior to the requested Borrowing Date in respect of such Individual Currency Loans, provided that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. on such day. Such Notice of Borrowing shall become effective upon receipt by such Lender of such written confirmation from the Administrative Agent. Each such Notice of Borrowing shall be irrevocable and shall specify (A) the name of the applicable Borrower, (B) the date of such borrowing (which shall be a Business
Day), (C) the applicable Currency for such Individual Currency Loans, (D) the aggregate principal amount of such Individual Currency Loans (stated in the applicable Currency), and (E) the Interest Period to be applicable thereto. The Administrative Agent shall promptly give each applicable Lender notice of such proposed borrowing at its Applicable Lending Office, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (d) Without in any way limiting the obligation of any Borrower to confirm in writing any telephonic notice of any incurrence of Loans, the Administrative Agent or the Swing Line Lender (in the case of any borrowing of Swing Line Loans), as the case may be, may act without liability upon the basis of telephonic notice of such borrowing, believed by the Administrative Agent or the Swing Line Lender, as the case may be, in good faith to be from such Borrower prior to receipt of written confirmation.

     Section 2.4 Disbursement of Funds

          (a) Revolving Loans and Swing Line Loans. No later than 12:00 Noon (local time in the city in which the proceeds of the applicable Revolving Loans or Swing Line Loan (other than Bid Loans and Individual Currency Loans) are to be made available in accordance with the terms hereof) on the date specified in each Notice of Borrowing (or no later than 5:00 P.M. (New York City time) on the date specified for the borrowing of each such Swing Line Loan and Revolving Loan in Dollars), each Lender will make available its pro rata portion of the Loans requested to be made on such date (or in the case of Swing Line Loans, the Swing Line Lender shall make available the full amount thereof), in the applicable Currency. All such Loans shall be made available in immediately available funds at the Applicable Payment Office of the Administrative Agent, and the Administrative Agent will make available to the applicable Borrower at such Applicable Payment Office, in the applicable Currency, and in immediately available funds, the aggregate of the amounts so made available by the Lenders prior to 2:30 P.M. (local time in the city in which the proceeds of such Loans are to be made available in accordance with the terms hereof) on such day (or 5:00 P.M. (New York City time) on such day for Swing Line Loans and Revolving Loans in Dollars), in each case to the extent of funds actually received by the Administrative Agent.

          (b) Bid Loans. No later than 12:00 Noon (local time in the city in which the proceeds of the applicable Bid Loans are to be made available in accordance with the terms hereof) on the relevant Borrowing Date, each Lender whose Bid was accepted by the applicable Borrower shall make available the proceeds of such Lender's Bid Loan(s) (i) in the case of Bid Loans in Dollars, to the Administrative Agent at its Applicable Payment Office and (ii) in the case of Alternate Currency Bid Loans, directly to such applicable Borrower at such Lender's Applicable Payment Office, in each case in immediately available funds in the applicable Currency. All amounts made available to the Administrative Agent on the applicable Borrowing Date pursuant to the preceding sentence will then be made available on such date to the applicable Borrower by the Administrative Agent at the Applicable Payment Office of the Administrative Agent to the extent of funds actually received by the Administrative Agent no later than 2:30 P.M. (local time in the city in which the proceeds of such loans are to be made available in accordance with the terms hereof).

          (c) Individual Currency Loans. No later than 12:00 Noon (local time in the city in which the proceeds of the applicable Individual Currency Loans are to be made available in accordance with the terms hereof) on the relevant Borrowing Date for each such Individual Currency Loan, each Lender having an Individual Currency Commitment in the Currency in which such Individual Currency Loans are to be made shall make available its pro rata portion of the aggregate amount (pro rata among such Lenders in accordance with each such Lender's Individual Currency Commitment in such Currency) of such Individual Currency Loans requested to be made on such Borrowing Date directly to the applicable Borrower at such Lender's Applicable Payment Office, in each case in immediately available funds in the applicable Currency.

          (d) Failure to Fund. Unless the Administrative Agent shall have been notified by a Lender prior to the making of any Loans that such Lender does not intend to make available to the Administrative Agent either (x) such Lender's portion of the Loans (other than Bid Loans and Individual Currency Loans) to be made on such date or (y) such Lender's Bid Loan which is to be made available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with all costs and expenses incurred by the Administrative Agent in connection therewith. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the applicable Borrower. The Administrative Agent shall be entitled to recover on demand from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such applicable Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the Federal Funds Rate in effect (or in the case of Alternate Currency Loans, at a rate equal to the all-in cost of funds of the Administrative Agent for the applicable Currency) on each such day as determined by the Administrative Agent. If such corresponding amount is not made available by such Lender to the Administrative Agent within one Business Day after such Borrowing Date, the Administrative Agent shall also be entitled to receive from the applicable Borrower such amount, together with (x) in the case of a Loan (other than a Bid Loan), the interest rate applicable to such Loan as determined pursuant to Section 3.1, or (y) in the case of a Bid Loan, the interest rate applicable to such Bid Loan. Nothing in this Section shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the applicable Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

          (e) Borrower Accounts. Each Loan made to a Borrower shall be made to its applicable payment account specified on Exhibit Q or such other account which it may from time to time specify by written notice to the Administrative Agent and the applicable Lenders.

     Section 2.5 Payments

          (a) Loans and Fees. Except as otherwise specifically provided herein, each payment, including each prepayment, of principal and interest on the Revolving Loans, the Bid

Loans in Dollars, the Facility Fee, the Utilization Fee and the Letter of Credit Fees shall be made by the Parent or the applicable Borrowers, as applicable, to the Administrative Agent at its Applicable Payment Office in funds immediately available to the Administrative Agent at such office by 12:00 Noon (local time in the city in which such Applicable Payment Office is located) on the due date for such payment, and each payment, including each prepayment, of principal and interest on the Alternate Currency Bid Loans and the Individual Currency Loans shall be made directly by the applicable Borrower to the applicable Lender at the Applicable Payment Office of such Lender in funds immediately available to such Lender at such office by 12:00 Noon (local time in the city in which such Lender's Applicable Payment Office is located). Promptly upon receipt by the Administrative Agent of payments made to it pursuant to this Section 2.5(a), the Administrative Agent shall remit such payment in like funds as received to: (x) the Lenders (i) in the case of the Facility Fee and the Utilization Fee, pro rata according to the Aggregate Commitment Percentage of each Lender, and (ii) in the case of the Letter of Credit Fees, pro rata according to the average daily Core Currency Commitment Percentage of each Lender, in each case for the period in respect of which such payment was made, (y) except as provided in clause (z) below, the Lenders, pro rata according to the aggregate outstanding principal balance of the Revolving Loans or the applicable Bid Loans, as the case may be, of each Lender, in the case of principal and interest thereon, and
(z) the applicable Lender in the case of a prepayment required as a result of a reallocation pursuant to Section 2.7(d). The Parent and each Lender shall promptly notify the Administrative Agent of the date and amount of each direct payment made by a Borrower to such Lender in respect of each Alternate Currency Bid Loan and each Individual Currency Loan pursuant to this Section 2.5(a).

          (b) Swing Line Loans. Each payment, including each prepayment, of principal and interest on the Swing Line Loans shall be made by the applicable Borrower to the Administrative Agent at its Applicable Payment Office in funds immediately available to the Administrative Agent at such office by 12:00 Noon (local time in the city in which such Applicable Payment Office is located) on the due date for such payment and, promptly upon receipt thereof by the Administrative Agent, shall be remitted by the Administrative Agent in like funds as received, to the Swing Line Lender.

          (c) Late Payments. The failure of the Parent or any of the Borrowers to make any such payment by the time required above in this Section 2.5 shall not constitute a default hereunder, provided that such payment is made on such due date, but any such payment made after 12:00 Noon (local time in the city in which such Applicable Payment Office is located) on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on the applicable amounts payable.

          (d) Alternate Currencies. The principal of and interest on each Alternate Currency Loan shall be paid only in the applicable Currency for such Alternate Currency Loan.

          (e) Payments Due on Days Which are Not Business Days. If any payment hereunder shall be due and payable on a day which is not a Business Day, the due date thereof (except as otherwise provided herein) shall be extended to the next Business Day and with respect to payments in respect of principal and interest shall be payable at the applicable rate specified herein during such extension.

          (f) Insufficient Funds. If at any time insufficient funds are received by the Administrative Agent to pay fully all payments of principal of Loans, unreimbursed LC Disbursements, interest, fees and commissions then due hereunder, such funds shall be applied (i) first, towards payment of interest, fees and commissions then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest, fees and commissions then due to such parties and (ii) second, towards payment of principal of Loans and unreimbursed LC Disbursements, then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal of Loans and unreimbursed LC Disbursements, then due to such parties.

          (g) Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of, or interest on, any of its Loans or participations in LC Disbursements or Swing Line Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements or Swing Line Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements or Swing Line Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of, and accrued interest on, their respective Loans and participations in LC Disbursements or Swing Line Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this subsection shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swing Line Loans to any assignee or participant, other than to a Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this subsection shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

          (h) Payments in Euro. A payment in Euros shall be deemed to have been made by the Administrative Agent on the date on which it is required to be made under this Agreement if the Administrative Agent has, on or before that date, taken all relevant steps to make that payment. With respect to the payment of any amount denominated in Euro, the Administrative Agent shall not be liable to any Borrower or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds in Euros to the account with the bank in the Participating Member State which the relevant Borrower or, as the case may be, any Lender shall have specified for such purpose. In this subsection (h), "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine to be applicable for the purpose of clearing or settling payments of Euros. Any amount payable by the Administrative Agent to the Lenders under this Agreement in the currency of a Participating Member State shall be paid in Euros.

     Section 2.6 Pro Rata Borrowings

          (a) Revolving Loans. In connection with each borrowing of Revolving Loans, each Lender shall make available an amount equal to the aggregate amount of such Revolving Loans, multiplied by such Lender's Core Currency Commitment Percentage.

          (b) Individual Currency Loans. In connection with each borrowing of Individual Currency Loans in the same Currency, each Lender having an Individual Currency Commitment in such Currency shall make available an amount equal to the aggregate amount of such Individual Currency Loans, multiplied by such Lender's pro rata portion thereof (pro rata among such Lenders in accordance with each such Lender's Individual Currency Commitment in such Currency).

          (c) General. No Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder. Each Lender shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Lender to make its Loans hereunder.

     Section 2.7 Termination, Reduction or Increase of Aggregate Core Currency Commitments, Swing Line Commitment and Letter of Credit Commitment; Reallocation of Core Currency Commitments and
                  Individual   Currency Commitments

          (a) Voluntary Reductions. The Parent shall have the right, upon at least three Business Days' prior written notice to the Administrative Agent, at any time to terminate the Aggregate Core Currency Commitments or the Letter of Credit Commitment or from time to time to reduce permanently the Aggregate Core Currency Commitments or the Letter of Credit Commitment, provided that any such reduction shall be in the amount of $10,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof.

          (b) Swing Line Commitment. The Parent shall have the right, upon at least three Business Days' prior written notice to the Administrative Agent and the Swing Line Lender, at any time, to reduce permanently the Swing Line Commitment in whole at any time, or in part from time to time, to an amount not less than the aggregate principal balance of the Swing Line Loans then outstanding (after giving effect to any contemporaneous prepayment thereof) without premium or penalty, provided that each partial reduction of the Swing Line Commitment shall be in an amount equal to $10,000,000 or such amount plus a whole multiple of $1,000,000 in excess thereof.

          (c) Increase to Aggregate Commitments, Aggregate Core Currency Commitments and Aggregate Individual Currency Commitments. Notwithstanding anything to the contrary contained herein, provided that no Default or Event of Default exists or would exist immediately before or after giving effect thereto, the Parent may at any time or from time to time, at the Parent's sole cost and expense, request any Lender to increase its Core Currency Commitment or any of its Individual Currency Commitments or to provide one or more new Individual Currency Commitments in an existing or in a new Non-Core Currency or request any other bank, insurance company, pension fund, mutual fund, Approved Fund or other financial institution (each a "Proposed Lender"; each such Proposed Lender to be reasonably satisfactory to the Swing Line Lender and the Issuing Bank) to provide a new Core Currency Commitment and one or more new Individual Currency Commitments in an existing or in a new Non-Core Currency, by submitting a supplement to this Agreement to the Administrative Agent, the Issuing Bank, the Swing Line Lender and the Credit Parties. If such supplement is in all respects reasonably satisfactory to it, each of the Administrative Agent, the Issuing Bank, the Swing Line Lender, the Parent, and such Lender (provided that, in the case of a request pursuant to this Section 2.7(c), such Lender shall have consented to such request, such consent to be within the sole discretion of such Lender) or Proposed Lender, as the case may be, shall each execute a copy thereof and deliver a copy thereof to the Administrative Agent, the Parent and such Lender or such Proposed Lender, as the case may be. Upon execution and delivery of such supplement, (i) in the case of such Lender, the amount of such Lender's increased Core Currency Commitment and/or increased or new Individual Currency Commitment(s) shall be as set forth in such supplement, (ii) in the case of such Proposed Lender, such Proposed Lender shall become a party hereto and shall for all purposes of this Agreement and the other Loan Documents be deemed a "Lender" with a Core Currency Commitment and one or more Individual Currency Commitments as set forth in such supplement, (iii) in the event that a new Non-Core Currency has been added, the Individual Currency Rate and any other pertinent information relating to such Individual Currency Rate shall be as set forth in such supplement and (iv) in each case, the Core Currency Commitments and the Core Currency Commitment Percentages set forth in Exhibit A-1 and the Individual Currency Commitments set forth in Exhibit A-2 shall be adjusted accordingly by the Administrative Agent and a new Exhibit A-1 and a new Exhibit A-2 shall be distributed by the Administrative Agent to the Parent (on behalf of all Borrowers) and each Lender; provided that:

               (A) immediately after giving effect thereto, the Aggregate Commitments shall not exceed $250,000,000;

               (B) if any new Individual Currency Commitment has been added in a new Non-Core Currency, the Parent shall specify in writing the Permitted Borrower(s) for such new Non-Core Currency and deliver an opinion of foreign local counsel to each such Permitted Borrower in all respects reasonably satisfactory to the Administrative Agent;

               (C) if, after giving effect to any such increase in the Core Currency Commitments, Revolving Loans would be outstanding, then simultaneously with such increase (1) each such Lender, each such Proposed Lender and each other Lender shall be deemed to have entered into a master assignment and acceptance agreement, in form and substance substantially similar to Exhibit D, pursuant to which each such other Lender shall have assigned to each such Lender and each such Proposed Lender a portion of its Revolving Loans necessary to reflect proportionately the Core Currency Commitments as adjusted in accordance with this subsection (c), and (2) in connection with such assignment, each such Lender and each such Proposed Lender shall pay to the Administrative Agent, for the account of the other Lenders, such amount as shall be necessary to appropriately reflect the assignment to it of Revolving Loans, and in connection with such master assignment each such other Lender may treat the assignment of Fixed Rate Loans as a prepayment of such Fixed Rate Loans for purposes of
Section 3.5;

               (D) if, after giving effect to any such increase in any Individual Currency Commitment in any Currency, Individual Currency Loans in such Currency would be outstanding, then simultaneously with such increase (1) such Lender and each other Lender having an Individual Currency Commitment in such Currency shall be deemed to have entered into a master assignment and acceptance agreement, in form and substance substantially similar to Exhibit D, pursuant to which such Lender shall have assigned to or purchased from, as the case may be, each such other Lender a portion of such other Lender's Individual Currency Loans in such Currency necessary to reflect proportionately the Individual Currency Commitments in such Currency as adjusted in accordance with this subsection (c), and (2) in connection with such assignment, such Lender or each such other Lender, as the case may be, shall pay to each other, for the account of the other, such amount as shall be necessary to appropriately reflect the assignment to it of Individual Currency Loans in such Currency, and in connection with such master assignment such Lender and each such other Lender may treat the assignment of Fixed Rate Loans as a prepayment of such Fixed Rate Loans for purposes of Section 3.5;

               (E) each such Proposed Lender shall have delivered to the Administrative Agent and the Parent (on behalf of the Borrowers) all forms, if any, that are required to be delivered by such Proposed Lender pursuant to
Section 3.6; and

               (F)  the   Administrative   Agent   shall  have   received   such
certificates, legal opinions and other items as it shall reasonably request in connection with such increase.

          (d) Reallocation of Core Currency Commitments and Individual Currency Commitments. Notwithstanding anything to the contrary contained herein, provided that no Default or Event of Default exists or would exist immediately before or after giving effect thereto, the Parent may at any time or from time to time, at the Parent's sole cost and expense, (i) request any Lender to reallocate a portion of its Core Currency Commitment to one or more of its existing Individual Currency Commitments or to one or more new Individual Currency Commitments or (ii) direct any Lender to reallocate one or more of its Individual Currency Commitments to its Core Currency Commitment by submitting a supplement to this Agreement to the Administrative Agent. If such supplement is in all respects reasonably satisfactory to it, each of the Administrative Agent, the Parent and such Lender (provided that, in the case of a request pursuant to clause (i) above, such Lender shall have consented to such request, such consent to be within the sole discretion of such Lender) shall execute a copy thereof and deliver a copy thereof to the Administrative Agent, the Parent and such Lender. Upon execution and delivery of such supplement, (i) in the case of such Lender, the amount of such Lender's reallocated Core Currency Commitment and Individual Currency Commitment(s) shall be as set forth in such supplement, (ii) in the event that a new Non-Core Currency has been added, the Individual Currency Rate and any other pertinent information relating to such Individual Currency Rate shall be as set forth in such supplement and
(iii) in each case, the Core Currency Commitments and the Core Currency Commitment Percentages set forth in Exhibit A-1 and the Individual Currency Commitments set forth in Exhibit A-2 shall be adjusted accordingly by the Administrative Agent and a new Exhibit A-1 and a new Exhibit A-2 shall be distributed by the Administrative Agent to the Parent (on behalf of all Borrowers) and each Lender; provided that:

               (A) immediately after giving effect thereto, the Aggregate Commitments shall not exceed $200,000,000, as such amount may be adjusted in accordance with this Section 2.7;

               (B) if any new Individual Currency Commitment has been added in a new Non-Core Currency, the Parent shall specify in writing the Permitted Borrower(s) for such new Non-Core Currency and deliver an opinion of foreign local counsel to each such Permitted Borrower in all respects reasonably satisfactory to the Administrative Agent;

               (C) if, after giving effect to any such reallocation of the Core Currency Commitments, Revolving Loans would be outstanding, then simultaneously with such reallocation (1) such Lender and each other Lender shall be deemed to have entered into a master assignment and acceptance agreement, in form and substance substantially similar to Exhibit D, pursuant to which such Lender shall have assigned to or purchased from, as the case may be, each other Lender a portion of such other Lender's Revolving Loans necessary to reflect proportionately the Core Currency Commitments as reallocated in accordance with this subsection (d), and (2) in connection with such assignment, such Lender or each such other Lender, as the case may be, shall pay to the Administrative Agent, for the account of the other, such amount as shall be necessary to appropriately reflect the assignment to it of Revolving Loans, and in connection with such master assignment such Lender and each such other Lender may treat the assignment of Fixed Rate Loans as a prepayment of such Fixed Rate Loans for purposes of Section 3.5;

               (D) if, after giving effect to any such reallocation of any Individual Currency Commitment in any Currency, Individual Currency Loans in such Currency would be outstanding, then simultaneously with such reallocation
(1) such Lender and each other Lender having an Individual Currency Commitment in such Currency shall be deemed to have entered into a master assignment and acceptance agreement, in form and substance substantially similar to Exhibit D, pursuant to which such Lender shall have assigned to or purchased from, as the case may be, each such other Lender a portion of such other Lender's Individual Currency Loans in such Currency necessary to reflect proportionately the Individual Currency Commitments in such Currency as reallocated in accordance with this subsection (d), and (2) in connection with such assignment, such Lender or each such other Lender, as the case may be, shall pay to each other, for the account of the other, such amount as shall be necessary to appropriately reflect the assignment to it of Individual Currency Loans in such Currency, and in connection with such master assignment such Lender and each such other Lender may treat the assignment of Fixed Rate Loans as a prepayment of such Fixed Rate Loans for purposes of Section 3.5; and

               (E)  the   Administrative   Agent   shall  have   received   such
certificates, legal opinions and other items as it shall reasonably request in connection with such reallocation.

          (e) In  General.  Except  in the case of a  reallocation  pursuant  to
Section 2.7(d), each reduction of the Aggregate Core Currency Commitments and the Letter of Credit Commitment shall be applied pro rata according to the Core Currency Commitment Percentage of each Lender at the time of such reduction. Simultaneously with each reduction of the Aggregate Commitments under this Section, the applicable Borrowers shall pay the Facility Fee and the Utilization Fee accrued on the amount by which the Aggregate Commitments have been reduced. Simultaneously with each reduction of the Aggregate Core Currency Commitments, the Swing Line Commitment and the Individual Currency Commitments, the
applicable Borrowers shall prepay the Loans as required by Section 2.8. The Aggregate Core Currency Commitments shall not be reduced below an amount equal to the Aggregate Core Currency Credit Exposure (after giving effect to any prepayment of the Loans made simultaneously with such reduction of the Aggregate Core Currency Commitments). No Individual Currency Commitment of any Lender in any Non-Core Currency shall be reduced below an amount equal to the outstanding principal amount of the Individual Currency Loans of such Lender in such Non-Core Currency (after giving effect to any prepayment of the such Individual Currency Loans made simultaneously with such reduction of such Individual Currency Commitment). The Letter of Credit Commitment shall not be reduced below an amount equal to the LC Exposure.

     Section 2.8 Prepayments of the Loans

          (a) Voluntary Prepayments. Each Borrower may, at its option, prepay the Loans made to such Borrower without premium or penalty, (x) in the case of Revolving Loans and Swing Line Loans, in full at any time or in part from time to time, and (y) in the case of Bid Loans and Individual Currency Loans, in full at any time, in each case by notifying the Administrative Agent in writing at least three Business Days prior to the proposed prepayment date, identifying the Loans to be prepaid as Revolving Loans, Swing Line Loans, Bid Loans or Individual Currency Loans and specifying whether the Loans to be prepaid consist of ABR Advances, Core Currency Advances or Swing Line Negotiated Rate Advances, or a combination thereof, the amount to be prepaid and the date of prepayment. Such notice shall be irrevocable and the amount specified in such notice shall be due and payable on the date specified, together with accrued interest to the date of such payment on the amount prepaid. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof in the case of Revolving Loans, the Swing Line Lender in the case of Swing Line Loans and the applicable Lender or Lenders in the case of Bid Loans and Individual Currency Loans. Each partial prepayment of ABR Advances pursuant to this subsection shall be in an aggregate principal amount of $100,000 or such amount plus a whole multiple of $50,000 in excess thereof, or, if less, the outstanding principal balance of the ABR Advances. After giving effect to any partial prepayment with respect to Core Currency Advances which were made (whether as the result of a borrowing or a conversion) on the same date and which had the same Interest Period, the outstanding principal amount of such Core Currency Advances shall equal (subject to Section 3.2) $500,000 or such amount plus a whole multiple of $100,000 in excess thereof (or the Alternate Currency Equivalent of approximately $500,000 or such amount plus a whole multiple of approximately $100,000 in excess thereof in the case of a prepayment of Core Currency Advances in an Alternate Currency).

          (b) Mandatory Prepayments of Loans

               (i) Subject to clause (ii) below with respect to Swing Line Loans, simultaneously with each reduction of the Aggregate Core Currency Commitments under Section 2.7, the applicable Borrowers shall prepay the Revolving Loans or Swing Line Loans (determined on the basis of the Dollar Equivalent for each outstanding Alternate Core Currency Revolving Loan or Alternate Core Currency Swing Line Loan) by the amount, if any, by which the Aggregate Core Currency Credit Exposure exceeds the amount of the Aggregate Core Currency Commitments as so reduced.

               (ii) Simultaneously with each reduction of the Swing Line Commitment under Section 2.7, the applicable Borrowers shall prepay the Swing Line Loans by the amount, if any, by which the outstanding principal balance of the Swing Line Loans (determined on the basis of the Dollar Equivalent for each outstanding Alternate Core Currency Swing Line Loan) exceeds the amount of the Swing Line Commitment as so reduced.

               (iii) Simultaneously with each reallocation resulting in a reduction of an Individual Currency Commitment of any Lender under Section 2.7, the applicable Borrower shall prepay the Individual Currency Loans made by such Lender to such Borrower under such Individual Currency Commitment by the amount, if any, by which the outstanding principal balance of such Individual Currency Loans exceeds the amount of such Individual Currency Commitment as so reduced.

               (iv) If on any date that the Dollar Equivalent is required to be calculated pursuant to Section 11.5 the Aggregate Credit Exposure shall exceed the Aggregate Commitments, the applicable Borrowers shall prepay the Loans in an aggregate principal amount such that, immediately after giving effect thereto, the Aggregate Credit Exposure shall not exceed the Aggregate Commitments.

               (v) If on any date that the Dollar Equivalent is required to be calculated pursuant to Section 11.5 the Aggregate Core Currency Credit Exposure shall exceed the Aggregate Core Currency Commitments, the applicable Borrowers shall prepay the Revolving Loans or Swing Line Loans in an aggregate principal amount such that, immediately after giving effect thereto, the Aggregate Core Currency Credit Exposure shall not exceed the Aggregate Core Currency Commitments.

               (vi) If on any date that the Dollar Equivalent is required to be calculated pursuant to Section 11.5 the Aggregate Individual Currency Credit Exposure shall exceed the Aggregate Individual Currency Commitments, the applicable Borrowers shall prepay the Individual Currency Loans in an aggregate principal amount such that, immediately after giving effect thereto, the Aggregate Individual Currency Credit Exposure shall not exceed the Aggregate Individual Currency Commitments.

               (vii) If on any date that the Dollar Equivalent is required to be calculated pursuant to Section 11.5 the outstanding principal amount of Individual Currency Loans of any Lender in any Non-Core Currency shall exceed the Individual Currency Commitment of such Lender in such Non-Core Currency, the applicable Borrowers shall prepay such Individual Currency Loans in an aggregate principal amount such that, immediately after giving effect thereto, the outstanding principal amount of such Individual Currency Loans shall not exceed the Individual Currency Commitment of such Lender in such Non-Core Currency.


          (c) In General. If any prepayment is made in respect of any Core Currency Advance, Swing Line Negotiated Rate Advance, Individual Currency Loan or Bid Loan, in whole or in part, prior to the last day of the Interest Period applicable thereto, the applicable Borrower agrees to indemnify the Lenders in accordance with Section 3.5.

     Section 2.9 Bid Loans; Procedure

          (a) A Permitted Borrower may make Bid Requests in an applicable Currency by 12:00 Noon at least two Business Days prior to the proposed Borrowing Date for one or more Bid Loans. Each Bid Request shall be given to the Administrative Agent (which shall promptly on the same day give notice thereof to each Lender by facsimile of an Invitation to Bid if the Bid Request is not rejected pursuant to this Section), shall be by telephone (confirmed in writing promptly on the same day by the delivery of a Bid Request signed by the applicable Borrower), and shall specify (i) the proposed Borrowing Date, which shall be a Business Day, (ii) the aggregate amount of the requested Bid Loans (the "Maximum Request") which shall not (A) exceed an amount which, on the proposed Borrowing Date, and after giving effect to the proposed Bid Loans, would result in (x) the Aggregate Credit Exposure exceeding the Aggregate Commitments, (y) the Aggregate Core Currency Credit Exposure exceeding the Aggregate Core Currency Commitments or (z) the Aggregate Individual Currency Credit Exposure exceeding the Aggregate Individual Currency Commitments, or (B) with respect to each Bid Loan, be less than $500,000 or such amount plus a whole multiple of $100,000 in excess thereof (or approximately the Dollar Equivalent thereof in the case of Alternate Currency Bid Loans), (iii) the Interest Period(s) (up to three Interest Periods may be requested pursuant to each Bid Request) therefor and the last day of each such Interest Period and (iv) the applicable Currency for each Bid Loan. A Bid Request that does not conform substantially to the form of Exhibit F shall be rejected, and the Administrative Agent shall promptly notify the applicable Borrower of such rejection.

          (b) Each Lender in its sole discretion may (but is not obligated to) submit one or more Bids to the Administrative Agent and the Parent not later than 9:30 A.M. (i) one Business Day prior to the proposed Borrowing Date specified in such Bid Request in the case of a Bid Loan (such 9:30 A.M. time on such Business Days each being herein called a "Bid Submission Deadline"), by fax or in writing, and thereby irrevocably offer to make all or any part (any such part referred to as a "Portion") of any Bid Loan described in the relevant Bid Request, at a rate of interest per annum (each a "Bid Rate") specified therein, in an aggregate principal amount of not less than $500,000 or such amount plus a whole multiple of $100,000 in excess thereof (or approximately the Dollar Equivalent thereof in the case of Alternate Currency Bid Loans), provided that Bids submitted by the Administrative Agent may only be submitted if the Administrative Agent notifies the Parent and the applicable Borrower of the terms of its Bid not later than fifteen minutes prior to the Bid Submission Deadline. Multiple Bids may be delivered to and by the Administrative Agent. The aggregate Portions of Bid Loans for any or all Interest Periods offered by each Lender in its Bid may exceed the Maximum Request contained in the relevant Bid Request, provided that each Bid shall set forth the maximum aggregate amount of the Bid Loans offered thereby which the applicable Borrower may accept (the "Maximum Offer"), which Maximum Offer shall not exceed the Maximum Request.

          (c) The Administrative Agent shall promptly give notice by telephone (promptly confirmed in writing) to the Parent and the applicable Borrower of all Bids received by the Administrative Agent which comply in all material respects with this Section prior to the Bid Submission Deadline. The applicable Borrower shall, in its sole discretion but subject to Section 2.9(d), irrevocably accept or reject any such Bid (or any Portion thereof) not later than 10:30 A.M. one Business Day prior to the proposed Borrowing Date by notice to the Administrative Agent by telephone (confirmed in writing in the form of a Bid Accept/Reject Letter promptly the same day). Promptly on the day of the Bid Submission Deadline, the Administrative Agent will give notice in the form of a Bid Loan Confirmation to each Lender that submitted a Bid as to the extent, if any, that such Lender's Bid shall have been accepted. If the Administrative Agent fails to receive notice from the applicable Borrower of its acceptance or rejection of any Bids at or prior to 10:30 A.M. on the applicable day, all such Bids shall be deemed to have been rejected by the applicable Borrower, and the Administrative Agent will give to each Lender which submitted a Bid notice of such rejection by telephone on such day.

          (d) If the applicable Borrower accepts a Portion of a proposed Bid Loan for a single Interest Period at the Bid Rate provided therefor in a Lender's Bid, such Portion shall be in a principal amount of $500,000 or such amount plus a whole multiple of $100,000 in excess thereof (or approximately the Dollar Equivalent thereof in the case of Alternate Currency Bid Loans), subject to such lesser allocation as may be made pursuant to the provisions of this subsection. The aggregate principal amount of Bid Loans accepted by the applicable Borrower following Bids responding to a Bid Request shall not exceed the Maximum Request. The aggregate principal amount of Bid Loans accepted by the applicable Borrower pursuant to a Lender's Bid shall not exceed the Maximum Offer therein contained. If the applicable Borrower accepts any Bid Loans or Portion offered in any Bid, the applicable Borrower must accept Bids (and Bid Loans and Portions thereby offered) based exclusively upon the successively lowest Bid Rates within each Interest Period and no other criteria. If two or more Lenders submit Bids with identical Bid Rates for the same Bid Interest Period and the applicable Borrower accepts any thereof, the applicable Borrower shall, subject to the first three sentences of this subsection, accept all such Bids as nearly as possible in proportion to the amounts of such Lender's respective Bids with identical Bid Rates for such Bid Interest Period, provided that if the amount of Bid Loans to be so allocated is not sufficient to enable each such Lender to make such Bid Loan (or Portions thereof) in an aggregate principal amount of $500,000 or such amount plus a whole multiple of $100,000 in excess thereof (or the Dollar Equivalent thereof in the case of Alternate Currency Bid Loans), the applicable Borrower shall round the Bid Loans (or Portions thereof) allocated to such Lender or Lenders as the applicable Borrower shall select as necessary to a minimum of $500,000 or such amount plus a whole multiple of $100,000 in excess thereof (or the Dollar Equivalent thereof in the case of Alternate Currency Bid Loans).

          (e) Each Lender which makes a Bid Loan shall notify the Administrative Agent promptly of the making thereof.

          (f) All notices required by this Section shall be given in accordance with Section 11.2.

          (g) Each Bid Loan shall be due and payable on the earlier of (x) the last day of the Interest Period applicable thereto and (y) the Maturity Date.

     Section 2.10 Letters of Credit

          (a) General. Subject to the terms and conditions set forth herein, the Parent and a Letter of Credit Applicant may request the issuance of New Letters of Credit for the account of a Letter of Credit Applicant in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the period from the Effective Date to the Business Day immediately preceding the Maturity Date. Each New Letter of Credit shall be denominated in a Core Currency, provided that, at the request of any Letter of Credit Applicant, the Issuing Bank may, in its sole discretion, issue one or more Letters of Credit for the account of such Letter of Credit Applicant in one or more Non-Core Currencies. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Parent and any Letter of Credit Applicant to, or entered into by the Parent and any Letter of Credit Applicant with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b) Notice of Issuance; Amendment; Renewal; Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Parent and the applicable Letter of Credit Applicant shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (not later than three Business Days before the requested date of issuance, amendment, renewal or extension) a Letter of Credit Request requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.10(c)), the amount of such New Letter of Credit, the Currency in which such Letter of Credit is requested to be denominated, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Parent and the applicable Letter of Credit Applicant also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, the Parent and such Letter of Credit Applicant shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed the Letter of Credit Commitment, (ii) the Aggregate Credit Exposure shall not exceed the Aggregate Commitments, and (iii) the Aggregate Core Currency Credit Exposure shall not exceed the Aggregate Core Currency Commitments. Each Existing Letter of Credit shall be deemed to have been issued under the Aggregate Core Currency Commitments.

          (c) LC Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is one Business Day prior to the Maturity Date, provided that any Letter of Credit may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date that is one Business Day prior to the Maturity Date).

          (d) Participations. By the issuance of a New Letter of Credit or, in the case of an Existing Letter of Credit, the execution and delivery of this Agreement, or an amendment to a New Letter of Credit or Existing Letter of Credit increasing the amount thereof, and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in each Letter of Credit equal to such Lender's Core Currency Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Core Currency Commitment Percentage of each LC Disbursement made by the Issuing Bank in respect of each such Letter of Credit and not reimbursed by the Parent or the applicable Letter of Credit Applicant on the date due as provided in Section 2.10(e), or of any reimbursement payment required to be refunded to the Parent or the applicable Letter of Credit Applicant for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this subsection in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or the reduction or termination of the Aggregate Core Currency Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided that no Lender shall be obligated to make any payment to the Administrative Agent for any wrongful LC Disbursement made by the Issuing Bank as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Bank.

          (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit in a Core Currency, the applicable Letter of Credit Applicant shall reimburse such LC Disbursement in the Core Currency in which such Letter of Credit is denominated. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit in a Non-Core Currency, the applicable Letter of Credit Applicant shall reimburse such LC Disbursement in Dollars in an amount equal to the Issuing Bank's all-in cost of funds in Dollars to fund such draft as determined by the Issuing Bank (each a "Dollar Reimbursement Amount"). In connection with each obligation of a Letter of Credit Applicant to pay a Dollar Reimbursement Amount under this Section 2.10(e), the Issuing Bank shall deliver to such Letter of Credit Applicant, the Parent and the Administrative Agent a written statement setting forth such Dollar
Reimbursement Amount. The Issuing Bank's determination of such Dollar Reimbursement Amount shall be conclusive absent manifest error. The Letter of Credit Applicant shall reimburse each such LC Disbursement by paying to the Issuing Bank at its Applicable Payment Office an amount equal to such LC Disbursement not later than 4:00 p.m. (local time in the city in which such Applicable Payment Office is located) on the date that such LC Disbursement is made, if such Letter of Credit Applicant shall have received written notice (by hand delivery or telecopy) of such LC Disbursement prior to 12:00 noon (local time in the city in which such Applicable Payment Office is located) on such date, or if such written notice has not been received by such Letter of Credit Applicant prior to such time on such date, then not later than 4:00 p.m. (local time in the city in which such Applicable Payment Office is located) on the next succeeding Business Day, provided that (A) in addition to such written notice, the officers of the Administrative Agent primarily responsible for the administration of this Agreement shall, promptly after they receive notice that a draft in respect of such LC Disbursement has been presented to the Issuing Bank, use reasonable efforts to notify such Letter of Credit Applicant of such draft by telephone, provided, further, that the failure of such Letter of Credit Applicant to receive any such telephonic notice from the Administrative Agent or any officer thereof shall not in any manner affect such Letter of Credit Applicant's obligation to reimburse such LC Disbursement in accordance with the terms of this Section, and (B) if such LC Disbursement is not less than $500,000 (or the Dollar Equivalent thereof), the Parent may, subject to the conditions of borrowing set forth herein, request in accordance with Section 2.3 that such payment be financed with a Revolving Loan or a Swing Line Loan in the applicable Currency (Dollars in the case of a Letter of Credit issued in a Non-Core Currency) in an equivalent amount and, to the extent so financed, the applicable Letter of Credit Applicant's obligation to make such payment shall be discharged and replaced by the resulting Revolving Loan or a Swing Line Loan, as applicable. If the Parent or the applicable Letter of Credit Applicant fails to make such payment under this subsection when due, the Issuing Bank shall notify the Administrative Agent thereof and the Administrative Agent shall then notify each applicable Lender of the applicable LC Disbursement, the payment then due from the Parent or the applicable Letter of Credit Applicant in respect thereof and such Lender's Core Currency Commitment Percentage thereof. Promptly following receipt of such notice, each applicable Lender shall pay to the Administrative Agent its Core Currency Commitment Percentage of the payment then due from the Parent or such Letter of Credit Applicant, in the applicable Currency (Dollars in the case of a Letter of Credit issued in a Non-Core Currency) and in the same manner as provided in Section 2.3 with respect to Revolving Loans made by such Lender (and Section 2.3 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the

Administrative  Agent  shall  promptly  pay to the  Issuing  Bank the amounts so
received  by  it  from  the   Lenders.   Promptly   following   receipt  by  the
Administrative Agent of any payment from the Parent or such Letter of Credit Applicant pursuant to this subsection, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this subsection to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this subsection to reimburse the Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans or Swing Line Loans as contemplated above) shall not constitute a Loan and shall not relieve the Parent or the applicable Letter of Credit Applicant of its obligation to reimburse such LC Disbursement.

          (f) Obligations Absolute. The Parent's and each Letter of Credit Applicant's obligations to reimburse LC Disbursements as provided in Section 2.10(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or
(iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Parent's or any Letter of Credit Applicant's obligations hereunder. Neither any Credit Party nor any of their respective Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Parent or a Letter of Credit Applicant to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Parent and each Borrower (including each Letter of Credit Applicant) to the extent permitted by applicable law) suffered by Parent or any Borrower (including each Letter of Credit Applicant) that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the applicable Letter of Credit Applicant by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Parent or any Letter of Credit Applicant of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

          (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Parent or the applicable Letter of Credit Applicant shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Parent or the applicable Letter of Credit Applicant reimburses such LC Disbursement, at the rate per annum then applicable to ABR Advances (or in the case of unreimbursed obligations in respect of a Letter of Credit denominated in a Core Currency other than Dollars, the all-in rate determined by Issuing Bank as its cost of funds in the applicable Core Currency plus the Applicable Margin for Core Currency Advances); provided that, if the Parent or such Letter of Credit Applicant fails to reimburse such LC Disbursement when due pursuant to Section 2.10(e), then Section 3.1(f) shall apply. Interest accrued pursuant to this subsection shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to
Section 2.10(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

     Section 2.11 Borrower Addenda

          Provided that no Default or Event of Default has occurred and is continuing, the Parent may direct that any of its wholly-owned Subsidiaries which is not then a Borrower become a Borrower and a Permitted Borrower for certain specified Currencies by submitting a Borrower Addendum to the Administrative Agent with respect to such Subsidiary duly executed by the Parent and such Subsidiary and, if such Subsidiary is an organization organized under the laws of the United States or any State thereof, a supplement to the Guaranty duly executed by such Subsidiary, together with (a) a certificate, dated the date of such Borrower Addendum of the Secretary or Assistant Secretary of such Subsidiary (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing other necessary corporate action (in form and substance satisfactory to the Administrative Agent) taken by it to authorize such Borrower Addendum and, if applicable, such supplement to the Guaranty, the Loan Documents and the transactions contemplated thereby, (ii) attaching a true and complete copy of its certificate of incorporation, by-laws or other organizational documents and (iii) setting forth the incumbency of its officer or officers who may sign the Borrower Addendum and, if applicable, such supplement to the Guaranty, including therein a signature specimen of such officer or officers, (b) an opinion of counsel to such Subsidiary in all respects reasonably satisfactory to the Administrative Agent and (c) a certificate of good standing (or equivalent) issued by the jurisdiction of its incorporation. If any such document is not in English, such document shall be accompanied by a certified English translation thereof. Upon receipt of a Borrower Addendum and the supporting documentation referred to above, the Administrative Agent shall confirm such Borrower Addendum by signing a copy thereof and shall deliver a copy thereof to the Parent and each Lender. Thereupon the Subsidiary which executed such Borrower Addendum shall become a "Borrower" hereunder and a "Permitted Borrower" hereunder for each such Currency specified in such Borrower Addendum and, if applicable, a "Guarantor".

     Section 2.12 Records

          (a) Lender's Records. Each Lender will note on its internal records with respect to each Loan made by it (i) the date and amount of such Loan, (ii) whether such Loan is a Revolving Loan, Swing Line Loan, Individual Currency Loan or Bid Loan, (iii) the identity of the Borrower to whom such Loan was made, (iv) the interest rate (other than in the case of an ABR Advance), Individual Currency Rate or Bid Rate and Interest Period, if applicable, applicable to such Loan and (v) each payment and prepayment of the principal thereof.

          (b) Administrative Agent's Records. The Administrative Agent shall keep records regarding the Loans, the Letters of Credit and this Agreement in accordance with its customary procedures for agented credits.

          (c) Prima Facie Evidence. The entries made in the records maintained pursuant to subsections (a) and (b) above shall, to the extent not prohibited by applicable law, be prima facie evidence of the existence and amount of the obligations of the Parent and each Borrower recorded therein; provided that the failure of the Administrative Agent or any Lender, as the case may be, to make any notation on its records shall not affect the Parent's or the respective Borrower's obligations in respect of the Loans, the Letters of Credit or the Loan Documents.

          (d) Redenomination and Alternate Currencies. Each obligation under this Agreement of a party to this Agreement which has been denominated in the National Currency Unit of a Subsequent Euro Participant state shall be redenominated into Euros in accordance with EMU Legislation immediately upon such Subsequent Euro Participant becoming a Participating Member State (but otherwise in accordance with EMU Legislation).

ARTICLE 3. INTEREST, FEES, YIELD PROTECTIONS, ETC.

     Section 3.1 Interest

          (a) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each ABR Advance made to such Borrower from the date thereof until the conversion or maturity (whether by acceleration or otherwise) of such ABR Advance, at a rate per annum which shall be equal to the Alternate Base Rate in effect from time to time.

          (b) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Core Currency Advance made to such Borrower from the date thereof until the conversion or maturity (whether by acceleration or otherwise) of such Core Currency Advance, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Core Currency Rate plus Associated Costs for such Interest Period.

          (c) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Individual Currency Loan made to such Borrower from the date thereof until the maturity (whether by acceleration or otherwise) of such Individual Currency Loan at a rate per annum which shall, during the Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Individual Currency Rate plus Associated Costs for such Interest Period.

          (d) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Swing Line Negotiated Rate Advance made to such Borrower from the date thereof until the maturity (whether by acceleration or otherwise) of such Swing Line Negotiated Rate Advance at a rate per annum which shall, during the Interest Period applicable thereto, be equal to the Swing Line Negotiated Rate for such Interest Period.

          (e) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Bid Loan made to such Borrower from the date thereof until the maturity (whether by acceleration or otherwise) of such Bid Loan at a rate per annum which shall, during the Interest Period applicable thereto, be equal to the Bid Rate for such Interest Period.

          (f) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall, in each case, bear interest at a rate per annum equal to 2% plus the rate applicable to such Loan (or in the case of a Bid Loan in Dollars, 2% plus the Alternate Base Rate, or in the case of an Alternate Currency Bid Loan, an Alternate Core Currency Swing Line Loan, an Individual Currency Loan, a Letter of Credit denominated in a Core Currency other than Dollars, 2% plus the Applicable Margin applicable to Core Currency Advances plus the all-in rate determined by the applicable Lender, Issuing Bank or Swing Line Lender, as the case may be, as its cost of funds in the applicable Currency), in each case until paid in full (whether before or after the entry of a judgment thereon). If all or any portion of any LC Disbursements in respect of a Letter of Credit denominated in Dollars or in a Non-Core Currency shall not be paid when due (whether at the stated maturity thereof, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to 2% plus the Alternate Base Rate, from the date of such nonpayment until paid in full (whether before or after the entry of a judgment thereon). Any other overdue amount payable hereunder shall, to the extent permitted by law, bear interest at a rate per annum equal to 2% plus the Alternate Base Rate until paid in full (whether before or after the entry of a judgment thereon). All such interest shall be payable on demand.

          (g) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each ABR Advance constituting a Revolving Loan, quarterly in arrears on each March 31, June

30, September 30 and December 31, (ii) in respect of each Core Currency Advance and Individual Currency Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, (iii) in respect of each Bid Loan, Swing Line Negotiated Rate Advance and ABR Advance made as a Swing Line Loan, on the last day of the Interest Period applicable thereto, and, in the case of a Bid Loan with an Interest Period in excess of 90 days, on each date occurring at 90 day intervals after the first day of such Interest Period, and (iv) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (h) The Administrative Agent shall determine the respective interest rate for each Interest Period applicable to a Core Currency Advance for which such determination is being made and shall promptly notify the applicable Borrower and the Lenders thereof.

          (i) Interest on all Loans shall be calculated on the basis of a 360 day year for the actual number of days elapsed, provided that interest on ABR Advances, to the extent based on the BNY Rate, interest on Core Currency Advances in Pounds Sterling and interest on Individual Currency Loans denominated in Australian Dollars, Hong Kong Dollars, Korean Won and New Taiwan Dollars shall be calculated on the basis of a 365 or 366-day year (as the case may be). Any change in the interest rate on the Loans resulting from a change in the Alternate Base Rate or the Federal Funds Rate shall become effective as of the opening of business on the day on which such change shall become effective. The Administrative Agent shall, as soon as practicable, notify the Parent (on behalf of all Borrowers) and the Lenders of the effective date and the amount of each change in the BNY Rate, but any failure so to notify shall not in any manner affect the obligation of the Borrowers to pay interest on the Loans in the amounts and on the dates required. Each determination of (i) the Alternate Base Rate or a Core Currency Rate by the Administrative Agent, (ii) an Individual Currency Rate by the applicable Lender, and (iii) an all-in cost of funds rate or any rate based thereon by the Administrative Agent or the Reference Lender, or such applicable Lender, as the case may be, in each case pursuant to this Agreement shall be conclusive and binding on all parties hereto absent manifest error. The Borrowers acknowledge that to the extent interest payable on ABR Advances is based on the BNY Rate, the BNY Rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the BNY Rate, the Lenders have not committed to charge, and the Borrowers have not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

          (j) If the Reference Lender shall for any reason no longer be a Lender, it shall thereupon cease to be the Reference Lender. The Administrative Agent shall, by notice to the Borrowers and the Lenders, designate another Lender as the Reference Lender so that at all times there shall be a Reference Lender. The Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent on a timely basis as contemplated hereby.

          (k) Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the "charges"), shall exceed the maximum lawful rate (the "maximum rate") that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this subsection shall be cumulated, and the interest and the charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

     Section 3.2 Conversions

          (a) Each applicable Borrower shall have the option to convert on any Business Day all or a portion of the outstanding principal amount of ABR Advances (other than ABR Advances constituting Swing Line Loans) or Core Currency Advances into (i) in the case of an ABR Advance, one or more Core Currency Advances in Dollars, (ii) in the case of a Core Currency Advances in Dollars, one or more ABR Advances or one or more new Core Currency Advances in Dollars and (iii) in the case of a Core Currency Advance, one or more new Core
Currency Advances of the same Core Currency, provided that (A) except as otherwise provided in Section 3.4(b), Core Currency Advances may be converted into new Core Currency Advances or ABR Advances only on the last day of the Interest Period applicable to the Core Currency Advances being converted, (B) the outstanding principal amount of the new Core Currency Advances having the same Interest Period shall be in an amount equal to $500,000 or such amount plus a whole multiple of $100,000 in excess thereof (or an amount in the applicable Alternate Currency having a Dollar Equivalent of approximately $500,000 or such amount plus a whole multiple of approximately $100,000 in excess thereof), (C) the outstanding principal amount of the new ABR Advances shall be in an amount equal to $500,000 or such amount plus a whole multiple of $100,000 in excess thereof, (D) ABR Advances or Core Currency Advances in Dollars may not be converted into Core Currency Advances in Dollars if any Default or Event of Default is in existence on the date of the conversion and the Required Lenders shall have notified the Administrative Agent that such a conversion is not appropriate, and (E) no conversion pursuant to this Section shall result in a greater number of Core Currency Advances than is permitted under Section 2.2(d).

          (b) Each such conversion shall be effected by the applicable Borrower by giving the Administrative Agent, at its office set forth in Section 11.2, at least three Business Days prior written notice (each a "Notice of Conversion"), specifying the ABR Advances or the Core Currency Advances to be so converted, the date of such conversion (which shall be a Business Day) and, if to be converted into Core Currency Advances, the Interest Period to be applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

          (c) If with respect to the expiration of an existing Interest Period for a Core Currency Advance the applicable Borrower has failed to deliver a Notice of Conversion with respect thereto, such Borrower shall be deemed to have elected (i) if a Core Currency Advance in

Dollars, to convert such Core Currency Advance to an ABR Advance and (ii) if a Core Currency Advance other than in Dollars, to convert such Core Currency Advance to a new Core Currency Advance with a one month Interest Period, in either case effective as of the expiration date of such existing Interest Period.

     Section 3.3 Fees

          (a) Facility Fee. The Parent agrees to pay to the Administrative Agent for the account of each Lender, a facility fee (the "Facility Fee") which shall accrue at a rate per annum equal to the Applicable Margin on the daily amount of the sum of the Core Currency Commitment and Individual Currency Commitments of such Lender (regardless of usage) during the period from and including the Effective Date to but excluding the date on which such Core Currency Commitment and Individual Currency Commitments terminate; provided that, if such Lender continues to have any Credit Exposure after its Core Currency Commitment and Individual Currency Commitments terminate, then such Facility Fee shall continue to accrue on the daily amount of such Lender's Credit Exposure from and including the date on which such Lender's Core Currency Commitment and Individual Currency Commitments terminate to but excluding the date on which such Lender ceases to have any Credit Exposure. Accrued Facility Fees shall be payable in arrears on the last day of March, June, September and December of each year, each date on which the Aggregate Core Currency Commitments or the Aggregate Individual Currency Commitments are permanently reduced and on the date on which the Aggregate Core Currency Commitments or the Aggregate Individual Currency Commitments terminate, commencing on the first such date to occur after the Effective Date, provided that all unpaid Facility Fees shall be payable on the date on which the Aggregate Core Currency Commitments and the Aggregate Individual Currency Commitments terminate. All Facility Fees shall be calculated on the basis of a 360-day year for the actual number of days elapsed (including the first day but excluding the last day).

          (b) Letter of Credit Fees. The Parent agrees to pay (i) to the Administrative Agent for the account of each Lender, a participation fee ("Letter of Credit Fees") with respect to its participations in Letters of Credit, which shall accrue at rate per annum equal to the Applicable Margin on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements,) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Core Currency Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Parent and the Issuing Bank on the average daily amount of the LC Exposure attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Aggregate Core Currency Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued Letter of Credit Fees and fronting fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the

Aggregate Core Currency Commitments terminate and any such fees accruing after the date on which the Aggregate Core Currency Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this subsection shall be payable within ten days after demand. All Letter of Credit Fees and fronting fees shall be calculated on the basis of a 360-day year for the actual number of days elapsed (including the first day but excluding the last day).

          (c) Utilization Fee. The Parent agrees to pay to the Administrative Agent for the account of each Lender, a utilization fee (the "Utilization Fee"), which shall accrue at a rate per annum equal to the Applicable Margin on the average daily amount of such Lender's Core Currency Commitment and Individual Currency Commitments (regardless of usage) during any period when the Total Facility Usage Percentage is greater than 50%, from and including the Effective Date to but excluding the later of the date on which such Lender's Core Currency Commitment and Individual Currency Commitments terminate and the date on which date such Lender ceases to have any Credit Exposure. Accrued Utilization Fees shall be payable in arrears on the last day of March, June, September and December of each year, each date on which the Aggregate Core Currency Commitments or the Individual Currency Commitments are permanently reduced and on the date on which the Aggregate Core Currency Commitments and the Aggregate Individual Currency Commitments terminate or the Aggregate Credit Exposure is $0, commencing on the first such date to occur after the Effective Date. All Utilization Fees shall be calculated on the basis of a 360-day year for the actual number of days elapsed (including the first day but excluding the last day).

          (d) Other Fees. The Parent agrees to pay to each Credit Party, for its own account, fees and other amounts payable in the amounts and at the times separately agreed upon between the Parent and such Credit Party.

     Section 3.4 Increased Costs, Illegality, etc.

          (a) In the event that any Credit Party with respect to clauses (ii) and (iii) below or the Administrative Agent, the Reference Lender, or the applicable Credit Party, as the case may be, with respect to clauses (i) and
(iv) below shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

               (i) on the Business Day on which the applicable Core Currency Rate or Individual Currency Rate is determined with respect to any requested Core Currency Advance or Individual Currency Loan that, by reason of any changes arising after the Effective Date affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Core Currency Rate or the Individual Currency Rate, as the case may be; or

               (ii) at any time that such Credit Party has incurred increased costs or reductions in the amounts received or receivable hereunder with respect to any Fixed Rate Loan, any Letter of Credit or any participation therein, in each case by an amount such Credit Party deems to be material, because of any change since the Effective Date (or in the case of any Bid Loan, subsequent to acceptance by a Borrower of such Bid Loan), in any treaty, law, rule, regulation, order or guideline applicable to such Credit Party or the compliance by such Credit Party with any request (whether or not having the force of law) from any Governmental Authority made subsequent to the Effective Date (or in the case of any Bid Loan, subsequent to acceptance by a Borrower of such Bid Loan) or in the interpretation or administration thereof and including the introduction of any new treaty, law, rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Credit Party of the principal of or interest on such Fixed Rate Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the Tax on Income of such Credit Party), or (B) a change in official reserve (including any marginal, emergency, supplemental, special or other reserve) or similar requirements (except to the extent included in the computation of the respective the Core Currency Rate, Swing Line Negotiated Rate, Individual Currency Rate or Bid Rate, as the case may be), or any special deposit, assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Credit Party (or its Applicable Lending Office); or

               (iii) at any time that the making or continuance of any Fixed Rate Loan has been made (x) unlawful by any law, rule, regulation or order or (y) impossible by compliance by any Credit Party in good faith with any governmental directive or request (whether or not having the force of law); or

               (iv) at any time that any Core Currency (other than Dollars) or any Non-Core Currency, as the case may be, is not available (x) in the case of any such Core Currency, in sufficient amounts in the applicable jurisdiction designated by each Credit Party in which such Core Currency is to made available by such Credit Party to the applicable Borrower, as determined in good faith by the Reference Lender, or (y) in the case of any such Non-Core Currency, in sufficient amounts in the applicable financial center designated by each applicable Credit Party in the jurisdiction in which such Non-Core Currency is to made available by such Credit Party to the applicable Borrower, as determined in good faith by such Credit Party, to fund any borrowing of Alternate Currency Loans in such Core Currency or such Non-Core Currency, as the case may be;

then,  and in any such event,  such Credit Party,  in the case of clause (ii) or
(iii) above, or the Administrative Agent, the Reference Lender or the applicable Credit Party, as the case may be, in the case of clause (i) or (iv) above, shall promptly give notice (by telephone confirmed in writing) to the Parent (on behalf of all Borrowers) and, except for the Administrative Agent, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Credit Parties). Thereafter
(w) in the case of clause (i) above, (A) in the event that Core Currency Advances or Individual Currency Loans are so affected, Core Currency Advances or Individual Currency Loans from such applicable Credit Party, as the case may be, shall no longer be available until such time as the Administrative Agent, the Reference Lender or such applicable Credit Party, as the case may be, notifies the Parent and the Credit Parties that the circumstances giving rise to such notice by the

Administrative Agent, the Reference Lender or such applicable Credit Party, as the case may be, no longer exist, and any Notice of Borrowing or Notice of Conversion given by any Borrower with respect to Core Currency Advances or Individual Currency Loans to be made by such applicable Credit Party, as the case may be, which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the applicable Borrower and (B) in the event that any Core Currency Advance or Individual Currency Loan is so affected, the interest rate for such Core Currency Advance or such Individual Currency Loan, as the case may be, shall be determined on the basis provided in the proviso to the definition of Core Currency Rate or Individual Currency Rate, as the case may be, (x) in the case of clause (ii) above, the applicable Borrower shall pay to such Credit Party, within 3 days of written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Credit Party in its reasonable discretion shall determine) as shall be required to compensate such Credit Party for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Credit Party, showing the basis for the calculation thereof, submitted to such applicable Borrower by such Credit Party in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto), (y) in the case of clause (iii) above, the applicable Borrower shall take one of the actions specified in Section 3.4(b) and (z) in the case of clause (iv) above, Core Currency Advances in the affected Core Currency or Individual Currency Loans from the applicable Credit Party in the affected Non-Core Currency, as the case may be, shall no longer be available until such time as the Reference Lender or such applicable Credit Party, as the case may be, notifies the Parent (on behalf of all Borrowers), the Administrative Agent and the Credit Parties that the circumstances giving rise to the notice referred to above by the Reference Lender or such applicable Credit Party, as the case may be, to the Parent (on behalf of all Borrowers) and the Administrative Agent no longer exists, and any Notice of Borrowing given by the affected Borrower with respect to such Core Currency Advances or such Individual Currency Loans, as the case may be, which have not yet been incurred shall be deemed rescinded by such affected Borrower. Each of the Administrative Agent, the Reference Lender and the Credit Parties agree that if it gives notice to any Borrower of any of the events described in clause (i), (iii) or (iv) above, it shall promptly notify the Parent (on behalf of all Borrowers) and, in the case of any such Credit Party and the Reference Lender, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above with respect to Core Currency Advances or Individual Currency Loans ceases to exist as to a Credit Party, the obligations of such Credit Party, as the case may be, to make Core Currency Advances or Individual Currency Loans and to convert Core Currency Advances to new Core Currency Advances on the terms and conditions contained herein shall be reinstated.

          (b) At any time that any Fixed Rate Loan is affected by the circumstances described in Section 3.4(a)(ii) or (iii), the applicable Borrower may (and in the case of an affected Fixed Rate Loan by the circumstances described in Section 3.4(a)(iii) shall) either (x) if the affected Fixed Rate Loan is then being made initially or pursuant to a conversion, cancel the respective borrowing or conversion by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Parent was notified by the affected Credit Party or the Administrative Agent pursuant to Section 3.4(a)(ii) or (iii) or (y) if the affected Fixed Rate Loan is then outstanding, upon at least three Business Days' written notice to the Administrative

Agent and the affected Credit Party, (A) in the case of a Core Currency Advance in Dollars, require the affected Credit Party to convert such Core Currency Advance into an ABR Advance as of the end of the Interest Period then applicable to such Core Currency Advance or, if earlier, as soon as practicable within the time required by law and (B) in the case of a Core Currency Advance other than in Dollars, Swing Line Negotiated Rate Advance, Individual Currency Loan or Bid Loan, take such action as the affected Credit Party may reasonably request with a view to minimizing the obligations of such Borrower under Section 3.5.

          (c) If any Credit Party determines that after the Effective Date the introduction of or any change in any applicable treaty, law, rule, regulation, order, guideline, directive or compliance by such Credit Party or any corporation controlling such Credit Party with any request (whether or not having the force of law) from any Governmental Authority concerning capital adequacy, or any change in interpretation or administration thereof by any Governmental Authority, in each case made subsequent to the date hereof, will have the effect of reducing the rate of return on the capital required to be maintained by such Credit Party or any corporation controlling such Credit Party based on the existence of such Credit Party's Core Currency Commitment or Individual Currency Commitments hereunder or its obligations under the Loan Documents (including the obligation to make or particpate in a Letter of Credit) to a level below that which such Credit Party or such corporation could have achieved but for such application or compliance (taking into account such Credit Party's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Credit Party to be material, then each of the Borrowers to the extent of its Proportionate Share and the Parent severally agrees to pay such to such Credit Party, within 3 Business Days of its written demand therefor, such additional amounts as shall be required to compensate such Credit Party or such other corporation for the increased cost to such Credit Party or such other corporation or the reduction in the rate of return to such Credit Party or such other corporation as a result of such reduction. In determining such additional amounts, each Credit Party will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Credit Party's reasonable good faith determination of compensation owing under this Section 3.4(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Credit Party, upon determining that any additional amounts will be payable pursuant to this Section 3.4(c), will give prompt written notice thereof to the Parent (on behalf of all Borrowers), which notice shall show the basis for calculation of such additional amounts.

          (d) Each Credit Party shall notify the Parent (on behalf of all Borrowers) of any event occurring after the Effective Date entitling such Credit Party to compensation under this Section 3.4 as promptly as practicable, but in any event within 120 days after the officer having primary responsibility for this Agreement obtains actual knowledge thereof, provided that no such notice shall be required if such Credit Party has determined not to seek compensation under this Section 3.4 as a result of such event. Each Credit Party will furnish to the Parent (on behalf of all Borrowers) a certificate setting forth the basis and amount of each request by such Credit Party for compensation under this
Section 3.4. Determinations and allocations by any Credit Party for purposes of this Section 3.4 on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Credit Party under this Section 3.4 shall be prima facie evidence of such determinations and allocations.

          (e) Notwithstanding the foregoing, no Credit Party shall be entitled to any compensation described in this Section 3.4 unless, at the time it requests such compensation, it is the policy or general practice of such Credit Party to request compensation for comparable costs in similar circumstances under comparable provisions of other credit agreements for comparable customers unless specific facts or circumstances applicable to any Borrower or the transactions contemplated by the Loan Documents would alter such policy or general practice, provided that nothing in this Section 3.4(e) shall preclude a Credit Party from waiving the collection of similar costs from one or more of its other customers.

          (f) If any Credit Party fails to give the notice described in Section 3.4(d) within 90 days after it obtains such actual knowledge of the event required to be described in such notice, such Credit Party shall, with respect to any compensation that would otherwise be owing to such Credit Party under this Section 3.4, only be entitled to payment for increased costs incurred from and after the date that such Credit Party does give such notice.

     Section 3.5 Compensation

          Each Borrower shall compensate each Lender, within 3 days of its written demand therefor (which demand shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities, including any loss, expense or liability (including those related to currency exchange) incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Fixed Rate Loans but excluding any loss of anticipated profit which such Lender may sustain: (i) if for any reason, a borrowing of, or conversion from or into a Fixed Rate Loan does not occur on a date specified therefor in a Notice of Borrowing, a Notice of Conversion or a Bid accepted by a Borrower; (ii) if any repayment (including any repayment made pursuant to Section 2.8 or as a result of an acceleration of the Loans pursuant to Article 9) or conversion of any of such Borrower's Fixed Rate Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of such Borrower's Fixed Rate Loans is not made on any date specified in a notice of prepayment given by such Borrower; (iv) the assignment of any Fixed Rate Loan other than on the last day of the Interest Period or maturity date applicable thereto as a result of a request by the Parent pursuant to Section 3.8 or (v) as a consequence of (x) any other default by such Borrower to repay its Loans when required by the terms of this Agreement or (y) any election made pursuant to or event described in
Section 2.7(c), 2.7(d), 3.4(b) or 3.9.

     Section 3.6 Taxes

          (a) Payments to Be Free and Clear. All payments by each Borrower under the Loan Documents shall be made free and clear of, and without any deduction or withholding for, any Indemnified Tax. If any Loan Party or any other Person is required by any treaty, law, rule, regulation, order, directive or guideline to make any deduction or withholding (which deduction or withholding would constitute an Indemnified Tax) from any amount required to be paid by any Loan Party to or on behalf of any Indemnified Tax Person under any Loan Document (each a "Required Payment"):

               (i) such Loan Party shall notify the Administrative Agent and such Indemnified Tax Person of any such requirement or any change in any such requirement as soon as such Loan Party becomes aware of it;

               (ii) such Loan Party shall pay such Indemnified Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on such Loan Party) for its own account or (if the liability is imposed on such Indemnified Tax Person) on behalf of and in the name of such Indemnified Tax Person;

               (iii) such Loan Party shall pay to such Indemnified Tax Person an additional amount such that such Indemnified Tax Person shall receive on the due date therefor an amount equal to the Required Payment had no such deduction or withholding been required; and

               (iv) such Loan Party shall, within 30 days after paying such Indemnified Tax, deliver to the Administrative Agent and the applicable Indemnified Tax Person satisfactory evidence of such payment to the relevant Governmental Authority.

          (b) Other Indemnified Taxes. If an Indemnified Tax Person or any affiliate thereof is required by any treaty, law, rule, regulation, order, directive or guideline to pay any Indemnified Tax (excluding an Indemnified Tax which is subject to Section 3.6(a)) with respect to any sum paid or payable by any Loan Party to such Indemnified Tax Person under the Loan Documents:

               (i) such Indemnified Tax Person shall notify such Loan Party of any such payment of Indemnified Tax; and

               (ii) such Loan Party shall pay to such Indemnified Tax Person the amount of such Indemnified Tax within 5 days of such notice.

          (c) Tax on Indemnified Taxes. If any amounts are payable by a Loan Party in respect of Indemnified Taxes pursuant to Section 3.6(a) or (b), such Loan Party agrees to pay to the applicable Indemnified Tax Person, within 5 Business Days of written request therefor, an amount equal to all Taxes imposed with respect to such amounts as such Indemnified Tax Person shall determine in good faith are payable by such Indemnified Tax Person or any affiliate thereof in respect of such amounts and in respect of any amounts paid to or on behalf of such Indemnified Tax Person pursuant to this subsection (c).

          (d) Exception for Existing Taxes. No amount shall be required to be paid to any Indemnified Tax Person under Section 3.6(a)(iii) or (b) with respect to an Indemnified Tax to the extent that such Indemnified Tax would have been required to have been paid under any treaty, law, rule, regulation, order, directive or guideline in effect on the Effective Date.

          (e) U.S. Tax Certificates. Each Lender that is organized under the laws of any jurisdiction other than the United States or any political subdivision thereof shall deliver to the Administrative Agent for transmission to the Parent, on or prior to the Effective Date (in the case of each Lender listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement or master assignment and acceptance agreement pursuant to which it becomes a Lender in accordance with Section 2.7(c) or 11.6 (in the case of each other Lender), and at such other times as may be necessary in the determination of the Parent, any Loan Party or the Administrative Agent (each in the reasonable exercise of its discretion), such certificates, documents or other evidence, properly completed and duly executed by such Lender (including, without limitation, Internal Revenue Service Form W8-BEN or Form W8-ECI) to establish that such Lender is not subject to deduction or withholding of United States federal income tax under Section 1441, 1442 or 3406 of the Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under the Loan Documents. No Loan Party shall be required to pay any additional amount to any such Lender under Section 3.6(a)(iii) if such Lender shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if such Lender shall have satisfied such requirements on the Effective Date (in the case of each Lender listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement or master assignment and acceptance agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection shall relieve any Loan Party of its obligation to pay any additional amounts pursuant to Section 3.6(a)(iii) in the event that, as a result of any change in applicable law (including, without limitation, any change in the interpretation thereof), such Lender is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in the immediately preceding sentence.

          (f) Other Tax Certificates. Each Indemnified Tax Person agrees to use reasonable efforts to deliver to any Loan Party, promptly upon any request therefor from time to time by such Loan Party, such forms, documents and information as may be required by applicable treaty, law or regulation from time to time and to file all appropriate forms to obtain a certificate or other appropriate documents from the appropriate Governmental Authorities to establish that payments made in respect of any Alternate Currency Loan or Letter of Credit denominated in an Alternate Currency by such Loan Party can be made without (or at a reduced rate of) withholding of Taxes, provided that if such Indemnified Tax Person is or becomes unable by virtue of any applicable treaty, law or regulation, to establish such exemption or reduction, such Loan Party shall nonetheless remain obligated under Subsection 3.6(a) to pay the amounts described therein, and provided further, that no Indemnified Tax Person shall be required to take any action hereunder which, in the sole discretion of such Indemnified Tax Person, would cause such Indemnified Tax Person or any affiliate thereof to suffer a material economic, legal or regulatory disadvantage.

          (g) Adverse Tax Position.

               (i) An "Excess Tax" shall be the excess of (x) the Tax imposed, levied, collected, withheld or assessed by any Governmental Authority without the United States from which a payment is made by or on behalf of a Loan Party subject to an Adverse Tax Position or in which such Loan Party or an affiliate has an office or is deemed to be doing business, over (y) the Tax which would be imposed, levied, collected, withheld or assessed by such Governmental Authority, but for the existence of such Adverse Tax Position.

               (ii) An "Adverse Tax Position" with respect to a Loan Party shall mean a position resulting from the lack of adequate capitalization or other similar condition with respect to such Loan Party which, under applicable treaty or law, results in higher Taxes on payments under the Loan Documents than would otherwise be imposed.

               (iii) All payments by each Borrower under the Loan Documents shall be made free and clear of, and without any deduction or withholding for, any Excess Tax. If any Loan Party or any other Person is required by any treaty, law, rule, regulation, order, directive or guideline to make any deduction or withholding on account of any Tax from any Required Payment with respect to any Indemnified Tax Person and if all or a portion of such Tax represents Excess
Tax:

                    (A) such Loan Party shall notify the Administrative Agent and such Indemnified Tax Person of any such requirement or any change in any such requirement as soon as such Loan Party becomes aware of it;

                    (B) such Loan Party shall pay such Excess Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on such Loan Party) for its own account or (if the liability is imposed on such Indemnified Tax Person) on behalf of and in the name of such Indemnified Tax Person;

                    (C) such Loan Party shall pay to such Indemnified Tax Person an additional amount such that such Indemnified Tax Person shall receive on the due date therefor an amount equal to the Required Payment had no such deduction or withholding been required with respect to such Excess Tax; and

                    (D) such Loan Party shall, within 30 days after paying such Excess Tax, deliver to the Administrative Agent and the applicable Indemnified Tax Person satisfactory evidence of such payment to the relevant Governmental Authority.

               (iv) If an Indemnified Tax Person or any affiliate thereof is required by any treaty, law, rule, regulation, order, directive or guideline to pay any Excess Tax (excluding Excess Tax which is subject to Section 3.6(g)(iii)) with respect to any sum paid or payable by any Loan Party to such Indemnified Tax Person under the Loan Documents:

                    (A) such Indemnified Tax Person shall notify such Loan Party of any such payment of Excess Tax; and

                    (B) such Loan Party shall pay to such Indemnified Tax Person the amount of such Excess Tax within 5 Business Days of such notice.

               (v) If any amounts are payable by a Loan Party in respect of Excess Tax pursuant to Section 3.6(g)(iii) or (iv) such Loan Party agrees to pay to the applicable Indemnified Tax Person, within 5 days of written request therefor, an amount equal to all Taxes imposed with respect to such amounts as such Indemnified Tax Person shall determine are payable by such Indemnified Tax Person or any affiliate thereof in respect of such amounts and in respect of any amounts paid to or on behalf of such Indemnified Tax Person pursuant to this clause (v).

     Section 3.7 Change of  Applicable  Lending  Office and  Applicable  Payment
Office

          (a) With respect to any Loan of any Lender or any Letter of Credit, such Lender agrees that on the occurrence of any event giving rise to the operation of Section 3.4(a)(ii) or (iii), Section 3.4(c), Section 3.4(d) or
Section 3.6 with respect to such Loan or such Letter of Credit, it will, if requested by the applicable Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office or Applicable Payment Office, as the case may be, for such Loan or such Letter of Credit affected by such event, provided that such designation is made on such terms that such Lender and its Applicable Lending Office or Applicable Payment Office, as the case may be, suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section shall affect or postpone any of the obligations of any Borrower or the right of any Lender provided in Sections 3.4, 3.5 and 3.6.

          (b) Each Lender shall have the right at any time and from time to time to transfer any of its Loans to a different office, provided that such Lender shall promptly notify the Administrative Agent and the Parent (on behalf of all Borrowers) of any such change of office. Such office shall thereupon become such Lender's Applicable Lending Office for such Loan provided that no such Lender shall be entitled to receive any greater amount under Section 3.4(a)(ii) or
(iii), Section 3.4(c) or Section 3.6 as a result of a transfer of any such Loans to a different office of such Lender than it would be entitled to immediately prior thereto unless such claim would have arisen even if such transfer had not occurred.

     Section 3.8 Replacement of Lender

          If (i) any Borrower is obligated to pay to any Lender any amount under
Section 3.6(a), (b) or (c) and such payment is attributable solely to any change since the Effective Date (in the case of each Lender listed on the signature pages hereof) or since the effective date of the Assignment and Acceptance Agreement pursuant to which it became a Lender (in the case of each other Lender) in any applicable treaty, law, rule, regulation, order, directive or guideline (whether or not having the force of law) or in the interpretation or administration thereof (including the introduction of any new treaty, law, rule, regulation, order, directive or guideline), (ii) any Lender shall have failed to make available a Loan on the date on which and in the amount in which it was obligated to do so and shall not have cured such failure within three Business Days or (iii) any Lender shall have demanded any payment under Section 3.4 or excused itself from funding a Loan pursuant to Section 3.4, the Parent shall have the right, in accordance with the requirements of Section 11.6(b), if no Default or Event of Default shall exist to replace up to two such Lenders (each a "Replaced Lender") with one or more other assignees (each, a "Replacement Lender"), reasonably acceptable to the Swing Line Lender and the Issuing Bank, provided that (I) at the time of any replacement pursuant to this Section, the Replacement Lender shall enter into one or more Assignment and Acceptance Agreements pursuant to
Section 11.6(b) (with the processing and recordation fee payable pursuant to said Section 11.6(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire the Core Currency Commitment and all Individual Currency Commitments of the Replaced Lender and the outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (w) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all drawings on all Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 3.3,
(x) the Issuing Bank an amount equal to such Replaced Lender's Core Currency Commitment Percentage of all drawings (which at such time remains an unpaid drawing) to the extent such amount was not theretofore funded by such Replaced Lender, (y) the Swing Line Lender an amount equal to such Replaced Lender's Core Currency Commitment Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender and (z) the Administrative Agent an amount equal to all amounts owed by such Replaced Lender to the Administrative Agent under this Agreement, including, without limitation, an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, a corresponding amount of which was made available by the Administrative Agent to the applicable Borrower(s) pursuant to Section 2.4(d) and which has not been repaid to the Administrative Agent by such Replaced Lender or the applicable Borrower(s) and (II) all obligations of the Borrowers owing to the Replaced Lender (other than those specifically described in clause (I) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Acceptance Agreements and the payment of amounts referred to in clauses (i) and (ii) of this Section 3.8, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 3.4, 3.5, 3.6 and 11.3), which shall survive as to such Replaced Lender.

     Section 3.9 Conversion of Alternate Currency Loans to Dollar Loans

          Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, and to the extent permitted by applicable law, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice to the Parent (on behalf of all Borrowers), declare that all, or such portion as the Administrative Agent shall specify in such notice, Alternate Currency Loans shall automatically be deemed converted into and redenominated as ABR Advances and assumed by the Parent, in each case as of the date set forth in such notice, such conversion and redenomination to be deemed effected at the Dollar Equivalent, determined as of such date, for all such Alternate Currency Loans.

     Section 3.10 Market Conventions Relating to Alternate Currencies

          Except as otherwise expressly provided in this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the adoption of the Euro in any Participating Member State or any relevant market conventions or practices relating to any Alternate Currency.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES

          In order to induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Swing Line Lender to make the Swing Line Loans and the Lenders to participate therein, and the Issuing Bank to issue the Letters of Credit and the Lenders to participate therein, the Parent and the Borrowers make the following representations and warranties to the Administrative Agent, the Issuing Bank, the Swing Line Lender and the Lenders:

     Section 4.1 Subsidiaries; Capital Stock

          As of the Agreement Date, the Parent has only the Subsidiaries set forth on, and the authorized, issued and outstanding capital stock of the Parent and each such Subsidiary (or partnership or other interests, as the case may be) is as set forth on, Schedule 4.1. The shares of, or partnership or other interests in, each Subsidiary of the Parent that are owned by the Parent or another Subsidiary of the Parent are owned beneficially and of record by the Parent or another Subsidiary of the Parent, are free and clear of all Liens except as otherwise permitted by Section 8.3, and are duly authorized, validly issued, fully paid and nonassessable except, in the case of any Subsidiary organized under the laws of the State of New York, for any liability that may arise under the provisions of Section 630 of the Business Corporation Law of the State of New York. As of the Agreement Date, except as set forth on Schedule 4.1, (a) neither the Parent nor any of its Subsidiaries has issued any securities convertible into, or options or warrants for, any common or preferred equity securities thereof, (b) there are no agreements, voting trusts or understandings binding upon the Parent or any of its Subsidiaries with respect to the voting securities of the Parent or any of its Subsidiaries or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other right with respect thereto, whether similar or dissimilar to any of the foregoing, and
(c) the Parent owns, directly or indirectly, all of the outstanding capital stock of each of its Subsidiaries.

     Section 4.2 Existence and Power

          Each of the Parent and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business in each jurisdiction in which the failure so to qualify could reasonably be expected to have a Material Adverse effect.

     Section 4.3 Authority

          Each of the Parent and each of its Subsidiaries has full power and authority to enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party, all of which have been duly authorized by all proper and necessary corporate, partnership or other action, as the case may be, and are in full compliance with its certificate of incorporation and bylaws, partnership agreement or other organizational documents, as the case may be. No consent or approval of, or other action by, shareholders of the Parent, any Borrower, any Governmental Authority or any other Person, which has not already been obtained, is required to authorize in respect of the Parent or any of its Subsidiaries, or is required in connection with the execution, delivery and performance by the Parent and each of its Subsidiaries of, the Loan Documents to which it is a party, or is required as a condition to the enforceability against the Parent or such Subsidiary of the Loan Documents to which it is a party.

     Section 4.4 Binding Agreement

          Each Loan Document has been duly executed and delivered by each of the Parent and each of its Subsidiaries to the extent it is a party thereto and constitutes the valid and legally binding obligations of the Parent and each of its Subsidiaries to the extent the Parent or such Subsidiary, as the case may be, is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles relating to the availability of specific performance as a remedy and except to the extent that indemnification obligations may be limited by federal or state securities laws or public policy relating thereto.

     Section 4.5 Litigation

          (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent and the Borrowers, threatened against or affecting the Parent or any of its Subsidiaries that, if adversely determined (and there exists a reasonable possibility of such adverse determination), could reasonably be expected, individually or in the aggregate, to result in a Material Adverse effect. There are no proceedings pending or, to the knowledge of the Parent and the Borrowers, threatened against the Parent or any of its Subsidiaries (a) which call into question the validity or enforceability of, or otherwise seek to invalidate any Loan Document, or (b) which might, individually or in the aggregate, materially and adversely affect any of the transactions contemplated by any Loan Document.

          (b) Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse effect, neither the Parent nor any of its Subsidiaries (i) have failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental

Law, (ii) have become subject to any Environmental Liability, (iii) have received notice of any claim with respect to any Environmental Liability or (iv) know of any basis for any Environmental Liability.

     Section 4.6 Governmental Approvals; No Conflicts

          The Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Borrower or any of its Subsidiaries or any order of any Governmental Authority, (iii) will not violate or result in a default under any material indenture, agreement or other instrument binding upon any Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Borrower or any of its Subsidiaries which defaults, individually or in the aggregate, could reasonably be expected to result in a Material Adverse effect, and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of the Subsidiaries (other than Liens permitted by Section 8.3).

     Section 4.7 Taxes

          Each of the Parent and its Subsidiaries has filed or caused to be filed all tax returns, and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against them, the failure of which to file or pay could reasonably be expected to have a Material Adverse effect, and no tax Liens have been filed against the Parent or any of its Subsidiaries and no claims are being asserted with respect to such taxes which are required by GAAP (as in effect on the Agreement Date) to be reflected in the Financial Statements and are not so reflected therein. The charges, accruals and reserves on the books of the Parent and each of its Subsidiaries with respect to all Federal, state, local, foreign and other taxes are considered by the management of the Parent and the Borrowers to be adequate, and neither the Parent nor any Borrower knows of any unpaid assessment which is or might be due and payable against it or any of its Subsidiaries or any Property of the Parent or any of its Subsidiaries, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP.

     Section 4.8 Compliance with Applicable Laws; Filings

          Neither the Parent nor any of its Subsidiaries is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse effect. The Parent and each of its Subsidiaries is complying with all applicable statutes, rules and regulations of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse effect. The Parent and each of its Subsidiaries has filed or caused to be filed with all Governmental Authorities all reports, applications, documents, instruments and information required to be filed pursuant to all applicable laws, rules, regulations and requests which, if not so filed, could reasonably be expected to have a Material Adverse effect. Each Borrower, prior to each borrowing by it hereunder in any jurisdiction, has obtained all necessary approvals and consents of, and has filed or caused to be filed all reports, applications, documents, instruments and information required to be filed pursuant to all applicable laws, rules, regulations and requests of, all Governmental Authorities in connection with such borrowing in such jurisdiction.

     Section 4.9 Investment and Holding Company Status

          Neither the Parent nor any of its Subsidiaries nor any corporation controlling the Parent or any of its Subsidiaries or under common control with the Parent or any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, in each case as amended, or is subject to any statute or regulation which regulates the incurrence of Indebtedness, including statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

     Section 4.10 Property

          Each of the Parent and each of its Subsidiaries has good and marketable title to, or a valid leasehold interest in, all of its real Property, and is the owner of, or has a valid lease of, all personal property, in each case which is material to the Parent and its Subsidiaries taken as a whole, subject to no Liens, except Liens permitted by Section 8.3. All leases of Property to each of the Parent and each of its Subsidiaries are in full force and effect, the Parent or such Subsidiary enjoys quiet and undisturbed possession under all leases of real property and neither the Parent nor any of its Subsidiaries is in default beyond any applicable grace period of any provision thereof, the effect of which could reasonably be expected to have a Material Adverse effect.

     Section 4.11 Federal Reserve Regulations; Use of Loan Proceeds

          Neither the Parent nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans or any Letter of Credit will be used, directly or indirectly, for a purpose which violates the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as amended. Anything in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Parent or any of its Subsidiaries in violation of any limitation or prohibition provided by any applicable law, regulation or statute, including Regulation U of the Board of Governors of the Federal Reserve System.

     Section 4.12 No Misrepresentation

          No representation or warranty contained in any Loan Document and no certificate, Financial Statement, other financial statement or written notice furnished or to be furnished by the Parents or any of its Subsidiaries in connection with the transactions contemplated hereby, contains or will contain, as of its date, a misstatement of material fact, or omits or will omit to state, as of its date, a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made.

     Section 4.13 ERISA

          (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of all such underfunded Plans.

          (b) All contributions required to be made with respect to each Foreign Pension Plan have been timely made. Each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable Governmental Authorities. Neither the Parent nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan required to be funded, determined as of the end of the most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities by more than the foreign exchange equivalent (based on the applicable spot exchange rate) of $2,000,000.

     Section 4.14 Financial Statements

          The Parent has heretofore delivered to the Administrative Agent and the Lenders copies of its Form 10-K for the fiscal year ended January 31, 2001, containing the audited Consolidated Balance Sheets of the Parent and its Subsidiaries as of such date and the related Consolidated Statements of Income, Stockholders' Equity and Cash Flows for the fiscal year then ended (collectively, with the applicable related notes and schedules, the "Financial Statements"). The Financial Statements fairly present the Consolidated financial condition and results of the operations of the Parent and its Subsidiaries as of the dates and for the periods indicated therein and have been prepared in conformity with GAAP as then in effect subject, in the case of interim Financial Statements, to normal year-end adjustments. Neither the Parent nor any of its Subsidiaries has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which, in accordance with GAAP as then in effect, should have been disclosed in the Financial Statements and was not. Since January 31, 2001, there has been no Material Adverse change.

     Section 4.15 Franchises, Intellectual Property, Etc.

          Each of the Parent and each of its Subsidiaries possesses or has the right to use all franchises, Intellectual Property, licenses and other rights as are material and necessary for the conduct of its business, and with respect to which it is in compliance, with no known conflict with the valid rights of others which could reasonably be expected to have a Material Adverse effect. No event has occurred which permits or, to the best knowledge of the Parent and the Borrowers, after notice or the lapse of time or both, or any other condition, could reasonably be expected to permit, the revocation or termination of any such franchise, Intellectual Property, license or other right which revocation or termination could reasonably be expected to have a Material Adverse effect.

     Section 4.16 Labor Relations

          Except as set forth on Schedule 4.16, neither the Parent nor any of its Subsidiaries is a party to any collective bargaining agreement and, to the best knowledge of the Parent and the Borrowers, no petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative with respect to the Parent or such Subsidiary. There are no material controversies pending between the Parent or any of its Subsidiaries and any of their respective employees, which could reasonably be expected to have a Material Adverse effect.

     Section 4.17 Existing Letters of Credit

          Schedule 4.17 lists each Existing Letter of Credit outstanding on the Agreement Date, the Core Currency in which such Letter of Credit is denominated, the expiry date thereof, the beneficiary thereof.

ARTICLE 5. CONDITIONS OF EFFECTIVENESS

          This Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 11.1):

     Section 5.1 Evidence of Corporate Action

          The Administrative Agent shall have received a certificate, dated the Effective Date, of the Secretary or Assistant Secretary of each Loan Party (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing all necessary corporate action (in form and substance reasonably satisfactory to the Administrative Agent) taken by it to authorize the Loan Documents to which it is a party and the transactions contemplated thereby, (ii) attaching a true and complete copy of its organizational documents, (iii) setting forth the incumbency of its officer(s) who may sign such Loan Documents, including therein a signature specimen of such officer(s), and (iv) attaching a certificate of good standing of the Secretary of State of the State of its incorporation and each of the jurisdictions listed on Schedule 5.1, in each case to the extent such certificate of good standing is available.

     Section 5.2 Guaranty

          Each of the Guarantors shall have delivered to the Administrative Agent a guaranty, dated as of the date hereof, executed by such Loan Party and in the form of Exhibit M (as the same may be amended, supplemented or otherwise modified from time to time, the "Guaranty").

     Section   5.3  Opinion  of  Counsel  to  the   Borrowers   and  the  Parent

          (a) The  Administrative  Agent shall have received an opinion of Karen
L. Sharp, corporate counsel to the Parent and the Domestic Borrowers, dated the Effective Date, substantially in the form of Exhibit N-1.

          (b) The Administrative Agent shall have received, in respect of each Borrower which is not a Domestic Borrower, an opinion of local foreign counsel, reasonably satisfactory to the Administrative Agent, to such Borrower, dated the Effective Date, substantially in the form of Exhibit N-2.

     Section 5.4 Existing Credit Agreement

          The commitments under the Existing Credit Agreement shall have been terminated and all loans, interest and other obligations payable thereunder shall have been paid in full or reallocated as Loans under this Agreement, and the Administrative Agent shall have received satisfactory evidence of the foregoing.

     Section 5.5 Payment of Fees

          The Administrative Agent shall have received, for the account of the Lenders and itself, all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Parent hereunder.

     Section 5.6 Closing Fixed Charge Coverage Ratio

          The Administrative Agent shall have received a certificate of a Financial Officer of the Parent, dated the Effective Date and in form and substance satisfactory to the Administrative Agent, setting forth the Fixed Charge Coverage Ratio on the Effective Date (attaching calculations in reasonable detail) and confirming compliance with the conditions set forth in
Section 6.1.

     Section 5.7 Other Documents

          The Administrative Agent shall have received such other documents, each in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent shall reasonably require in connection with the effectiveness of this Agreement.

ARTICLE 6. CONDITIONS OF LENDING - ALL LOANS AND LETTERS OF CREDIT

          The obligation of each Lender to make each Loan, the obligation of the Swing Line Lender to make each Swing Line Loan and the obligation of the Issuing Bank to issue, amend, renew or extend a Letter of Credit is subject to the fulfillment of the following conditions precedent:

     Section 6.1 Compliance

          On each Borrowing Date, and after giving effect to the Loans to be made, and the Letters of Credit to be issued, amended, renewed or extended on such Borrowing Date, (a) there shall exist no Default or Event of Default and
(b) the representations and warranties contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date except to the extent that any representation or warranty under Section 4.1 expressly relates to an earlier date, and each Notice of Borrowing and each Letter of Credit Request shall be deemed to constitute a certification to such effect.

     Section 6.2 Loan Closings

          All documents required by the provisions of this Agreement to have been executed or delivered by each Loan Party to the Administrative Agent, the Issuing Bank, the Swing Line Lender or any Lender on or before the applicable Borrowing Date shall have been so executed or delivered on or before such Borrowing Date.

     Section 6.3 Borrowing or Letter of Credit Request

          The receipt by the Administrative Agent of a Notice of Borrowing, in the case of such Loan, or a Letter of Credit Request, in the case of a Letter of Credit, executed by the Parent and the applicable Borrower (which Borrower shall be a Permitted Borrower with respect to the applicable Currency in which such Loan is to be denominated) or Letter of Credit Applicant making such request.

     Section 6.4 Other Documents

          The Administrative Agent shall have received such other documents, each in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent shall reasonably require in connection with the making of the Loans and the issuance of the Letters of Credit on such Borrowing Date.

ARTICLE 7. AFFIRMATIVE AND FINANCIAL COVENANTS

          Until the Core Currency Commitments and the Individual Currency Commitments of all Lenders have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit have expired and all LC Disbursements have been reimbursed, the Parent covenants and agrees with the Credit Parties that:

     Section 7.1 Legal Existence

          Except as may otherwise be permitted by Sections 8.4, 8.5 and 8.6, the Parent will maintain, and cause each of its Subsidiaries to maintain, (i) its corporate, partnership or other existence, as the case may be, and (ii) such existence in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse effect; provided that, subject to Article 8, nothing in this Section 7.1 shall prevent the abandonment or termination of the corporate, partnership or other existence or good standing of such Subsidiary (other than Tiffany, Tiffany International and Tiffany Japan) in any jurisdiction if (i), in the reasonable judgment of the Parent and such Subsidiary, such abandonment or termination is in the best interest of the Parent and its Subsidiaries taken as a whole and would not have a Material Adverse effect and (ii) such Subsidiary, at the time of such abandonment or termination, has no obligations, contingent or otherwise, under any Loan Documents to any Credit Party.

     Section 7.2 Taxes

          The Parent will pay and discharge when due, and cause each of its Subsidiaries so to do, all taxes, assessments, governmental charges, license fees and levies upon or with respect to the Parent and such Subsidiary, and upon the income, profits and Property thereof unless, and only to the extent, that
(a) such taxes, assessments, governmental charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Parent or such Subsidiary, and (b) such reserve or other appropriate provision as shall be required by GAAP shall have been made therefor.

     Section 7.3 Insurance

                  The Parent will maintain, and cause each of its Subsidiaries to maintain, insurance with financially sound insurance carriers against at least such risks, and in at least such amounts, as are usually insured against by similar businesses, including business interruption, public liability (bodily injury and property damage), fidelity, workers' compensation (where required) and property insurance, upon request a detailed list of such insurance then in effect, stating the names of the carriers thereof, the policy numbers, the insureds thereunder, the amounts of insurance, dates of expiration thereof, and the Property and risks covered thereby; except that the Parent or any of its Subsidiaries may effect workers' compensation or similar insurance in respect of operations in any jurisdiction either through an insurance fund operated by such jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accord with applicable laws and good business practice.

     Section 7.4 Performance of Obligations

          Pay and discharge promptly when due, and cause each of its Subsidiaries so to do, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, could reasonably be expected to (a) have a Material Adverse effect, or (b) become a Lien on the Property of the Parent or any of its Subsidiaries, except Liens permitted under
Section 8.3, provided that neither the Parent nor such Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such Indebtedness, obligation or claim so long as (i) the validity thereof shall be contested in good faith and by appropriate proceedings diligently conducted by the Parent or such Subsidiary and (ii) such reserve or other appropriate provision as shall be required by GAAP shall have been made therefor.

     Section 7.5 Condition of Property

          Except for ordinary wear and tear, at all times, the Parent will maintain, protect and keep in good repair, working order and condition, all Property used in the operation of its business (other than Property which is replaced with similar Property), except (i) to the extent that the failure so to do would not, individually or in the aggregate, have a Material Adverse effect, and cause each of its Subsidiaries so to do, and (ii) as permitted under Sections 8.3 and 8.4.

     Section 7.6 Observance of Legal Requirements

          The Parent will observe and comply in all material respects, and cause each of its Subsidiaries so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it or to such Subsidiary, a violation of which could reasonably be expected to have a Material Adverse effect.

     Section 7.7 Financial Statements and Other Information

          The Parent will maintain, and cause each of its Subsidiaries to maintain, a standard system of accounting in accordance with GAAP, and furnish to each Lender:

          (a) As soon as available and, in any event, within 120 days after the close of each fiscal year, a copy of (i) the Balance Sheet as of the end of such fiscal year, of the Parent on a Consolidated basis, and (ii) the related Statements of Income, Cash Flows and Shareholder's Equity for such fiscal year, of the Parent on a Consolidated basis, setting forth in each case in comparative form the corresponding figures in respect of the previous fiscal year, all in reasonable detail, and accompanied by, in the case of such Consolidated financial statements, a report of the Accountants, which report shall state that
(A) the Accountants audited such Consolidated financial statements, (B) such audit was made in accordance with generally accepted auditing standards in effect at the time and provides a reasonable basis for such opinion, and (C) said Consolidated financial statements have been prepared in accordance with GAAP;

          (b) Simultaneously with the delivery of the certified statements required by subsection (a) above, copies of a certificate of such Accountants stating that, in making the examination necessary for their audit of the Consolidated financial statements of the Parent for such fiscal year, nothing came to their attention of a financial or accounting nature that caused them to believe that there shall have occurred any condition or event which would constitute a Default or an Event of Default, or, if so, specifying in such certificate all such Defaults and Events of Default and the nature and status thereof;

          (c) As soon as available, and in any event within 60 days after the end of each of the first three fiscal quarters, and 120 days after the end of the last fiscal quarter, of each fiscal year, a copy of (i) the Balance Sheet, as of the end of such quarter, of the Parent on a Consolidated basis and (ii) the related Statements of Income, Cash Flows and Shareholder's Equity of the Parent on a Consolidated basis for (x) such quarter, and (y) the period from the beginning of the then current fiscal year to the end of such quarter, in each case in comparative form with the prior fiscal year, all in reasonable detail and prepared in accordance with GAAP (without footnotes and subject to year-end adjustments), together with a certificate of a Responsible Officer, which certificate shall state that all such financial statements fairly present the financial condition and results of operations of the Parent and its Subsidiaries and have been prepared in accordance with GAAP (but without footnotes and subject to year-end adjustments);

          (d) Notwithstanding anything to the contrary contained herein, the Parent may satisfy its obligation to furnish (i) the Consolidated financial statements referred to in subsection (a) above by furnishing, as soon as available, and in any event within 120 days after the end of the applicable fiscal year, a copy of the annual audited Consolidated financial statements of the Parent and its Subsidiaries prepared in conformity with GAAP and as filed with the SEC for such fiscal year, and (ii) the Consolidated financial statements referred to in subsection (c) above by furnishing, as soon as available, and in any event within 60 days after the end of the applicable fiscal quarter, copies of the Consolidated financial statements of the Parent and its Subsidiaries as filed with the SEC for the applicable fiscal quarter;

          (e) Simultaneously with the delivery of the financial statements required by subsections (a), (c) and (d) above, a certificate of a Responsible Officer certifying that to the best of his or her knowledge no condition or event has occurred which would constitute a Default or an Event of Default, or if so, specifying in such certificate all such violations, conditions and events and the nature and status thereof;

          (f) Within 60 days after the end of each of the first three fiscal quarters, and within 120 days after the end of the last fiscal quarter, of each fiscal year, a Compliance Certificate, as of the end of such fiscal quarter, certified by a Responsible Officer;

          (g) Prompt written notice upon the Parent or any of its Subsidiaries obtaining knowledge that: (i) any Indebtedness of the Parent or any of its Subsidiaries in an aggregate amount in excess of $5,000,000 shall have been declared or become due and payable prior to its stated maturity, or called and not paid when due, or required to be purchased or otherwise acquired by the Parent or any of its Subsidiaries prior to its stated maturity, and whether such acceleration shall have been rescinded or annulled, or (ii) the holders of any notes, or other evidence of Indebtedness, certificates or securities evidencing any such Indebtedness, or any obligees with respect to any other Indebtedness of the Parent or any of its Subsidiaries, have the right to declare Indebtedness in an aggregate amount in excess of $5,000,000 due and payable prior to its stated maturity or have the right to require the Parent or any of its Subsidiaries to purchase or otherwise acquire any such Indebtedness prior to its stated maturity and whether such right shall have been waived;

          (h) Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming the Parent or any of its Subsidiaries a party to any proceeding before any Governmental Authority which could reasonably be expected to have a Material Adverse effect, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (ii) any lapse or other termination of any license, permit, franchise or other authorization issued to the Parent or any of its Subsidiaries by any Governmental Authority, (iii) any refusal by any Governmental Authority to renew or extend any license, permit, franchise or other authorization, and (iv) any dispute between the Parent or any of its Subsidiaries and any Governmental Authority, which lapse, termination, refusal or dispute, referred to in clause
(ii), (iii) or (iv) above, could reasonably be expected to have a Material Adverse effect;

          (i) Promptly upon becoming available, copies of all regular, periodic or special reports, schedules, proxy statements, registration statements, 10-Ks, 10-Qs and 8-Ks which the Parent or any of its Subsidiaries may now or hereafter be required to file with or deliver to any securities exchange or the SEC, and copies of all material news releases sent to financial analysts;

          (j) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent and its Subsidiaries in an aggregate amount exceeding $5,000,000; and

          (k) Upon a Responsible Officer becoming aware thereof, prompt written notice that a material contribution required to be made to any Foreign Pension Plan has not been timely made, the failure of which would reasonably be expected to have a Material Adverse effect;

          (l) Upon a Responsible Officer becoming aware thereof, prompt written notice of the occurrence of (i) each Default, (ii) each Event of Default, and
(iii) each Material Adverse change and (iv) a Change of Control;

          (m) Promptly upon receipt thereof, copies of all audit reports relating to the Parent or any of its Subsidiaries submitted by the Accountants in connection with each annual, interim or special audit of the books of the Parent or any of its Subsidiaries; and

          (n) Promptly upon request therefor, such other information and reports regarding the business, condition (financial or otherwise), property or prospects of the Parent and its Subsidiaries, as the Administrative Agent or any Lender at any time or from time to time may reasonably request.

     Section 7.8 Inspection

          At all reasonable times, upon reasonable prior notice, the Parent will permit representatives of the Administrative Agent or any Lender to visit the offices of the Parent or each of its Subsidiaries, to examine the books and records thereof and Accountants' reports relating thereto, and to make copies or extracts therefrom, to discuss the affairs of the Parent and its Subsidiaries with the respective officers thereof, and to examine and inspect the Property of the Parent and its Subsidiaries and to meet and discuss the affairs of the Parent and its Subsidiaries with the Accountants.

     Section 7.9 Authorizations

          The Parent will maintain and cause each of its Subsidiaries to maintain, in full force and effect, all copyrights, patents, trademarks, trade names, franchises, licenses, permits, applications, reports, and other authorizations and rights, as are necessary for the conduct from time to time of their businesses, except to the extent the failure so to maintain such items, individually or in the aggregate, could not reasonably be expected to have a Material Adverse effect.

     Section 7.10 Subsidiaries

          (a) At all times the Parent will maintain (directly or indirectly), beneficially and of record, (i) at least 51% of the voting control of, and at least 51% of the equity in, Tiffany & Co. K.K., and (ii) 100% of the voting control of, and 100% of the equity in, each other Borrower.

          (b) Except as set forth on Schedule 4.1 or as may otherwise be permitted by Sections 8.4, 8.5 and 8.6, the Parent will at all times maintain (directly or indirectly), beneficially and of record, 100% of the voting control of, and 100% of the equity in, each of its other Subsidiaries.

     Section 7.11 Leverage Ratio

          At all times the Parent will maintain a Leverage Ratio not greater than 0.60:1.00.

     Section 7.12 Fixed Charge Coverage Ratio

          At all times the Parent will maintain a Fixed Charge Coverage Ratio greater than or equal to 2.00:1.00.

     Section 7.13 Additional Guarantors

          The Parent will cause each Subsidiary of the Parent that is an organization organized under the laws of the United States or any State thereof (other than a Subsidiary that is a party to the Guaranty) that becomes a Borrower pursuant to the provisions of this Agreement, to become a party to the Guaranty in the manner provided therein contemporaneously with such Subsidiary becoming a Borrower.

     Section 7.14 Use of Proceeds

          The proceeds of the Loans and the Letters of Credit will be used only as follows: (i) to refinance the Indebtedness under the Existing Credit Agreement and (ii) for general corporate purposes of the Parent and its Subsidiaries not inconsistent with the terms hereof. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase, acquire or carry any Margin Stock or for any purpose that entails a violation of any of the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X.

     Section 7.15 Environmental Compliance

          The Parent will use and operate all of its facilities and property in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except where noncompliance with any of the foregoing could not reasonably be expected to have a Material Adverse effect, and cause each of its Subsidiaries so to do.

ARTICLE 8. NEGATIVE COVENANTS

         Until the Core Currency Commitments and the Individual Currency Commitments of all Lenders have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit have expired and all LC Disbursements have been reimbursed, the Parent covenants and agrees with the Credit Parties that:

     Section 8.1 Indebtedness

          The Parent will not create, incur, assume or suffer to exist any Indebtedness, or permit any of its Subsidiaries so to do, except any one or more of the following types of Indebtedness:

          (a) Indebtedness under the Loan Documents,

          (b)  Indebtedness  of the  Parent  and the  Guarantors  set  forth  on
Schedule 8.1 and any refinancings, extensions and renewals thereof,

          (c) Intercompany Debt,

          (d) Indebtedness of the Parent,  provided that immediately  before and
after  giving  effect  to  the  creation,   incurrence  or  assumption  of  such
Indebtedness no Default or Event of Default shall or would exist, and

          (e) other Indebtedness of the Subsidiaries of the Parent in an aggregate principal amount at any one time outstanding not to exceed 10% of Consolidated Net Worth, provided that (i) Indebtedness of the Subsidiaries of the Parent that are not Guarantors shall not exceed $10,000,000 for any such Subsidiary or $50,000,000 for all such Subsidiaries, in each case in an aggregate principal amount at any one time outstanding, and (ii) immediately before and after giving effect to the creation, incurrence or assumption of such Indebtedness no Default or Event of Default shall or would exist.

     Section 8.2 Interest Rate Protection Arrangements and Other Hedging Arrangements

          The Parent will not create, incur, assume or suffer to exist any indebtedness under or in respect of any Interest Rate Protection Arrangement or any Other Hedging Arrangement, or permit any of its Subsidiaries so to do, except (i) foreign currency purchased put options and forward exchange contracts intended to reduce the risk on foreign currency denominated transactions and
(ii) Interest Rate Protection Arrangements and Other Hedging Arrangements entered into in the ordinary course of business in respect of Indebtedness permitted under Section 8.1.

     Section 8.3 Liens

          The Parent will not create, incur, assume or suffer to exist any Lien against or on any Property now owned or hereafter acquired by the Parent or any of its Subsidiaries, or permit any of its Subsidiaries so to do, except any one or more of the following types of Liens:

          (a) Liens in connection with workers' compensation, unemployment insurance or other social security obligations (which phrase shall not be construed to refer to ERISA or the minimum funding obligations under Section 412 of the Code),

          (b) Liens to secure the performance of bids, tenders, letters of credit, contracts (other than contracts for the payment of Indebtedness), leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature, in each such case arising in the ordinary course of business,

          (c) mechanics', workmen's, carriers', warehousemen's, materialmen's, landlords', or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith and by appropriate proceedings diligently conducted,

          (d) Liens for taxes, assessments, fees or governmental charges the payment of which is not required by Section 7.2,

          (e) easements, rights of way, restrictions, leases of Property to others, easements for installations of public utilities, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting Property which in the aggregate do not materially impair its use for the operation of the business of the Parent or such Subsidiary,

          (f) Liens set forth on Schedule 8.3 and any renewal thereof,

          (g) Liens created under the Loan Documents,

          (h) statutory Liens in favor of lessors arising in connection with Property leased to the Parent or any of its Subsidiaries,

          (i) Liens of attachments, judgments or awards against the Parent or any of its Subsidiaries with respect to which an appeal or proceeding for review shall be pending or a stay of execution shall have been obtained, or which are otherwise being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of the Parent or such Subsidiary,

          (j) Intercompany Liens, and

          (k) other Liens on the Property of the Subsidiaries of the Parent securing Indebtedness in an aggregate principal amount at any one time outstanding not to exceed 10% of Consolidated Net Worth, provided that (i) such Indebtedness is permitted under Section 8.1(e) and (ii) immediately before and after giving effect to the creation, incurrence or assumption of such Liens no Default or Event of Default shall or would exist.

     Section 8.4 Dispositions

          The Parent will not make any Disposition or permit any of its Subsidiaries so to do, except any one or more of the following:

          (a)   Dispositions  of  any   Investments   permitted  under  Sections
8.7(a)-(i),

          (b) Intercompany Dispositions,

          (c) Dispositions in the ordinary course of business, and

          (d) other Dispositions of Property having a fair market value which, when aggregated with the fair market value of all other Dispositions of Property (other than Dispositions described in the preceding subsections (a), (b) and (c) made on and after the Effective Date, would not exceed $150,000,000 on a Consolidated basis, provided that immediately before and after giving effect thereto, no Default or Event of Default shall or would exist.

     Section 8.5 Merger or Consolidation, Etc.

          The Parent will not consolidate with, be acquired by, or merge into or with any Person, or, except as permitted by Section 8.4, convey or otherwise transfer all or substantially all of its Property, or permit any of its Subsidiaries so to do, except that:

          (a) any of its wholly-owned Subsidiaries (other than a Borrower) may consolidate with or merge with any of its other Subsidiaries (other than a Borrower), or convey or transfer all or substantially all of its Property to any of its other wholly-owned Subsidiaries (other than a Borrower), provided that
(i) immediately before and after giving effect thereto no Default or Event of Default shall or would exist and (ii) the Administrative Agent shall have received 15 Business Days' prior written notice thereof, and

          (b) any of its wholly-owned Subsidiaries may consolidate with or merge with any Borrower that is a wholly-owned Subsidiary, or convey or transfer all or substantially all of its Property to any Borrower that is a wholly-owned Subsidiary, provided that (i) immediately before and after giving effect thereto no Default or Event of Default shall or would exist, (ii) such wholly-owned Subsidiary that is a Borrower shall be the survivor of such consolidation or merger, (iii) the Administrative Agent shall have received 15 Business Days' prior written notice of such consolidation, merger, conveyance or transfer, and (iv) the Administrative Agent shall have received such documents, opinions and certificates as the Administrative Agent shall have reasonably requested in connection therewith.

     Section 8.6 Acquisitions

          The Parent will not make any Acquisition, or permit any of its Subsidiaries so to do, except any one or more of the following:

          (a) Acquisitions of Investments permitted by Section 8.7,

          (b) Intercompany Acquisitions permitted by Section 8.5, and

          (c) Acquisitions by the Parent or any of its Subsidiaries, provided that (i) immediately before and after giving effect to each such Acquisition no Default or Event of Default shall or would exist, (ii) immediately after giving effect to each such Acquisition, all of the representations and warranties contained in Article 4 shall be true and correct as if then made except to the extent that any representation or warranty under Section 4.1 expressly relates to an earlier date, and (iii) the aggregate consideration paid for all such Acquisitions together with all Investments made pursuant to Section 8.7(n) shall not exceed 20% of Consolidated Net Worth determined both immediately before and after giving effect to each such Acquisition.

     Section 8.7 Investments

          The Parent will not at any time hold, purchase, invest in or otherwise acquire any derivative product or any interest therein or any debt security or Stock of, or any other equity interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution or otherwise, in any Person (all of which are sometimes referred to herein as "Investments"), or permit any of its Subsidiaries so to do, except any one or more of the following Investments:

          (a) debt obligations maturing within one year from the date of acquisition thereof to the extent the principal thereof and interest thereon is backed by the full faith and credit of the United States of America,

          (b) commercial paper having the highest credit rating obtainable from S&P or from Moody's,

          (c) certificates of deposit, eurodollar time deposits, banker's acceptances, time deposits and similar instruments, in any Currency, maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any Lender or any other bank or depository institution (i) organized under the laws of the United States of America or any State thereof the deposits of which are insured by the Federal Deposit Insurance Corporation and which has a combined capital and surplus and undivided profits of not less than $500,000,000 or (ii) organized under the laws of a jurisdiction other than the United States of America or any State thereof and which has a combined capital and surplus and undivided profits of not less than the Dollar equivalent of $1,000,000,000,

          (d) fully collateralized repurchase agreements having a term of not more than 30 days for securities described in clause (a) above with counterparties that satisfy the criteria described in clause (c) above or that have a long-term credit rating from S&P of AA or higher or from Moody's of Aa or higher,

          (e) money market funds (i) 90% of the investments of which are in cash or investments contemplated by clauses (a), (b) and (c) above or (ii) having a credit rating from S&P of AA or higher or from Moody's of Aa or higher,

          (f) corporate debt obligations, including medium term notes, corporate bonds and auction rate preferred shares, in each case issued by a United States corporation and having a long-term credit rating from S&P of AA or higher or from Moody's of Aa or higher,

          (g) municipal bonds having a long-term credit rating from S&P of AA or higher or from Moody's of Aa or higher,

          (h) municipal notes having a credit rating from S&P of A1 or higher or from Moody's of VIG 1/VMIG 1 or higher,

          (i) Investments existing on the date hereof and set forth on Schedule 8.7,

          (j) Investments in Intercompany Debt,

          (k) Investments in the Parent or any Subsidiary or any Person who immediately thereafter becomes a Subsidiary,

          (l) Investments from the net cash proceeds received from the issuance of additional shares of the Parent's capital stock,

          (m) Acquisitions permitted by Section 8.6, and

          (n)  Additional   Investments  made  by  the  Parent  or  any  of  its
Subsidiaries, provided that (i) immediately before and after giving effect to each such Investment no Default or Event of Default shall or would exist, (ii) immediately after giving effect to each such Investment, all of the representations and warranties contained in Article 4 shall be true and correct as if then made except to the extent that any representation or warranty under
Section 4.1 expressly relates to an earlier date, and (iii) the aggregate consideration paid for all such Investments together with all Acquisitions made pursuant to Section 8.6(c) shall not exceed 20% of Consolidated Net Worth.

     Section 8.8 Restricted Payments

          The Parent will not make any Restricted Payment or permit any of its Subsidiaries so to do, except any one or more of the following Restricted
Payments: (i) any direct or indirect wholly-owned Subsidiary of the Parent may make dividends or other distributions to the Parent or to any other direct or indirect wholly-owned Subsidiary of the Parent, (ii) the Parent may make regular periodic dividends at a rate which is substantially consistent with past practice, provided that immediately before and after giving effect thereto, no Default or Event of Default shall or would exist and (iii) the Parent may from time to time purchase up to $200,000,000 in aggregate amount of its Stock, provided that immediately before and after giving effect thereto no Default or Event of Default shall or would exist.

     Section 8.9 Restrictive Agreements

          The Parent will not enter into, incur or permit to exist any agreement or other arrangement binding on the Parent or any of its Subsidiaries, or permit any of its Subsidiaries so to do, that prohibits, restricts or imposes any condition upon (i) the ability of any Loan Party to create, incur or permit to exist any Lien upon any of its Property (unless such agreement or arrangement does not prohibit, restrict or impose any condition upon the ability of any Loan Party to create, incur or permit to exist any Lien in favor of the Credit Parties created under the Loan Documents) or (ii) the ability of any Subsidiary of the Parent to pay dividends or make other distributions with respect to any of its Stock or to make or repay loans or advances to the Parent or any other Subsidiary or to guaranty Indebtedness of the Parent or any other Subsidiary, provided that (a) the foregoing shall not apply to restrictions and conditions imposed by law or by the Loan Documents, (b) the foregoing shall not apply to restrictions and conditions existing on the Agreement Date hereof identified on
Schedule 8.9 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (c) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (d) clause (i) of this Section shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the Property securing such Indebtedness, and (e) clause
(i) of this Section shall not apply to customary provisions in leases restricting the assignment thereof.

     Section 8.10 Transactions with Affiliates

          The Parent will not become, or permit any of its Subsidiaries to become, a party to any material transaction with any Affiliate of the Parent on a basis less favorable in any material respect than if such transaction were not with an Affiliate of the Parent.

     Section 8.11 Line of Business

          The Parent will not engage or permit any of its Subsidiaries to engage in any business that would change the nature of the business of the Parent and its Subsidiaries taken as a whole from that in effect on the Agreement Date, except for the vertical, horizontal or geographical expansion of any business of the Parent or any of its Subsidiaries conducted on the Agreement Date, whether under the Tiffany & Co. name or otherwise. Any such expansion may include, but shall not be limited to, additional manufacturing of jewelry products, trading in and processing of diamonds and the acquisition/operation of additional retail operations under other tradenames.

ARTICLE 9. DEFAULT

     The following shall each constitute an "Event of Default" hereunder:

          (a) The failure of any Borrower to make any principal payment on any Loan or any reimbursement obligation in respect of any LC Disbursement when due and payable; or

          (b) The failure of any Borrower to make payment of any installment of interest on any Loan or any fee or other amount payable under or in respect of any Loan Document (other than an amount referred to in subsection (a) of this Article) on the date when due and payable and such default shall continue unremedied for a period of three Business Days after the same shall have become due; or

          (c) The failure of the Parent or any Borrower to observe or perform any covenant or agreement contained in Section 7.1(i), 7.11, 7.12, or 7.14 or in
Article 8; or

          (d) The failure of the Parent or any Borrower to observe or perform any other covenant or agreement contained in this Agreement, and such failure shall have continued unremedied for a period of 30 days after any Responsible Officer shall have become aware of such failure; or

          (e) Any representation or warranty of any Loan Party (or of any of its officers on its behalf) made in any Loan Document or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered on or after the date hereof pursuant to any Loan Document, shall in any such case prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

          (f) (i) Liabilities and/or other obligations in an aggregate amount in excess of $10,000,000 of the Parent or any of its Subsidiaries on a Consolidated basis (other than the obligations hereunder and Intercompany Debt), whether as principal, guarantor, surety or other obligor, for the payment or purchase of any Indebtedness, (A) shall become or shall be declared to be due and payable prior to the expressed maturity thereof (unless such acceleration shall have thereafter been unconditionally rescinded or annulled prior to the time that the Aggregate Core Currency Commitments and the Individual Currency Commitments have been terminated or the Loans have become or been declared due and payable), or
(B) shall not be paid when due or within any grace period for the payment or purchase thereof, or (ii) any holder of any such obligations shall have the right to declare the Indebtedness evidenced thereby due and payable or to require the purchase of the Indebtedness evidenced thereby prior to its stated maturity (unless such right shall thereafter have been unconditionally waived prior to the time such holder shall have declared such Indebtedness due and payable or required the purchase of such Indebtedness); or

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 45 days or an order or decree approving or ordering any of the foregoing shall be entered; or

          (h) the Parent or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in subsection (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) take any action for the purpose of effecting any of the foregoing, (vii) suspend or discontinue its business (except as may otherwise be expressly permitted herein), or (viii) become unable, admit in writing its inability or fail generally to pay its debts as they become due; or

          (i) Judgments or decrees in an aggregate amount in excess of $10,000,000 on a Consolidated basis against the Parent and/or any of its Subsidiaries (except to the extent covered by insurance, provided that each applicable insurance company has expressly assumed responsibility with respect to the applicable underlying claim) shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days; or

          (j) A Change of Control shall occur; or

          (k) Any license, franchise, permit, right, approval or agreement of the Parent or any of its Subsidiaries to own or operate any operating entity owned or operated by the Parent or such Subsidiary is not renewed, or is suspended or revoked, and the nonrenewal, suspension or revocation is irrevocable and not subject to appeal or challenge and would have a Material Adverse effect; or

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent and its Subsidiaries in an aggregate amount exceeding (i) $10,000,000 in any year or
(ii) $10,000,000 for all periods;

          (m) (i) Any Loan Document shall cease to be in full force and effect, or an "Event of Default" shall have occurred under, and as such term is defined therein, or (ii) the failure of any Loan Party to observe or perform any obligation on its part to be observed or performed under any Loan Document, and such failure shall have continued unremedied for a period of 30 days after any Responsible Officer shall have become aware of such failure, or any Loan Party shall disavow in writing any of its obligations thereunder.

          Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, (a) if such event is an Event of Default specified in subsection (g) or (h) above, the Aggregate Core Currency Commitments, the Swing Line Commitment, the Individual Currency Commitments and the Letter of Credit Commitment shall immediately and automatically terminate and the Loans, all accrued and unpaid interest thereon, any reimbursement obligations owing or contingently owing in respect of all outstanding Letters of Credit and all other amounts owing under the Loan Documents shall immediately become due and payable, and the Parent and the applicable Letter of Credit Applicants shall forthwith deposit an amount equal to the LC Exposure in a cash collateral account with and under the exclusive control of the Administrative Agent, and the Administrative Agent may, and, upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents, and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice to the Parent (on behalf of all Borrowers), declare the Aggregate Core Currency Commitments, the Swing Line Commitment, the Individual Currency Commitments and the Letter of Credit Commitment to be terminated forthwith, whereupon the Aggregate Core Currency Commitments, the Swing Line Commitment, the Individual Currency Commitments and the Letter of Credit Commitment shall immediately terminate, and (ii) with the consent of the Required Lenders, the Administrative Agent may, and upon the direction of the Required Lenders shall, by notice of default to the Parent (on behalf of all Borrowers), declare the Loans, all accrued and unpaid interest thereon, any reimbursement obligations owing or contingently owing in respect of all outstanding Letters of Credit and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, and the Parent and the applicable Letter of Credit Applicants shall forthwith deposit an amount equal to the LC Exposure in a cash collateral account with and under the exclusive control of the Administrative Agent, and the Administrative Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided pursuant to the Loan Documents. Except as otherwise provided in this Article, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

          In the event that the Aggregate Core Currency Commitments, the Swing Line Commitment, the Individual Currency Commitments and the Letter of Credit Commitment shall have been terminated or the Loans shall have been declared due and payable pursuant to the provisions of this Article, any funds received by the Administrative Agent and the Lenders from or on behalf of any Borrower shall be applied by the Administrative Agent and the Lenders in liquidation of the Loans and the obligations of the Loan Parties under the Loan Documents in the following manner and order: (i) first, to the payment of interest on, and then the principal portion of, any Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Loan

Parties; (ii) second, to the payment of any expenses due the Administrative Agent from the Loan Parties, (iii) third, to reimburse the Administrative Agent, the Issuing Bank and the Lenders for any expenses (to the extent not paid pursuant to clause (ii) above due from the Parent and the Borrowers pursuant to the provisions of Section 11.3; (iv) fourth, to the payment of accrued Facility Fees, Utilization Fees, Letter of Credit Fees and all other fees, expenses and amounts due under or in respect of the Loan Documents (other than principal and interest on the Loans and reimbursement obligations and interest thereon with respect to the Letters of Credit); (v) fifth, to the payment of interest due on the Loans and due on reimbursement obligations with respect to the Letters of Credit; (vi) sixth, to the payment of principal outstanding on the Loans and reimbursement obligations with respect to the Letters of Credit; and (vii) seventh, to the payment of any other amounts owing to the Administrative Agent, the Issuing Bank and the Lenders under the Loan Documents.

ARTICLE 10. THE ADMINISTRATIVE AGENT

          (a) Each Credit Party hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

          (b) The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent or any of its Subsidiaries or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          (c) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Credit Parties as shall be necessary under the circumstances as provided in Section 11.2), and (iii) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent, any of its Subsidiaries or any other Loan Party that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Credit Parties as shall be necessary under the circumstances as provided in Section 11.2) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Parent (on behalf of the

Borrowers) or a Credit Party (and, promptly after its receipt of any such notice, it shall give each Credit Party and the Parent (on behalf of the Borrowers) notice thereof), and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth therein, (D) the validity, enforceability, effectiveness or genuineness thereof or any other agreement, instrument or other document or (E) the satisfaction of any condition set forth in Article 5 or 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          (d) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          (e) The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent, provided that each such sub-agent shall agree to be bound by Section 11.14 and no such delegation shall serve as a release of the Administrative Agent or waiver by the Parent or any other
Borrower of any rights hereunder. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding subsections shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          (f) Subject to the appointment and acceptance of a successor Administrative Agent as provided in this subsection, the Administrative Agent may resign at any time by notifying the Credit Parties and the Parent (on behalf of the Borrowers). Upon any such resignation, the Required Lenders shall have the right, in consultation with the Parent , to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Credit Parties, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Parent to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

          (g) Each Credit Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Credit Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon any Loan Document, any related agreement or any document furnished thereunder.

ARTICLE 11. OTHER PROVISIONS

     Section 11.1 Amendments and Waivers

          (a) No failure or delay by any Credit Party in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 11.1(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan and/or the issuance, amendment, extension or renewal of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.

          (b) Neither any Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Parent, the other applicable Loan Parties and the Required Lenders or by the Parent, the other applicable Loan Parties and the Administrative Agent with the consent of the Required Lenders, provided that no such agreement shall:

               (i) increase the Core Currency Commitment or Individual Currency Commitment of any Lender without the written consent of such Lender, except pursuant to a reallocation of one or more Individual Currency Commitments of such Lender to its Core Currency Commitment pursuant to Section 2.7(d),

               (ii) reduce the principal amount of any Loan or any reimbursement obligation with respect to a LC Disbursement, or reduce the rate of any interest, or reduce any fees, payable under the Loan Documents, without the written consent of each Credit Party affected thereby,

               (iii) postpone the date of payment at stated maturity of any Loan, any interest or any fees payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the stated termination or expiration of the Aggregate Core Currency Commitments, any Individual
Currency Commitment, the Swing Line Commitment or the Letter of Credit Commitment without the written consent of each Credit Party affected thereby,

               (iv) change any provision hereof in a manner that would alter the pro rata sharing of payments required by Section 2.5(g), without the written consent of each Credit Party affected thereby,

               (v) change any of the provisions of this Section, the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, change the definition of "Core Currencies" so as to add any additional currency as a Core Currency or increase the Aggregate Commitments to an amount in excess of $250,000,000, without the written consent of each Lender,

               (vi) release the Parent or any Guarantor from its guaranty under the Guaranty (except as expressly provided therein), or limit its liability in respect of such Guaranty, without the written consent of each Lender, and

               (vii) amend, modify or otherwise affect the rights or duties of the Administrative Agent , the Issuing Bank or the Swing Line Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swing Line Lender, as applicable.

     Section 11.2 Notices

          All notices and other communications under the Loan Documents shall be given to the parties hereto at the following addresses:

          (a) if to the Parent or a Borrower, at its Address for Notices set forth on Exhibit P or as set forth on the applicable Borrower Addendum;

          (b) if to the Administrative Agent, or BNY as Issuing Bank to it at:

              One Wall Street - 18th Floor
              New York, New York  10286
              Attention of:  Ramona Washington
              Telephone No. (212) 635-4699
              Facsimile No. (212) 635-6365 or 6366 or 6367
              with a copy to:
              The Bank of New York
              One Wall Street
              The Retailing Industry Division - 8th Floor
              New York, New York  10286
              Attention of:  Johna Fidanza
              Telephone No. (212) 635-7870
              Facsimile No. (212) 635-1483; and

          (c) if to any other Credit Party, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement will be effective only if and when given in writing, and shall be deemed to have been given three (3) days after deposit in the mail, designated as certified mail, return receipt requested, postage prepaid, at the applicable address specified above, or when delivered at the applicable address specified above, or when sent by telecopy addressed to the party to which such notice is directed at its address determined as provided above and receipt is confirmed, except that any notice, request or demand by the Parent or any Borrower to or upon the Administrative Agent, the Swing Line Lender, the Issuing Bank or the Lenders pursuant to Sections 2.3, 2.7, 2.8, 2.9,
2.10 or 3.2 shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by fax or other electronic means as fully as if originally signed.

     Section 11.3 Expenses; Indemnity; Damage Waiver

          (a) The Parent shall pay (i) all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of each Loan Document or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated thereby shall be consummated), (ii) all reasonable out-of-pocket costs and expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket costs and expenses incurred by any Credit Party, including the reasonable fees, charges and disbursements of any counsel for any Credit Party and any expert witness fees, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) Each of the Borrowers to the extent of its Proportionate Share and the Parent shall indemnify each Credit Party and each Related Party thereof (each such Person being called an "Indemnitee") against, and hold each
Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds thereof including any refusal of the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit,
(iii) any actual or alleged presence or release of Hazardous Materials on or from any Property owned or operated by the Parent or any of its Subsidiaries, or any Environmental Liability related in any way the Parent or any of its Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

          (c) To the extent that any Borrower or the Parent fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swing Line Lender under Section 11.3(a) or (b), each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as applicable, an amount equal to its Core Currency Commitment Percentage thereof (or, if the Core Currency Commitments have been reduced to $0 or no longer exist, the percentage thereof obtained by dividing the Credit Exposure of such Lender by the Aggregate Credit Exposure (in each case determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, in the event that no Lender shall have any Credit Exposure at such time, as of the last time at which any Lender had a Credit Exposure), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent or the Issuing Bank, as applicable in its capacity as such.

          (d) To the extent permitted by applicable law, neither the Parent nor any other Borrower shall assert, and each of them hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct and actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement, instrument or other document contemplated thereby, the Transactions or any Loan or any Letter of Credit or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly but in no event later than ten days after written demand therefor.

     Section 11.4 Survival

          All covenants, agreements, representations and warranties made by any Loan Party in any Loan Document and in the certificates or other instruments prepared or delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of each Loan Document, the making of any Loans and the issuance of any Letter of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or Event or Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan reimbursement obligation in respect of any Letter of Credit or any fee or any other amount payable under the Loan Documents is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Aggregate Core Currency Commitments have not expired or terminated. The provisions of Sections 3.4, 3.5, 3.6, 11.3, 11.10, 11.11 and
Article 10 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the reimbursement obligations in respect of Letters of Credit, the expiration or termination of the Letters of Credit and the termination of the Aggregate Core Currency Commitments or the termination of this Agreement or any provision hereof.

     Section 11.5 Determination of Dollar Equivalent

          For purposes of the Loan Documents, the Dollar Equivalent of each Alternate Currency Loan and each Letter of Credit denominated in an Alternate Currency shall be recalculated (i) on each Borrowing Date, (ii) on the date that the Administrative Agent shall have received a Bid Accept/Reject Letter accepting a Bid, (iii) on each date that the Aggregate Core Currency Commitments are, or the Swing Line Commitment or any Individual Currency Commitment is, reduced and (iv) on the last Business Day of each month unless the Dollar Equivalent was recalculated pursuant to clause (i), (ii) or (iii) during such month. The Dollar Equivalent for each Alternate Currency Loan and each Letter of Credit denominated in an Alternate Currency shall remain in effect until the same is recalculated by the Administrative Agent as provided above and notice of such recalculation is received by the Parent, it being understood that until such notice is received, the Dollar Equivalent shall be that Dollar Equivalent. The Administrative Agent shall promptly notify the Parent, the Issuing Bank, the Swing Line Lender and the Lenders of each such determination of the Dollar Equivalent for each Alternate Currency Loan and each Letter of Credit denominated in an Alternate Currency.

     Section 11.6 Successors and Assigns

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Parent nor any other Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Credit Party (and any attempted assignment or transfer by the Parent or any other Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each Credit Party) any legal or equitable right, remedy or claim under or by reason of any Loan Document.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Core Currency Commitment, Individual Currency Commitments or obligations in respect of its SL/LC Credit Exposure and the applicable Loans at the time owing to it), provided that (i) except in the case of an assignment to a Lender or an Affiliate or an Approved Fund of a Lender, each of the Parent and the Administrative Agent (and, in the case of an assignment of all or any portion of its Core Currency Commitment, or obligations in respect of its SL/LC Credit Exposure, the Issuing Bank and/or the Swing Line Lender, as the case may be) must give its prior written consent to such assignment (which consent shall not be unreasonably withheld)), (ii) except in the case of an assignment to a Lender or an Affiliate or an Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender's Core Currency Commitment or Individual Currency Commitments, the aggregate amount of the Core Currency Commitment and Individual Currency Commitment(s) of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Parent and the Administrative Agent otherwise consent, (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and
Acceptance Agreement together with, unless otherwise agreed by the Administrative Agent, a processing and recordation fee of $3,500, and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, and provided further, that any consent of the Parent otherwise required under this subsection shall not be required if a Default or Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to Section 11.6(d), from and after the effective date specified in each Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance Agreement, have the rights and obligations of a Lender under the Loan Documents, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance Agreement, be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance Agreement covering all of the assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.4, 3.5, 3.6 and 11.3). Any assignment or transfer by a Lender of rights or obligations under the Loan Documents that does not comply with this subsection shall be treated for purposes of the Loan Documents as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.6(e).

          (c) The Administrative Agent, acting for this purpose as an agent of the Parent and the Borrowers, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Core Currency Commitment and Individual Currency Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent clearly demonstrable error, and the Parent, each other Borrower and each Credit Party may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Parent (on behalf of the other Borrowers) and any Credit Party, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly  completed  Assignment  and  Acceptance
Agreement executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 11.6(b) and any written consent to such assignment required by Section 11.6(b), the Administrative Agent shall accept such Assignment and Acceptance Agreement and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this subsection.

          (e) Any Lender may, without the consent of the Parent, any other Borrower or any Credit Party, sell participations to one or more banks or other entities (each such bank or other entity being called a "Participant") in all or a portion of such Lender's rights and obligations under the Loan Documents (including all or a portion of its Core Currency Commitment, Individual Currency Commitments, LC Credit Exposure and outstanding Loans, owing to it), provided that (i) such Lender's obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties and the Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of any Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.1(b) that affects such Participant. Subject to
Section 11.6(f), the Parent and each other Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.4, 3.5 and 3.6 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section 11.6(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.9 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.5(g) as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 3.4 or 3.6 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Parent 's prior written consent. A Participant that is not a United States Person shall not be entitled to the benefits of Section 3.6 unless the Parent (on behalf of the Borrowers) is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Parent and the other Borrowers, to comply with
Section 3.6(e) and (f) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under the Loan Documents to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations under the Loan Documents or substitute any such pledgee or assignee for such Lender as a party hereto.

     Section 11.7 Counterparts; Integration

          This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract. This Agreement and any separate letter agreements with respect to fees payable to any Credit Party or the syndication of the credit facilities established hereunder constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

     Section 11.8 Severability

          In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     Section 11.9 Right of Setoff

          If an Event of Default shall have occurred and be continuing, each of the Lenders and their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by it to or for the credit or the account of a Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by it, irrespective of whether or not it shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each the Lenders and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that it may have.

     Section 11.10 Governing Law; Jurisdiction; Consent to Service of Process

          (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          (b) The Parent and each other Borrower hereby irrevocably and unconditionally submit, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any other Credit Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, or any of its property, in the courts of any jurisdiction.

          (c) The Parent and each other Borrower hereby irrevocably and unconditionally waive, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in Section 11.10(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     Section 11.11 WAIVER OF JURY TRIAL

          EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     Section 11.12 Headings

          Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     Section 11.13 Judgment Currency

          (a) Each Loan Party's obligations under the Loan Documents to make payments in the applicable Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that, on the Business Day immediately following the date of such tender or recovery, the Administrative Agent, the Swing Line Lender, the Issuing Bank or the applicable Lender, as the case may be, may, in accordance with normal banking procedures, purchase the Obligation Currency with such other currency. If for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange at which, in accordance with normal banking procedures in the relevant jurisdiction, the Obligation Currency could be purchased with the Judgment Currency as of the day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

          (b) If the amount of Obligation Currency purchased pursuant to the last sentence of subsection (a) above is less than the sum originally due in the Obligation Currency, the applicable Loan Party covenants and agrees to indemnify the applicable recipient against such loss, and if the Obligation Currency so purchased exceeds the sum originally due to such recipient, such recipient agrees to remit to the applicable Loan Party such excess.

     Section 11.14 Confidentiality

          Any information disclosed by any Loan Party to the Administrative Agent or any of the Lenders shall be used solely for purposes of the Loan Documents and not in any other manner detrimental to the Parent and, if such information is not otherwise in the public domain, shall not be disclosed by the Administrative Agent or such Lender to any other Person except (i) to its independent accountants, legal counsel and affiliates (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (ii) pursuant to statutory and regulatory requirements or the request of bank examiners, (iii) pursuant to any mandatory court order, subpoena or other legal process, (iv) to the Administrative Agent, the Issuing Bank, the Swing Line Lender or any other Lender, (v) pursuant to any agreement heretofore or hereafter made between such Lender and the Parent which permits such disclosure, (vi) in connection with the exercise of any remedy under the Loan Documents or (vii) subject to an agreement containing provisions substantially the same as those of this Section, to any participant in or assignee of, or prospective participant in or assignee of, any Loan, Letter of Credit Commitment, Individual

Currency Commitment or Core Currency Commitment (it being understood that prior to any such disclosures contemplated by clauses (ii) and (iii) above, the Administrative Agent or such Lender shall, if practicable, give the Parent prior written notice of such disclosure).

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        TIFFANY & CO.,
                                        a Delaware corporation


                                        By: /s/ Patrick B. Dorsey
                                            ------------------------------------
                                        Name: Patrick B. Dorsey
                                              ----------------------------------
                                        Title: Senior Vice President,
                                              ----------------------------------
                                               Secretary and General Counsel
                                              ----------------------------------


                                        TIFFANY AND COMPANY,
                                        a New York corporation


                                        By:  /s/ Patrick B. Dorsey
                                            ------------------------------------
                                        Name: Patrick B. Dorsey
                                              ----------------------------------
                                        Title: Senior Vice President,
                                               ---------------------------------
                                                Secretary and General Counsel
                                               ---------------------------------


                                        TIFFANY & CO. INTERNATIONAL,
                                        a Delaware corporation


                                        By:  /s/ Patrick B. Dorsey
                                            ------------------------------------
                                        Name: Patrick B. Dorsey
                                              ----------------------------------
                                        Title: Senior Vice President,
                                               ---------------------------------
                                                Secretary and General Counsel
                                               ---------------------------------

                                        SOCIETE FRANCAISE POUR LE
                                        DEVELOPMENT
                                        DE LA PORCELAINE D'ART (S.A.R.L.),
                                        a French corporation


                                        By:  /s/ Michael W. Connolly
                                            ------------------------------------
                                        Name: Michael W. Connolly
                                              ----------------------------------
                                        Title: Authorized Signatory
                                               ---------------------------------


                                         TIFFANY & CO. ITALIA S.P.A.,
                                         an Italian corporation


                                         By:  /s/ Michael W. Connolly
                                            ------------------------------------
                                         Name: Michael W. Connolly
                                              ----------------------------------
                                         Title: Attorney In Fact
                                               ---------------------------------


                                         TIFFANY & CO. JAPAN INC.,
                                         a Delaware corporation


                                         By:  /s/ Michael W. Connolly
                                            ------------------------------------
                                         Name: Michael W. Connolly
                                              ----------------------------------
                                         Title: Treasurer
                                               ---------------------------------


                                         TIFFANY & CO. PTE. LTD.,
                                         a Singapore corporation


                                         By:  /s/ Michael W. Connolly
                                            ------------------------------------
                                         Name: Michael W. Connolly
                                              ----------------------------------
                                         Title: Authorized Signatory
                                               ---------------------------------


                                         TIFFANY & CO.,
                                         a United Kingdom corporation


                                         By:  /s/ Michael W. Connolly
                                            ------------------------------------
                                         Name: Michael W. Connolly
                                              ----------------------------------
                                         Title: Special Representative
                                               ---------------------------------

                                          TIFFANY & CO. WATCH CENTER AG,
                                          a Swiss corporation


                                          By:  /s/ Michael W. Connolly
                                            ------------------------------------
                                          Name: Michael W. Connolly
                                               ---------------------------------
                                          Title: Authorized Signatory
                                                --------------------------------


                                          TIFFANY KOREA LTD.,
                                          a Korean corporation


                                          By:  /s/ Michael W. Connolly
                                             -----------------------------------
                                          Name: Michael W. Connolly
                                               ---------------------------------
                                          Title: Authorized Signatory
                                                --------------------------------


                                          TIFFANY & CO. MEXICO, S.A. de C.V.,
                                          a Mexican corporation


                                          By:  /s/ Michael W. Connolly
                                             -----------------------------------
                                          Name: Michael W. Connolly
                                               ---------------------------------
                                          Title: Authorized Signatory
                                                --------------------------------


                                          TIFFANY & CO. OF NEW YORK
                                          LIMITED,
                                          a Hong Kong corporation


                                          By:  /s/ Michael W. Connolly
                                            ------------------------------------
                                          Name: Michael W. Connolly
                                               ---------------------------------
                                          Title: Attorney by Power of Attorney
                                                --------------------------------


                                          SINDAT LIMITED,
                                          a Hong Kong corporation


                                          By:  /s/ Michael W. Connolly
                                            ------------------------------------
                                          Name: Michael W. Connolly
                                               ---------------------------------
                                          Title: Attorney by Power of Attorney
                                                --------------------------------

                            TIFFANY CREDIT AGREEMENT



                                           THE BANK OF NEW YORK,
                                           as  the  Swing  Line Lender, as  the
                                           Issuing  Bank, as a  Lender,  and as
                                           Administrative Agent


                                              /s/ Howard F. Bascom
                                           -------------------------------------
                                              Howard F. Bascom
                                           -------------------------------------
                                              Vice President
                                           -------------------------------------

                            TIFFANY CREDIT AGREEMENT



                                            ABN AMRO BANK N.V.


                                            By:    /s/ Jeff Sarfaty
                                               ---------------------------------
                                            Name:  Jeff Sarfaty
                                                 -------------------------------
                                            Title: Vice President
                                                  ------------------------------

                            TIFFANY CREDIT AGREEMENT


                                            THE CHASE MANHATTAN BANK


                                            By:     /s/ Wendy Weinsier
                                               ---------------------------------
                                            Name:   Wendy Weinsier
                                                 -------------------------------
                                            Title:  Vice President
                                                  ------------------------------

                            TIFFANY CREDIT AGREEMENT


                                            THE DAI-ICHI KANGYO BANK, LTD.


                                            By:    /s/ Nancy Stengel
                                               ---------------------------------
                                            Name:  Nancy Stengel
                                                 -------------------------------
                                            Title: Vice President
                                                  ------------------------------

                            TIFFANY CREDIT AGREEMENT


                                             FIRSTAR BANK, NA


                                             By:    /s/ John Franceschi
                                                --------------------------------
                                             Name:  John Franceschi
                                                  ------------------------------
                                             Title: Assistant Vice President
                                                   -----------------------------

                            TIFFANY CREDIT AGREEMENT


                                             FLEET NATIONAL BANK
                                             FLEET PRECIOUS METALS INC.
                                             (collectively, as a Lender)

                                             By:    /s/ Richard M. Seufert
                                                --------------------------------
                                             Name:  Richard M. Seufert
                                                  ------------------------------
                                             Title: Senior Vice President
                                                   -----------------------------


                                             By:    /s/ Anthony J. Capuano
                                                --------------------------------
                                             Name:  Anthony J. Capuano
                                                  ------------------------------
                                             Title: Senior Vice President
                                                   -----------------------------

                                                       Interest Pricing Schedule


               "Associated Costs": additional fees, costs, charges or other amounts (expressed as a decimal) incurred by the Lenders, in connection with the making or continuation of a Core Currency Advance, or incurred or charged by the applicable Lender, in connection with the making or continuation of an Individual Currency Loan, which fees, costs, charges or other amounts are customarily paid by a borrower or otherwise reflected in an interest rate, as determined by the Administrative Agent in the case of a Core Currency Advance, or as determined by the applicable Lender in the case of an Individual Currency Loan, including, without limitation, costs related to any deposit required to be made and maintained with The Bank of England in connection with a Core Currency Advance in Pounds Sterling.

               "Bid Interest Period": as to any Bid Loan, the period commencing on the date of such Bid Loan, and ending on the date requested in the Bid Request with respect to such Bid Loan, which shall not be earlier than 7 days after the date of such Bid Loan or later than 180 days after the date of such Bid Loan, provided that (i) if any Bid Interest Period would end on a day other than a Business Day, such Bid Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would be a date on or after the Maturity Date in which case such Bid Interest Period shall end on the next preceding Business Day and (ii) no Borrower shall select a Bid Interest Period which shall end after the Maturity Date.

               "Core Currency Interest Period": with respect to any Core Currency Advance requested by any Borrower, the period commencing on, as the case may be, the Borrowing Date or Conversion Date with respect to such Core Currency Advance and ending one, two, three or six months thereafter, as selected by such Borrower in its irrevocable Notice of Borrowing or its irrevocable Notice of Conversion, provided that (i) if any Core Currency Interest Period would otherwise end on a day which is not a Business Day, such Core Currency Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Core Currency Interest Period into another calendar month, in which event such Core Currency Interest Period shall end on the immediately preceding Business Day, (ii) any Core Currency Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Core Currency Interest Period) shall end on the last Business Day of a calendar month, and (iii) no Borrower shall select a Core Currency Interest Period which shall end after the Maturity Date.

               "Core Currency Rate": with respect to each day during each Core Currency Interest Period applicable to any Core Currency Advance, a rate of interest per annum determined (and then rounding to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%) by dividing:

               (a) (i) the rate that appears on page 3740 or 3750 of the Telerate Service (or on any successor or substitute page of the Telerate Service, or any successor to or substitute for the Telerate Service providing rate quotations comparable to those currently provided on such page of the Telerate Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the applicable Core Currency in the London interbank market) for deposits of the applicable Core Currency with a maturity comparable to such Core Currency Interest Period, determined as of approximately 11:00 A.M. (London time) (x) on the date which is two Business Days prior to the commencement of such Core Currency Interest Period, in the case of a Core Currency (other than Pounds Sterling) and (y) on the date of the commencement of such Core Currency Interest Period, in the case of Pounds Sterling or (ii) if such rate does not appear on page 3740 or 3750 of the Telerate Service (or on any such successor or substitute page, or any successor to or substitute for the Telerate Service), the rate per annum at which deposits in the applicable Core Currency in an amount equal to $500,000 (or a Dollar Equivalent of approximately $500,000), and for a maturity comparable to such Core Currency Interest Period, are offered by the principal London office of the Reference Lender in immediately available funds in the London interbank market as of approximately 11:00 A.M. (London time) (x) on the date which is two Business Days prior to the commencement of such Core Currency Interest Period, in the case of a Core Currency (other than Pounds Sterling), and (y) on the date of the commencement of such Core Currency Interest Period, in the case of Pounds Sterling, by

               (b) Statutory Reserves;

provided that, in the event that the Administrative Agent has made any determination pursuant to Section 3.4(a)(i) in respect of such Core Currency Advance, the Core Currency Rate determined pursuant to clause (a) of this definition shall instead be the rate based on the all-in cost of funds of the Administrative Agent to fund such Core Currency Advance with a maturity comparable to such Interest Period.

               "Individual Currency Interest Period": with respect to any Individual Currency Loan requested by any Borrower, the period commencing on the Borrowing Date with respect to such Individual Currency Loan and ending one, two or three months thereafter, as selected by such Borrower in its irrevocable Notice of Borrowing, provided that (i) if any Individual Currency Interest Period would otherwise end on a day which is not a Business Day, such Individual Currency Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Individual Currency Interest Period into another calendar month, in which event such Individual Currency Interest Period shall end on the immediately preceding Business Day,
(ii) any Individual Currency Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Individual Currency Interest Period) shall end on the last Business Day of a calendar month, and
(iii) no Borrower shall select an Individual Currency Interest Period which shall end after the Maturity Date.

               "Individual Currency Rate": with respect to each day during each Individual Currency Interest Period applicable to any Individual Currency Loan, a rate of interest per annum determined (and then rounding to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%) by dividing:

               (a) (i) if such Individual Currency Loan is designated in Australian Dollars, Euros (France), Euros (Italy), Hong Kong Dollars, Singapore Dollars, Swiss Francs or New Taiwan Dollars,

                    (A) with respect to Euros (France),  Euros (Italy) and Swiss
               Francs, the applicable rate that appears on page 3740 or 3750 of the Telerate Service (or on any successor or substitute page of the Telerate Service, or any successor to or substitute for the Telerate Service providing rate quotations comparable to those currently provided on such page of the Telerate Service, as determined from time to time by the applicable Lender making such Individual Currency Loan for purposes of providing quotations of interest rates applicable to deposits in such Non-Core Currency in the London interbank market) for deposits of such Non-Core
               Currency with a maturity comparable to such Individual Currency Interest Period, determined as of approximately 11:00 A.M. (London time) on the date which is two Business Days prior to the commencement of such Individual Currency Interest Period,

                    (B) with respect to Hong Kong Dollars, the rate that appears on page 9898 of the Telerate Service (or on any successor or substitute page of the Telerate Service, or any successor to or substitute for the Telerate Service providing rate quotations comparable to those currently provided on such page of the Telerate Service, as determined from time to time by the applicable Lender making such Individual Currency Loan for purposes of providing quotations of interest rates applicable to deposits in Hong Kong Dollars in the Hong Kong interbank market) for deposits of Hong Kong Dollars with a maturity comparable to such Individual Currency Interest Period, determined as of approximately 11:00 A.M. (Hong Kong time) on the date of the commencement of such Individual Currency Interest Period,

                    (C) with  respect  to  Australian  Dollars,  the  rate  that appears on page BBSY of the Reuters Screen (Sydney) (or on any successor or substitute page of Reuters, or any successor to or substitute for Reuters providing rate quotations comparable to those currently provided on such page of Reuters, as determined from time to time by the applicable Lender making such Individual Currency Loan for purposes of providing quotations of interest rates applicable to bills of exchange or deposits in Australian Dollars in the Sydney interbank market) for bank bills of exchange in Australian Dollars with a maturity comparable to such Interest Period, determined as of approximately 10:15 A.M. (Sydney time), on the date of the commencement of such Individual Currency Interest Period,

                    (D) with respect to Singapore Dollars, the rate that appears on page PYOS of the Reuters Screen (Singapore) (or on any successor or substitute page of Reuters, or any successor to or substitute for Reuters providing rate quotations comparable to those currently provided on such page of Reuters, as determined from time to time by the applicable Lender making such Individual Currency

               Loan for purposes of providing quotations of interest rates applicable to deposits in Singapore Dollars in the Singapore interbank market) for deposits of Singapore Dollars with a maturity comparable to such Interest Period, determined as of approximately 11:00 A.M. (Singapore time), on the date which is two Business Days prior to the commencement of such Individual Currency Interest Period,

                    (E) with  respect  to New  Taiwan  Dollars,  the  rate  that appears on page 6164 of the Telerate Service (or on any successor or substitute page of the Telerate Service, or any successor to or substitute for the Telerate Service providing rate quotations comparable to those currently provided on such page of the Telerate Service, as determined from time to time by the applicable Lender making such Individual Currency Loan for purposes of providing quotations of interest rates applicable to deposits in New Taiwan Dollars in the Taiwan interbank market) for deposits of New Taiwan Dollars with a maturity comparable to such Individual Currency Interest Period, determined as of approximately 10:45 A.M. (Taiwan time) on the date of the commencement of such Individual Currency Interest Period,

                    (F) if such rate does not appear on such  applicable page of the Telerate Service or Reuters (or on any such successor or substitute page, or any successor to or substitute for the Telerate Service or Reuters), the rate per annum at which deposits in the applicable Non-Core Currency in an amount comparable to the principal amount of such Non-Core Currency Advance of the applicable Lender, and for a maturity comparable to such Individual Currency Interest Period, are offered by such applicable Lender in the office of such Lender located in the country of issuance of such Non-Core Currency or the office of such Lender located in such other principal financial center, in each case as such Lender shall designate for such purpose, in immediately available funds in the applicable interbank market as of approximately 11:00 A.M. (or such other local time in the applicable location as the applicable Lender shall determine to be appropriate for such purpose), (x) on the date which is two Business Days prior to the commencement of such Individual Currency Interest Period, in the case of Euros (France), Euros (Italy), Singapore Dollars or Swiss Francs, or (y) on the date of the commencement of such Individual Currency Interest Period, in the case of Australian Dollars or Hong Kong Dollars; or

               (ii) if such Individual Currency Loan is designated in any other Non-Core Currency, a rate per annum at which deposits in such Non-Core Currency in an amount comparable to the principal amount of such Non-Core Currency Advance of the applicable Lender, and for a maturity comparable to such Individual Currency Interest Period, are offered by such applicable Lender in the office of such Lender located in the country of issuance of such Non-Core Currency or the office of such Lender located in such other principal financial center, in each case as such Lender shall designate for such purpose, in immediately available funds in the applicable interbank market (if an interbank market exists as determined by such Lender) as of approximately 11:00 A.M. (or such other local time in the applicable location as the applicable

Lender shall determine to be appropriate for such purpose), (x) on the date which is two Business Days prior to the commencement of such Individual Currency Interest Period, in the case of Korean Won or (y) on the date which is one Business Day prior to the commencement of such Individual Currency Interest Period, in the case of Mexican Pesos, by

               (b) Statutory Reserves;

provided that in the event that a new Non-Core Currency has been added pursuant to Section 2.7(c) or (d) of the Credit Agreement, the Individual Currency Rate with respect to such new Non-Core Currency shall be as set forth in the supplement to the Credit Agreement executed and delivered pursuant thereto; and

provided further that, in the event that the applicable Lender has made any determination pursuant to Section 3.4(a)(iv) of the Credit Agreement in respect of any Individual Currency Loan, the Individual Currency Rate determined pursuant to clause (a) of this definition shall instead be the rate based on the all-in cost of funds of the applicable Lender (as determined by such Lender) to fund such Individual Currency Loan with a maturity comparable to such Individual Currency Interest Period.

               "Interest Period": a Bid Interest Period, a Euro Interest Period, an Individual Currency Interest Period or a Swing Line Interest Period, as applicable.

               "Statutory Reserves": a number equal to 1.00 minus the aggregate of the stated maximum rates in effect on such day (without duplication) of all reserve requirements (including marginal, emergency, supplemental and special reserves) and similar charges, expressed as a decimal, established by any Governmental Authority, including those established by the Board of Governors of the Federal Reserve System and any other banking authority to which the Administrative Agent is subject (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System)(Core Currency Advances and Individual Currency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation).

               "Swing Line Interest Period": (i) as to any Swing Line Negotiated Rate Advance, the period commencing on the date of such Swing Line Negotiated Rate Advance and ending on the date agreed to between the Parent, the applicable Borrower and the Swing Line Lender with respect to such Swing Line Negotiated Rate Advance, and (ii) as to any Swing Line Loan made as an ABR Advance, the period commencing on the date of such ABR Advance and ending on the date set forth by the Parent and the applicable Borrower in the Notice of Borrowing with respect to such ABR Advance, provided that (i) the last day of any Swing Line Interest Period shall not be earlier than one day after the date of such Swing Line Negotiated Rate Advance or ABR Advance, as the case may be, or later than 30 days after the date of such Swing Line Negotiated Rate Advance or ABR Advance, as the case may be, and in no event later than 30 days prior to the Expiration Date and (ii) if any Swing Line Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day.

Tiffany & Co.                                                                     Schedule 4.1
Subsidiaries                                                                      List of Subsidiaries


                                                   -------------------------
                                                         TIFFANY & CO.

                                                           Delaware
                                                       August 16, 1984
                                                   -------------------------

                      ----------------------                                       ------------------------
                       TIFFANY AND COMPANY                                               TIFFANY & CO.
                                                                                        INTERNATIONAL
                            New York
                                                                                           Delaware
                          May 30, 1868                                                  October 11, 1984
                      ----------------------                                       ------------------------

     Domestic Subsidiaries       International Subsidiaries         Domestic Subsidiaries              International Subsidiaries
     ---------------------       --------------------------        ------------------------            --------------------------
         TIFFANY & CO.              SOCIETE FRANCAISE                   TIFFANY & CO.                    TIFFANY-BRASIL LTDA (1)
           ICT, INC.                     POUR LE                          JAPAN INC.
                                    DEVELOPPEMENT DE LA
           Delaware                  PORCELAINE D'ART
                                         France                           Delaware                             Brazil
     ---------------------       --------------------------        ------------------------            --------------------------

     ---------------------       --------------------------                                            --------------------------
      JUDEL PRODUCTS CORP.             TIFFANY & CO.                                                          TIFFANY & CO.
      (Formerly Glassware          (Unlimited Liability)                                                 OF NEW YORK LIMITED (2)
        Acquisition Inc.)
         West Virginia                United Kingdom                                                           Hong Kong

     ---------------------       --------------------------                                            --------------------------

     ---------------------       --------------------------                                            --------------------------
        TIFFANY (NJ) INC.            TIFFANY & CO. K.K.                                                     SINDAT LIMITED (3)
                                  [Tiffany and Company 51%
                                    Mitsukoshi Ltd. 49%]
          New Jersey                     Japan                                                                 Hong Kong
     ---------------------       --------------------------                                            --------------------------

                                                                                                       --------------------------
                                                                                                       TIFFANY & CO. ITALIA S.p.A
                                                                                                       (Formerly Tiffany-Faraone
                                                                                                                S.p.A)
                                                                                                                Italy
                                                                                                       -------------------------

                                                                                                       -------------------------
                                                                                                           TIFFANY KOREA LTD.
                                                                                                      (Formerly Tiffco Korea Ltd.)


                                                                                                           Republic of Korea
                                                                                                       --------------------------

                                                                                                       -------------------------
                                                                                                           TIFFANY & CO. MEXICO
                                                                                                            S.A. de C.V. (4)


                                                                                                                 Mexico
                                                                                                       --------------------------

Company                                     Share Ownership                                            --------------------------
                                                                                                         TIFFANY & CO. OVERSEAS
(1) Tiffany-Brasil Ltd.                     49.999 Shares: Tiffany & Co. International                        FINANCE B.V.
                                             1,000 Shares: Tiffany and Company (NY)

(2) Tiffany & Co. of New York Limited             1 Share: B&McK Custodians Limited                           Netherlands
                                                  1 Share: B&McK Nominees Limited                      --------------------------
                                             Shares are held by B&McK Custodians Limited
                                             and B&McK Nominees Limited on a Non-Fiduciary             --------------------------
                                             basis on behalf of Tiffany & Co. International.                 TIFFANY & CO.
                                                                                                               PTE. LTD.
(3) Sindat Limited                                1 Share: B&McK Custodians Limited
                                                  1 Share: B&McK Nominees Limited
                                             Shares are held by B&McK Custodians Limited                       Singapore
                                             and B&McK Nominees Limited on a Non-Fiduciary             --------------------------
                                             basis on behalf of Tiffany & Co. International.
                                                                                                       --------------------------
(4) Tiffany & Co. Mexico, S.A. de C.V.          495 Shares: Tiffany & Co. International                     UPTOWN ALLIANCE
                                                  5 Shares: Shares are held by Patrick B. Dorsey              (M) Sdn. Bhd.
                                                            (the "Shareholder") for the benefit
                                                            of the Beneficial Owner, Tiffany & Co.
                                                            International.                                     Malaysia
                                                                                                       --------------------------
(5) Tiffany & Co. Watch Center AG             1,747 Shares: Tiffany & Co. International
                                                                                                       --------------------------
                                              Shares are held by the following Directors on a                TIFFANY & CO.
                                              Fiduciary basis for and on behalf  of Tiffany & Co.        WATCH CENTER A.G. (5)
                                              International
                                                1 Share: Michael J. Kowalski
                                                1 Share: Daniel Peregrina                               Switzerland-Canton Zurich
                                                1 Share: Denis Berdoz                                  --------------------------








                                                                    Schedule 4.1
                                                                       Continued


Agreements binding upon the Parent or any of its Subsidiaries with respect to the voting securities of the Parent and/or its Subsidiaries.

Options granted under the Tiffany & Co. 1986 Stock Option Plan
Options granted under the Tiffany & Co. 1988 Director Stock Option Plan
Options granted under the Tiffany & Co. 1998 Directors Option Plan
Options granted under the Tiffany & Co. 1998 Employee Incentive Plan
Rights granted under the Stockholders Rights Plan
Rights granted under the Tiffany & Co. Employee Profit Sharing and Retirement Savings Plan

                                                                   Schedule 4.16
                                                List of Existing Labor Relations


No collective bargaining agreements.

In certain European countries labor terms for retail employees are influenced by industrywide collective bargaining agreements.

                                                                  Schedule  4.17
                                              List of Existing Letters of Credit


1. Letter of Credit issued by The Bank of New York in the amount of US$97,847.81 on July 20, 2000, on behalf of Tiffany & Co., with Town of Parsippany as Beneficiary and Expiry Date of December 30, 2001.



                                                                                                          Schedule 5.1
                                                                                                 List of Jurisdictions



---------------------------------------- -------------------------------------------- --------------------------------
                Company                            Place of Incorporation                     Branch Location
---------------------------------------- -------------------------------------------- --------------------------------
Tiffany & Co.                                             Delaware
---------------------------------------- -------------------------------------------- --------------------------------
Tiffany and Company                                       New York                    Australia
                                                                                      Canada
                                                                                      Germany
                                                                                      Switzerland
---------------------------------------- -------------------------------------------- --------------------------------
Tiffany & Co.. International                              Delaware                    Taiwan
---------------------------------------- -------------------------------------------- --------------------------------
Tiffany & Co. Japan Inc.                                  Delaware                    Japan
---------------------------------------- -------------------------------------------- --------------------------------
Societe Francaise Pour Le
Developpement De Law Porcelaine D'Art                      France
(S.A.R.L.)
---------------------------------------- -------------------------------------------- --------------------------------
Tiffany & Co.                                          United Kingdom
---------------------------------------- -------------------------------------------- --------------------------------
Tiffany & Co. of New York Limited                         Hong Kong
---------------------------------------- -------------------------------------------- --------------------------------
Sindat Limited                                            Hong Kong
---------------------------------------- -------------------------------------------- --------------------------------
Tiffany & Co. Italia S.p.A.                                 Italy
---------------------------------------- -------------------------------------------- --------------------------------
Tiffany Korea Ltd.                                          Korea
---------------------------------------- -------------------------------------------- --------------------------------
Tiffany & Co. Mexico, S.A. de C.V.                         Mexico
---------------------------------------- -------------------------------------------- --------------------------------
Tiffany & Co. Pte. Ltd.                                   Singapore
---------------------------------------- -------------------------------------------- --------------------------------
Tiffany & Co. Watch Center A.G.                          Switzerland
---------------------------------------- -------------------------------------------- --------------------------------



                                                                                                 Schedule 8.1
                                                                               List of Existing Indebtedness


Tiffany & Co.

6.90% Series A Senior Notes due 2008                                            $60,000,000
7.05% Series B Senior Notes due 2010                                             40,000,000
7.52% Senior Notes due 2003                                                      51,500,000

Tiffany and Company

6.00% Rhode Island Industrial Facilities Corporation
Industrial Development Revenue Bond
(Tiffany and Company Project - 2000 Series)
Due 2010                                                                         $ 1,000,000

Tiffany & Co. Japan Inc.

4.50% Loan from American Family Life
Assurance Company of Columbus, Japan Branch
Due 2011                                                                     (Y)5,000,000,000

Variable Rate Loan from The Fuji Bank, Ltd.
Due 2004                                                                     (Y)5,500,000,000


CSC Lease Obligation

Agreement and Consent to Assignment
Dated as of December 1, 1995 Among
Tiffany & Co., Tiffany and Company
And Fleet National Bank of Connecticut as
Collateral Trustee under the Indenture

Purchase Option to be exercised January 31, 2002.
Estimated Purchase Price:                                                         $46,300,000


Consigned Precious Metals pursuant to terms of
Consignment Agreement made as of July 24, 1998
Between Fleet Precious Metals Inc. and Tiffany and
Company.                                    Consignment Limit:               Up to $10,000,000



                                                                    Schedule 8.3
                                                          List of Existing Liens


Security interest in favor of Fleet Precious Metals Inc. covering various precious metals (silver, gold and platinum) on consignment.

Liens under existing or future capital leases.

Liens securing Indebtedness on Schedule 8.1

Liens covering consigned gemstones.

                                                                    Schedule 8.7
                                                    List of Existing Investments


                            As of September 30, 2001

              Amount                           Type of Investment

              $91,293,463                      Short-Term Bank Time Deposits

                2,043,342                      Bankers' Acceptances

                  308,796                      Bank of Mexico Cetes
              -----------
              $93,645,601
              =========


                                                                    Schedule 8.9
                                                          Restrictive Agreements


Restrictions  and conditions  existing with respect to  Indebtedness on Schedule
8.1.

Restrictions imposed by Fleet Precious Metals Inc. under Consignment Agreement dated July 1998.

                               TIFFANY EXHIBIT A-1

                        LIST OF CORE CURRENCY COMMITMENTS



                                   Core Currency       Core Currency         Aggregate
Lender                             Commitment          Commitment            Commitment
------                             ----------          Percentage            Percentage
                                                       ----------            ----------
The Bank of New York               $19,750,000         16.32231406%          21.875%

ABN AMRO Bank N.V.                 $20,000,000         16.52892562%          12.500%

The Chase Manhattan Bank           $13,750,000         11.36363636%          19.375%

The Dai-Ichi Kangyo Bank, Ltd.     $28,750,000         23.76033058%          19.375%

Firstar Bank, NA                    $5,000,000          4.13223140%           7.500%

Fleet National Bank/               $33,750,000         27.89256198%          19.375%
Fleet Precious Metals Inc.
TOTAL                             $121,000,000         100%                  100%
                                   ============        ====                  ====


                              TIFFANY EXHIBIT A-2

                     LIST OF INDIVIDUAL CURRENCY COMMITMENTS




Australian Dollars

         Lender                                               Individual Currency Commitment

The Dai-Ichi Kangyo Bank, LTD.                                $10,000,000

Firstar Bank, NA                                              $5,000,000

Hong Kong Dollars

         Lender                                               Individual Currency Commitment

The Bank of New York                                          $3,000,000

Euros (France)

         Lender                                               Individual Currency Commitment

The Chase Manhattan Bank                                      $5,000,000

ABN AMRO Bank N.V.                                            $5,000,000

Euros (Italy)

         Lender                                               Individual Currency Commitment

The Chase Manhattan Bank                                      $15,000,000

Korean Won

         Lender                                               Individual Currency Commitment

The Bank of New York                                          $15,000,000

Mexican Pesos

         Lender                                               Individual Currency Commitment

Fleet National Bank/Fleet Precious Metals Inc.                $5,000,000



New Taiwan Dollars

         Lender                                               Individual Currency Commitment

The Bank of New York                                          $3,000,000

Singapore Dollars

         Lender                                               Individual Currency Commitment

The Bank of New York                                          $3,000,000

Swiss Francs

          Lender                                              Individual Currency Commitment

The Chase Manhattan Bank                                      $5,000,000

Firstar Bank, NA                                              $5,000,000



                                TIFFANY EXHIBIT B

                            FORM OF BORROWER ADDENDUM


          BORROWER   ADDENDUM,   dated  as  of   ___________________,   made  by
__________________________,   a   corporation   organized   under  the  laws  of
____________ (the "New Borrower") and TIFFANY & CO., a Delaware corporation (the "Parent"), to THE BANK OF NEW YORK, as administrative agent (the "Administrative Agent") under the Credit Agreement, dated as of November 5, 2001, among the Parent, Tiffany and Company, Tiffany & Co. International, the other Borrowers party thereto, the Lenders party thereto, and The Bank of New York, as Administrative Agent (as the same may from time to time be amended, supplemented or otherwise modified, the "Credit Agreement").

          A. Capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

          B. The Parent desires to designate the New Borrower as a Borrower pursuant to Section 2.11 of the Credit Agreement and the New Borrower desires to become a Borrower pursuant thereto.

         Accordingly, the Parent and the New Borrower agree as follows:

          1. The Parent represents that no Default or Event of Default has occurred and is continuing.

          2. Pursuant to Section 2.11 of the Credit Agreement the Parent hereby designates the New Borrower as a Borrower under the Credit Agreement and as a Permitted Borrower for the following Currencies: _____________.

          3. The New Borrower agrees that upon the acceptance hereof by the Administrative Agent, the New Borrower (i) shall be, and shall be deemed to be, a "Borrower" under, and as such term is defined in, the Credit Agreement with the same force and effect as if originally named therein as a Borrower, (ii) shall be a "Permitted Borrower" under, and as such term is defined in, the Credit Agreement with the same force and effect as if originally named therein as a Permitted Borrower, and (iii) shall have made, and shall be deemed to have made, the representations and warranties as to itself contained in Section 4 of the Credit Agreement.

          4. There is submitted herewith by the New Borrower the certificate required by Section 2.11 of the Credit Agreement together with the required attachments thereto and, if applicable, a supplement to the Guaranty.

          5. The New Borrower hereby designates the following address as its address for notices:

             -----------------------------------

             -----------------------------------
             Attention:
                       -------------------------
             Telephone: (___) ___-____
             Fax:  (___) ___-____

          6. The New Borrower hereby designates the following payment accounts with respect to each Currency listed in paragraph 2 above:

              Currency                            Payment Account

              ------------------------            -------------------------
              ------------------------            -------------------------

          7. This Borrower Addendum shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws rules.

         IN WITNESS WHEREOF, this Borrower Addendum has been executed and delivered as of the day and year first above written.

                                            [NAME OF NEW BORROWER]


                                            By:
                                                --------------------------------
                                            Name:
                                                --------------------------------
                                            Title:
                                                --------------------------------


                                            TIFFANY & CO.


                                            By:
                                                --------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                 -------------------------------


ACCEPTED:

THE BANK OF NEW YORK, as
Administrative Agent


By:
    -------------------------------
Name:
      -----------------------------
Title:
      -----------------------------

                                TIFFANY EXHIBIT C

                           FORM OF NOTICE OF BORROWING

                                                [Date]

The Bank of New York, as Administrative Agent
One Wall Street - 18th Floor
New York, New York  10286
Attention:        Ramona Washington
                  Agency Function Administration

The Bank of New York, as Administrative Agent
One Wall Street
The Retailing Industry Division - 8th Floor
New York, New York  10286
Attention:        Johna Fidanza


[LENDERS]

           Re: Credit Agreement, dated as of November 5, 2001, by and among TIFFANY & CO. (the "Parent"), Tiffany and Company, Tiffany & Co. International, the other Borrowers party thereto, the Lenders party thereto, and The Bank of New York, as Administrative Agent (as the same may from time to time be amended, supplemented or otherwise modified, the "Agreement")

     1. Capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

     2. Pursuant to Section 2.3 of the Agreement, the Parent and [Name of Borrower] (the "Borrower") hereby give you irrevocable notice of the borrowing of the Loans (the "Requested Borrowing") as set forth on Schedule 1 annexed hereto.

     3. The Borrower is a Permitted Borrower for the Requested Borrowing.

     4. The undersigned each hereby certifies that on the date hereof and on the Borrowing Date set forth above, and after giving effect to the Loans requested hereby:

          (a) the Parent and the Borrowers are and shall be in compliance with all of the terms, covenants and conditions of the Loan Documents;

          (b) there exists and there shall exist no Default or Event of Default under the Agreement;

          (c) each of the representations and warranties contained in the Agreement is and shall be true and correct, except to the extent that any representation or warranty under Section 4.1 expressly relates to an earlier date; and

          (d) after giving effect to the Loans requested to be made hereby (i) the Aggregate Credit Exposure shall not exceed the Aggregate Commitments, (ii) the Aggregate Individual Currency Credit Exposure shall not exceed the Aggregate Individual Currency Commitments, (iii) with respect to any Lender, the aggregate principal amount of the Individual Currency Loans of such Lender denominated in an applicable Currency shall not exceed such Lender's Individual Currency Commitment in such applicable Currency.

         IN WITNESS WHEREOF, the undersigned each has caused this Notice of Borrowing to be duly executed on its behalf.

                                             TIFFANY & CO.



                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                  ------------------------------



                                             [NAME OF BORROWER]



                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                  ------------------------------

                        Schedule 1 to Notice of Borrowing
                            dated __________________

                     (Attach additional sheets if necessary)


Amount of Requested Borrowing                                  ___________1

Requested Borrowing Date                                       ___________

Type of Loan (check one):

 ___ Revolving Loan       ___ Swing Line Loan      ___  Individual Currency Loan

Currency of Requested Borrowing                                ___________

Type of Advance with respect to Revolving Loan or Swing Line Loan (check one):

     ___  ABR Advance2

     ___  Swing Line Negotiated Rate Advances

     ___  Core Currency Advances

Requested Maturity Date if Swing Line Loan                     ____________

Initial Interest Period                                        ____________





___________________
1        Specify amount in applicable Currency.

2        Available for Dollar Loans only.

                               TIFFANY EXHIBIT D

                   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


     This Assignment and Acceptance Agreement is made and entered into as of __________________, by and between ____________________ (the "Assignor") and
____________________ (the "Assignee").

                                 R E C I T A L S

     I. The Assignor, certain other lenders (together with any prior assignees, the "Lenders") and The Bank of New York, as administrative agent (the "Administrative Agent") are parties to that certain Credit Agreement, dated as of November 5, 2001 (as the same may from time to time be amended, supplemented or otherwise modified, the "Credit Agreement"), among Tiffany & Co., a Delaware corporation (the "Parent"), Tiffany and Company, Tiffany & Co. International, the other Borrowers party thereto (together, the "Borrowers"), the Lenders party thereto, and The Bank of New York, as Administrative Agent. Pursuant to the Credit Agreement, the Lenders agreed to make Loans under the Aggregate Commitments and to participate in Letters of Credit issued by the Issuing Bank under the Letter of Credit Commitment. The amount of the Assignor's Core Currency Commitment (including its Letter of Credit Commitment) and Individual Currency Commitment(s) (without giving effect to the assignment effected hereby or to other assignments thereof which have not yet become effective) is specified in Items 1 and 2 of Schedule 1 hereto. The outstanding principal amount of the Assignor's Loans (other than Swing Line Loans), including its Individual Currency Loans (without giving effect to the assignment effected hereby or to other assignments thereof which have not yet become effective) is specified in Item 3 of Schedule 1 hereto. All capitalized terms not otherwise defined herein are used herein as defined in the Credit Agreement.

     II. The Assignor wishes to sell and assign to the Assignee, and the Assignee wishes to purchase and assume from the Assignor, (i) the portion of the Assignor's Core Currency Commitment (including its Letter of Credit Commitment) and Individual Currency Commitment(s) specified in Item 4 of Schedule 1 hereto (the "Assigned Commitments") and (ii) the portion of the Assignor's Loans, including its Individual Currency Loans, specified in Item 7 of Schedule 1 hereto (the "Assigned Loans").

     The parties agree as follows:

          1. Assignment. Subject to the terms and conditions set forth herein and in the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse, on the date set forth above (the "Assignment Date") (a) all right, title and interest of the Assignor to the Assigned Loans and (b) all obligations of the Assignor under the Credit Agreement with respect to the Assigned Commitments. As full consideration for the sale of the Assigned Loans and the Assigned Commitments, the Assignee shall pay to the Assignor on the Assignment Date the principal amount of the Assigned Loans (the "Purchase Price") [and the Assignor shall pay to the Assignee on the Assignment Date the fee specified in Item 8 of Schedule 1 hereto]1.

          2. Representation and Warranties. Each of the Assignor and the Assignee represents and warrants to the other that (a) it has full power and legal right to execute and deliver this Agreement and to perform the provisions of this Agreement; (b) the execution, delivery and performance of this Agreement have been authorized by all action, corporate or otherwise, and do not violate any provisions of its charter or by-laws or any contractual obligations or requirement of law binding on it; and (c) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. The Assignor further represents that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor.

          3. Condition Precedent. The obligations of the Assignor and the Assignee hereunder shall be subject to the fulfillment of the condition that the Assignor shall have (a) received payment in full of the Purchase Price, and (b) complied with the other applicable provisions of Section 11.6 of the Credit Agreement.

          4. Notice of Assignment. The Assignor agrees to give notice of the assignment and assumption of the Assigned Loans and the Assigned Commitments to the Administrative Agent and the Parent on behalf of the Borrowers and hereby instructs the Administrative Agent and the Borrowers, as the case may be, to make all payments with respect to the Assigned Loans and the Assigned Commitments directly to the Assignee at the Applicable Payment Offices specified on Schedule 2 hereto; provided, however, that the Borrowers and the Administrative Agent shall be entitled to continue to deal solely and directly with the Assignor in connection with the interests so assigned until the Administrative Agent, the Parent, the Issuing Bank and the Swing Line Lender to the extent required by Section 11.6 of the Credit Agreement, shall have received notice of the assignment, the Parent shall have consented in writing thereto, and the Administrative Agent shall have recorded and accepted this Agreement and received the Assignment Fee required to be paid pursuant to Section 11.6 of the Credit Agreement. From and after the date (the "Effective Date") on which the Administrative Agent shall notify the Parent and the Assignor that the requirements set forth in the foregoing sentence shall have occurred and all consents (if any) required shall have been given, (i) the Assignee shall be deemed to be a party to the Credit Agreement and, to the extent that rights and obligations thereunder shall have been assigned to Assignee as provided in such notice of assignment to the Administrative Agent, shall have the rights and obligations of a Lender under the Loan Documents, (ii) the Assignee shall be deemed to have appointed the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto and
(iii) the Assignor shall, to the extent of the Assigned Commitment, relinquish its rights and be released from its obligations under the Loan Documents. After the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other



_________________
1       Omit bracketed language if no fee is being paid.

amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustment in payments under the Assigned Loans and the Assigned Commitments for periods prior to the Effective Date hereof directly between themselves. The Assignee shall deliver herewith the tax forms described in and to the extent and by the time required by Section 3.6 of the Credit Agreement.

          5. Independent Investigation. The Assignee acknowledges that it is purchasing the Assigned Loans and the Assigned Commitments from the Assignor without recourse and, except as provided in Section 2 hereof, without representation or warranty. The Assignee further acknowledges that it has made its own independent investigation and credit evaluation of the Borrowers in connection with its purchase of the Assigned Loans and the Assigned Commitments. Except for the representations or warranties set forth in Section 2, the Assignee acknowledges that it is not relying on any representation or warranty of the Assignor, expressed or implied, including without limitation, any representation or warranty relating to the legality, validity, genuineness, enforceability, collectibility, interest rate, repayment schedule or accrual status of the Assigned Loans or the Assigned Commitments, the legality, validity, genuineness or enforceability of the Loan Documents, or financial condition or creditworthiness of the Borrowers or any other Person. The Assignor has not and will not be acting as either the representative, agent or trustee of the Assignee with respect to matters arising out of or relating to the Loan Documents or this Agreement. From and after the Effective Date, except as set forth in Section 4 above, the Assignor shall have no rights or obligations with respect to the Assigned Loans or the Assigned Commitments.

          6. Consent. Pursuant to the provisions of Section 11.6 of the Credit Agreement, and to the extent required thereby, the Parent, the Issuing Bank and the Swing Line Lender, by signing below, each consents to this Agreement and to the assignment contemplated herein.

          7. Method of Payment. All payments to be made by either party hereunder shall be in funds available at the place of payment on the same day and shall be made by wire transfer to the account designated by the party to receive payment.

          8. Address for Notices; Applicable Lending Offices: Applicable Payment Offices. The Assignee designates the offices set forth on Schedule 2 as its Address for Notices and its Applicable Lending Offices and Applicable Payment Offices.

          9. Integration. This Agreement shall supersede any prior agreement or understanding between the parties (other than the Credit Agreement) as to the subject matter hereof.

          10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon both parties, their successors and assigns.

          11.   Headings.   Section  headings  have  been  inserted  herein  for
convenience only and shall not be construed to be a part hereof.

          12. Amendments: Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by the parties hereto, and may not be amended, changed, waived or modified in any manner inconsistent with
Section 11.6 of the Credit Agreement without the prior written consent of the Administrative Agent.

          13. Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of, the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



                                             ______________________, as Assignor



                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------



                                             ______________________, as Assignee



                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------
Consented to:

TIFFANY & CO.



By:
   -------------------------
Name:
     -----------------------
Title:
      ----------------------



Accepted:

THE  BANK OF NEW YORK,
        as Administrative Agent,
        Issuing Bank and Swing
        Line Lender



By:
   -------------------------
Name:
     -----------------------
Title:
      ----------------------

                                   SCHEDULE 1

                                       TO

                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

                                     between
                        ____________________, as Assignor
                                       and
                        ____________________, as Assignee
                                   relating to

                                Credit Agreement
                                      among
                                 TIFFANY & CO.,
                              TIFFANY AND COMPANY,
                          TIFFANY & CO. INTERNATIONAL,
                       the other Borrowers party thereto,
                           the Lenders party thereto,
                                       and
                 The Bank of New York, as Administrative Agent,
                          dated as of November 5, 2001



Item 1.           Assignor's Core Currency Commitment1
                  (including Letter of Credit Commitment)                       $_____________

Item 2.           Assignor's Individual                                         $_____________
                  Currency Commitments                                          $_____________

Item 3.           Assignor's Loans1
                  consisting of:

                           Revolving Loans                                      $_____________2
                           Bid Loans                                            ______________2
                           Individual Currency Loans                            ______________2

Item 4.           Assigned Commitments
                  (a)      Assigned Core Currency Commitment
                  (including Letter of Credit Commitment)                       $_____________




________________________
1       Without giving effect to the assignment effected hereby or to other assignments thereof which have not yet become effective.

2       Specify in applicable Currency.



                  (b)      Assigned Individual Currency                         $_____________
                  Commitments                                                   $_____________

Item 5.           Percentage of Core Currency Commitment
                  (including Letter of Credit Commitment)
                  assigned as a percentage of the Aggregate
                  Core Currency Commitments of all Lenders:                     ________%

Item 6.           Assignee's Aggregate Commitment Percentage
                  (Assignee's Core Currency Commitment and
                  Individual Currency Commitments as a percentage
                  of Aggregate Core Currency Commitments and
                  Aggregate Individual Currency Commitments)                    ________%

Item 7.           Amount of Assigned Loans
                  consisting of

                           Revolving Loans                                      $_____________2
                           Bid Loans                                            ______________2
                           Individual Currency Loans                            ______________2

Item 8.           Amount of Fee payable to Assignee3                            $_____________


________________________
3       Omit if no fee is to be paid.

                                   SCHEDULE 2

                                       TO

                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

                                     between

                         _________________, as Assignor
                                       and
                          ________________, as Assignee

                                   relating to

                                Credit Agreement
                                      among
                                 TIFFANY & CO.,
                              Tiffany and Company,
                          Tiffany & Co. International,
                       the other Borrowers party thereto,
                           the Lenders party thereto,
                                       and
                 The Bank of New York, as Administrative Agent,
                          dated as of November 5, 2001


Address for Notices

-------------------------------
-------------------------------
-------------------------------
Attn:
     -------------------------------
Tel.:  (___) ___-____
Fax:  (___) ___-____

with a copy to:

-------------------------------
-------------------------------
-------------------------------
Attn:
     -------------------------------
Tel.:  (___) ___-____
Fax:  (___) ___-____



Applicable Lending Offices and Applicable
Payment Offices for Revolving Loans

APPLICABLE LENDING OFFICES                                   APPLICABLE PAYMENT OFFICES
--------------------------                                   --------------------------
1.
 ABR Advances                                                 ABR Advances
 ------------                                                 ------------

--------------------------------------------                 --------------------------------------------
--------------------------------------------                 --------------------------------------------
--------------------------------------------                 ABA No.:
Attn:                                                                ------------------------------------
     ---------------------------------------                 Acct. No.:
                                                                       ----------------------------------
Tel.: (___) ___-____                                         Reference No.:
Fax:  (___) ___-____                                                       ------------------------------
                                                             Attn:
                                                                  ---------------------------------------
                                                             Tel.:  (___) ___-____
                                                             Fax:   (___) ___-____

2.
Core Currency Advances - Euros                               Core Currency Advances - Euros
------------------------------                               ------------------------------

--------------------------------------------                 --------------------------------------------
--------------------------------------------                 --------------------------------------------
--------------------------------------------                 --------------------------------------------
Attn:                                                        Acct. No.:
     ---------------------------------------                           ----------------------------------
Tel.: (___) ___-____                                         Attn:
Fax:  (___) ___-____                                              ---------------------------------------
                                                             Tel.:  (___) ___-____
                                                             Fax:   (___) ___-____

3.
Core Currency Advances - Japanese Yen                        Core Currency Advances - Japanese Yen
-------------------------------------                        -------------------------------------

--------------------------------------------                 --------------------------------------------
--------------------------------------------                 --------------------------------------------
--------------------------------------------                 --------------------------------------------
Attn:                                                        Acct. No.:
     ---------------------------------------                           ----------------------------------
Tel.: (___) ___-____                                         Attn:
Fax:  (___) ___-____                                              ---------------------------------------
                                                             Tel.:  (___) ___-____
                                                             Fax:   (___) ___-____


4.
Core Currency Advances - Pounds Sterling                     Core Currency Advances - Pounds Sterling
----------------------------------------                     ----------------------------------------

--------------------------------------------                 --------------------------------------------
--------------------------------------------                 --------------------------------------------
--------------------------------------------                 --------------------------------------------
Attn:                                                        Acct. No.:
     ---------------------------------------                           ----------------------------------
Tel.: (___) ___-____                                         Attn:
Fax:  (___) ___-____                                              ---------------------------------------
                                                             Tel.:  (___) ___-____
                                                             Fax:   (___) ___-____
Applicable Lending Offices and Applicable
Payment Offices for Individual Currency Loans


[Currency]                                                   [Currency]
 ---------                                                   ----------

--------------------------------------------                 --------------------------------------------
--------------------------------------------                 --------------------------------------------
--------------------------------------------                 --------------------------------------------
Attn:                                                        Acct. No.:
     ---------------------------------------                           ----------------------------------
Tel.: (___) ___-____                                         Attn:
Fax:  (___) ___-____                                              ---------------------------------------
                                                             Tel.:  (___) ___-____
                                                             Fax:   (___) ___-____


                                TIFFANY EXHIBIT E

                          FORM OF NOTICE OF CONVERSION

                                                 [Date]

The Bank of New York, as Administrative Agent
One Wall Street - 18th Floor
New York, New York  10286
Attention:        Ramona Washington
                  Agency Function Administration

The Bank of New York, as Administrative Agent
One Wall Street
The Retailing Industry Division - 8th Floor
New York, New York  10286
Attention:        Johna Fidanza


          Re: Credit Agreement, dated as of November 5, 2001, by and among TIFFANY & CO. (the "Parent"), Tiffany and Company, Tiffany & Co. International, the other Borrowers party thereto, the Lenders party thereto,and THE BANK OF NEW YORK, as Administrative Agent (as the same may from time to time be amended,supplemented or otherwise modified, the "Agreement")

          Capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

          1. Pursuant to Section 3.2 of the Agreement, [Name of Borrower] (the "Borrower") requests to convert ABR -------- Advances or Core Currency Advances as set forth below:1

               (a) Core Currency to Core Currency. On _________, to convert _________2 in principal amount of presently outstanding Core Currency Advances having an Interest Period that expires on _________ to new Core Currency Advances denominated in the same Currency that have an Interest Period of _________ months;

               (b) Core Currency to ABR. On _________, to convert _________ in principal amount of presently outstanding Core Currency Advances in Dollars having an Interest Period that expires on ______________ to ABR Advances.



________________________
1       Delete inapplicable selections.
2       Specify amount in the applicable Currency

               (c) ABR to Core Currency. On ___________, to convert $_________ in principal amount of presently outstanding ABR Advances to Core Currency Advances in Dollars that have an Interest Period of _________ months.

          2. The undersigned hereby certifies that on the date hereof and on the requested Conversion Date set forth above, there exists and there shall exist no Default or Event of Default under the Agreement.

          IN WITNESS WHEREOF, the undersigned has each caused this Notice of Conversion to be duly executed on its behalf.

                                     TIFFANY & CO.



                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                         ---------------------------------------



                                    [NAME OF BORROWER]



                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                         ---------------------------------------

                                TIFFANY EXHIBIT F

                               FORM OF BID REQUEST

                                                [Date]

The Bank of New York, as Administrative Agent
One Wall Street - 18th Floor
New York, New York  10286
Attention:        Ramona Washington
                  Agency Function Administration

The Bank of New York, as Administrative Agent
One Wall Street
The Retailing Industry Division - 8th Floor
New York, New York  10286
Attention:        Johna Fidanza


          Re: Credit Agreement, dated as of November 5, 2001, by and among TIFFANY & CO. (the "Parent"), Tiffany and Company, Tiffany
               & Co. International, the other Borrowers party thereto, the Lenders party thereto,and THE BANK OF NEW YORK, as Administrative Agent (as the same may from time to time be amended, supplemented or otherwise modified, the "Agreement")

          1. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement.

          2. Pursuant to Section 2.9 of the Agreement, the Parent and [Name of Borrower] (the "Borrower") hereby gives notice of such Borrower's request to borrow Bid Loans on __________, which borrowing shall consist of the following Currencies, amounts and Interest Periods corresponding thereto:

       Currency                  Amount1                       Interest Period
       --------                  ------                        ---------------


________________________
1       Specify amount in the applicable Currency.

          3. The Borrower is a Permitted Borrower for the requested Bid Loans.

          4. The undersigned each hereby certifies that on the date hereof and on the Borrowing Date set forth above, and after giving effect to the Loans requested hereby:

               (a) the Parent and the Borrowers are and shall be in compliance with all of the terms, covenants and conditions of the Loan Documents;

               (b) there exists and there shall exist no Default or Event of Default under the Agreement;

               (c) each of the representations and warranties contained in the Agreement is and shall be true and correct, except to the extent that any representation or warranty under Section 4.1 expressly relates to an earlier date; and

               (d) after giving effect to the Bid Loans requested hereby: (i) the Aggregate Credit Exposure shall not exceed the Aggregate Commitments, (ii) the Aggregate Core Currency Credit Exposure shall not exceed the Aggregate Core Currency Commitments and (iii) the Aggregate Individual Currency Credit Exposure shall not exceed the Aggregate Individual Currency Commitments.

          IN WITNESS WHEREOF, the undersigned has each caused this Bid Request to be duly executed on its behalf.

                                    TIFFANY & CO.



                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                         ---------------------------------------


                                    [NAME OF BORROWER]



                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                               TIFFANY EXHIBIT G

                            FORM OF INVITATION TO BID

                                                 [Date]


To the Lenders under the
Credit Agreement
referred to below

          Re: Credit Agreement, dated as of November 5, 2001, by and among TIFFANY & CO. (the "Parent"), Tiffany and Company,Tiffany & Co. International, the other Borrowers party thereto, the Lenders party thereto, and THE BANK OF NEW YORK,as Administrative Agent (as the same may from time to time be amended, supplemented or otherwise modified, the "Agreement")

          1. Capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

          2. Pursuant to a Bid Request in accordance with Section 2.9 of the Agreement, [Name of Borrower] (the "Borrower") has given notice of its request to borrow Bid Loans on __________, which borrowing shall consist of the following Currencies, amounts and Interest Periods corresponding thereto:

       Currency              Amount1                 Interest Period
       --------              ------                  ---------------


          3. The Lenders are hereby invited to bid by 9:30 A.M. (New York City time) one Business Day prior to the proposed Borrowing Date, pursuant to the terms and conditions of the Agreement, on the making of such Bid Loans.


--------
1       Specify amount in the applicable Currency.

          IN WITNESS WHEREOF, the undersigned has caused this Invitation to Bid to be duly executed on its behalf.

                                        THE BANK OF NEW YORK,
                                        as Administrative Agent



                                        By:
                                            ------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                TIFFANY EXHIBIT H

                                   FORM OF BID

                                                 [Date]

The Bank of New York, as Administrative Agent
One Wall Street - 18th Floor
New York, New York  10286
Attention:        Ramona Washington
                  Agency Function Administration

The Bank of New York, as Administrative Agent
One Wall Street
The Retailing Industry Division - 8th Floor
New York, New York  10286
Attention:        Johna Fidanza


          Re: Credit Agreement, dated as of November 5, 2001, by and among TIFFANY & CO. (the "Parent"), Tiffany and Company,Tiffany & Co. International, the other Borrowers party thereto, the Lenders party thereto, and THE BANK OF NEW YORK,as Administrative Agent (as the same may from time to time be amended, supplemented or otherwise modified, the "Agreement")

          1. Capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

          2. In response to a Bid Request, the undersigned Lender hereby offers to lend:

          Bid Loans on __________, consisting of the following Currencies, amounts, Bid Rates and Interest Periods corresponding thereto:

   Currency             Amounts1          Bid Rate            Interest Period
   --------             -------           --------            ---------------



________________
1       Specify amount in the applicable Currency.

          3. The Applicable Lending Office and Applicable Payment Office for each Currency for which a Bid is made hereby is as follows:

          [Name of Currency]                    [Name of Currency]

          Applicable Lending Office             Applicable Payment Office

          -------------------------             -------------------------

          -------------------------             -------------------------

          -------------------------             -------------------------

          -------------------------             -------------------------

          -------------------------             -------------------------


          IN WITNESS WHEREOF, the undersigned has caused this Bid to be duly executed on its behalf.

                                        [NAME OF LENDER]

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                TIFFANY EXHIBIT I

                        FORM OF BID ACCEPT/REJECT LETTER

                                                   [Date]

The Bank of New York, as Administrative Agent
One Wall Street - 18th Floor
New York, New York  10286
Attention:        Ramona Washington
                  Agency Function Administration

The Bank of New York, as Administrative Agent
One Wall Street
The Retailing Industry Division - 8th Floor
New York, New York  10286
Attention:        Johna Fidanza

          Re: Credit Agreement, dated as of November 5, 2001, by and among TIFFANY & CO. (the "Parent"), Tiffany and Company, Tiffany & Co. International, the other Borrowers party thereto, the Lenders party thereto,and THE BANK OF NEW YORK, as Administrative Agent(as the same may from time to time be amended,supplemented or otherwise modified, the "Agreement")

          1. Capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

          2. Pursuant to Section 2.9(c) of the Agreement, [Name of Borrower] (the "Borrower") hereby gives notice of its acceptance of the following Bids dated ___________, from the following Lenders in the Currencies, amounts, Bid Rates and Interest Periods set forth below:

 Lender           Currency        Amount         Bid Rate       Interest Period
 ------           --------        ------         --------       ---------------




                  All other Bids, dated __________, are rejected.

          IN WITNESS WHEREOF, the undersigned has each caused this Bid Accept/ Reject Letter to be duly executed on its behalf.

                                    TIFFANY & CO.



                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------



                                    [NAME OF BORROWER]



                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                               TIFFANY EXHIBIT J

                          FORM OF BID LOAN CONFIRMATION

                                             [Date]

[Name of Lender]

Attention:
                  --------------------------

          Re:  Credit  Agreement,  dated as of  November  5, 2001,  by and among
               TIFFANY & CO. (the "Parent"), Tiffany and Company, Tiffany & Co. International, the other Borrowers party thereto, the Lenders party thereto, and THE BANK OF NEW YORK,as Administrative Agent (as the same may from time to time be amended, supplemented or otherwise modified, the "Agreement")

          1. Capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

          2. In accordance with Section 2.9 of the Agreement we hereby notify you that pursuant to a Bid Accept Letter, [Name of Borrower] (the "Borrower") gave notice of its acceptance of your Bid, dated __________. The Borrower accepted your Bid for a borrowing as follows:

   Currency              Amount            Bid Rate             Interest Period




          3. Pursuant to Section 2.4 (b) of the Credit Agreement, you are required to make available to [the applicable Borrower] [the Administrative Agent at its Applicable Payment Office if the borrowing is in Dollars)]1 in immediately available funds in the applicable Currency, the proceeds of your Bid Loan(s) not later than 12:00 Noon (local time in the city in which the proceeds of such Loans are to be made available) on the applicable Borrowing Date.


_____________
1    Delete inapplicable selections.

          IN  WITNESS  WHEREOF,   the  undersigned  has  caused  this  Bid  Loan
Confirmation to be duly executed on its behalf.

                                       THE BANK OF NEW YORK,
                                       as Administrative Agent



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                               TIFFANY EXHIBIT K

                        FORM OF LETTER OF CREDIT REQUEST

                                            [Date]

The Bank of New York, as Administrative Agent
One Wall Street - 18th Floor
New York, New York  10286
Attention:        Ramona Washington
                  Agency Function Administration

The Bank of New York, as Administrative Agent
One Wall Street
The Retailing Industry Division - 8th Floor
New York, New York  10286
Attention:        Johna Fidanza


          Re:  Credit  Agreement,  dated as of  November  5, 2001,  by and among
               TIFFANY & CO. (the "Parent"), Tiffany and Company, Tiffany & Co. International, the other Borrowers party thereto, the Lenders party thereto, and THE BANK OF NEW YORK,as Administrative Agent (as the same may from time to time be amended, supplemented or otherwise modified, the "Agreement")

          1. Capitalized terms used herein which are not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

          2. Pursuant to Sections 2.10 and 6.3 of the Agreement, the Parent and [Name of Letter of Credit Applicant] (the "Letter of Credit Applicant") each hereby requests that the Issuing Bank issue (or amend, renew or extend) Letter(s) of Credit in accordance with the information annexed hereto (attach additional sheets if necessary).

          3. The Letter of Credit Applicant is a Permitted Borrower with respect to the Currency in which such Letter(s) of Credit is/are requested to be issued (or amended, renewed or extended).

          4. The Parent and the Letter of Credit Applicant each hereby certifies that on the date hereof and on the Borrowing Date set forth above, and after giving effect to the Letter(s) of Credit requested hereby:

               (a) the Parent and the Borrowers are and shall be in compliance with all of the terms, covenants and conditions of the Loan Documents;

               (b) there exists and there shall exist no Default or Event of Default under the Agreement;

               (c) each of the representations and warranties contained in the Agreement is and shall be true and correct, except to the extent that any representation or warranty under Section 4.1 expressly relates to an earlier date; and

               (d) After giving effect to the Letters of Credit requested to be made hereby, (i) the LC Exposure shall not exceed the Letter of Credit Commitment, (ii) the Aggregate Credit Exposure shall not exceed the Aggregate Commitments and (iii) the Aggregate Core Currency Credit Exposure shall not exceed the Aggregate Core Currency Commitments.

          IN WITNESS WHEREOF, the undersigned has each caused this Letter of Credit Request to be duly executed on its behalf.

                                      TIFFANY & CO.



                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------



                                      [NAME OF LETTER OF CREDIT
                                      APPLICANT]



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                          LETTER OF CREDIT INFORMATION

        1.      Name of Beneficiary:
                                    --------------------------------------------

        2.      Address of Beneficiary to which Letter of Credit will be sent:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        3. Conditions under which a drawing may be made (specify any required documentation):
                        --------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        4.      Maximum amount to be available under such Letter of Credit:
$__________.1

        5.      Requested date of issuance:
                                           -------------------------------------

        6.      Requested date of expiration:
                                           -------------------------------------


_____________________
1       Specify amount in the applicable Currency.

                                TIFFANY EXHIBIT L

                         FORM OF COMPLIANCE CERTIFICATE


                                              [Date]

TO THE PARTIES LISTED
ON SCHEDULE A ANNEXED HERETO

          Re:  Credit  Agreement,  dated as of  November  5, 2001,  by and among
               TIFFANY & CO. (the "Parent"), Tiffany and Company, Tiffany & Co. International, the other Borrowers party thereto, the Lenders party thereto, and THE BANK OF NEW YORK,as Administrative Agent (as the same may from time to time be amended, supplemented or otherwise modified, the "Agreement")

          Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement.

          With respect to the financial statements delivered herewith, I hereby certify, on behalf of the Parent and the Borrowers, to the best of my knowledge, as follows:

               (A) all such financial statements are true, complete and correct, and

               (B)  all  such  financial   statements   have  been  prepared  in
accordance   with  GAAP  (but   without   footnotes   and  subject  to  year-end
adjustments).

          In addition, I hereby certify, on behalf of the Parent and the Borrowers that, to the best of my knowledge, there exists no violation of any term, covenant or condition of any Loan Document and that no condition or event has occurred which would constitute a Default or an Event of Default.

          Attached are sheets setting forth the following:

               (A) calculations required to establish that the Parent and the Borrowers are in compliance with Sections 7.11 and 7.12 of the Agreement,

               (B) with respect to each Loan, (i) the outstanding principal balance of such Loan in the applicable Currency, (ii) if such Loan is an Alternate Currency Loan, the Dollar Equivalent of such outstanding principal balance, and (iii) if such Loan is an Individual Currency Loan or a Bid Loan, the applicable Lender, and

               (C) with respect to each Letter of Credit, (i) the undrawn face amount of such Letter of Credit in the applicable Currency, (ii) the amount of unpaid reimbursement obligations in respect of such Letter of Credit, and (iii) if such Letter of Credit is denominated in an Alternate Currency, the Dollar Equivalent of such undrawn face amount and the Dollar Equivalent of such amount of unpaid reimbursement obligations.

                                     TIFFANY & CO.


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                   SCHEDULE A


The Bank of New York,
     as the Swing Line Lender,
     as the Issuing Bank, as a Lender,
     and as Administrative Agent

ABN AMRO N.V.

The Dai-Ichi Kangyo Bank, LTD.

Fleet National Bank/Fleet Precious Metals Inc.

The Chase Manhattan Bank

Firstar Bank, NA

                                TIFFANY EXHIBIT M



                           FORM OF GUARANTY AGREEMENT


                                  by and among


                                 TIFFANY & CO.,


                              TIFFANY AND COMPANY,


                          TIFFANY & CO. INTERNATIONAL,


                            TIFFANY & CO. JAPAN INC.,


                    EACH OF THE OTHER GUARANTORS PARTY HERETO


                                       and


                  THE BANK OF NEW YORK, AS ADMINISTRATIVE AGENT


                         ------------------------------


                          Dated as of November 5, 2001

                                TABLE OF CONTENTS

                                                                                                               Page




ARTICLE 1. GUARANTY; FRAUDULENT TRANSFER, ETC.; CONTRIBUTION......................................................1
         Section 1.1 Guaranty.....................................................................................1
         Section 1.2 Guaranty of Payment..........................................................................2
         Section 1.3 Fraudulent Transfer..........................................................................2
         Section 1.4 Contributions................................................................................3


ARTICLE 2. OBLIGATIONS NOT WAIVED.................................................................................3


ARTICLE 3. SECURITY...............................................................................................3


ARTICLE 4. NO DISCHARGE OR DIMINISHMENT OF GUARANTY...............................................................4


ARTICLE 5. DEFENSES OF BORROWERS WAIVED...........................................................................4


ARTICLE 6. AGREEMENT TO PAY; SUBORDINATION........................................................................4


ARTICLE 7. INFORMATION............................................................................................5


ARTICLE 8. REPRESENTATIONS AND WARRANTIES.........................................................................5


ARTICLE 9. TERMINATION............................................................................................5


ARTICLE 10. BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS........................................................5


ARTICLE 11. WAIVERS; AMENDMENT....................................................................................6
         Section 11.1 No Waiver...................................................................................6
         Section 11.2 Amendments, etc.............................................................................6


ARTICLE 12. NOTICES...............................................................................................7


ARTICLE 13. SURVIVAL OF AGREEMENT; SEVERABILITY...................................................................7
         Section 13.1 Survival of Agreement.......................................................................7
         Section 13.2 Severability................................................................................7


ARTICLE 14. ADDITIONAL GUARANTORS.................................................................................7


ARTICLE 15. RIGHT OF SETOFF.......................................................................................7


ARTICLE 16. GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL..............................................8
         Section 16.1 GOVERNING LAW...............................................................................8
         Section 16.2 Consent to Jurisdiction.....................................................................8
         Section 16.3 Waiver of Objection to Venue................................................................8
         Section 16.4 Consent to Service of Process...............................................................8
         Section 16.5 WAIVER OF JURY TRIAL........................................................................9


ARTICLE 17. MISCELLANEOUS.........................................................................................9
         Section 17.1 Headings....................................................................................9
         Section 17.2 Counterparts................................................................................9
         Section 17.3 Rules of Interpretation.....................................................................9
         Section 17.4 Judgment Currency...........................................................................9


Annex 1  Form of Supplement

     GUARANTY AGREEMENT, dated as of November 5, 2001 among the Persons party hereto set forth Schedule I (the "Current Guarantors"), such other Persons which from time to time may become party hereto (the "New Guarantors", and together with the Current Guarantors, the "Guarantors" and each a "Guarantor") and THE BANK OF NEW YORK, as administrative agent under the Credit Agreement referred to in the next paragraph acting on behalf of the Credit Parties.

     Reference is made to the Credit Agreement, dated as of November 5, 2001, by and among TIFFANY & CO., a Delaware corporation (the "Parent"), TIFFANY AND COMPANY, a New York corporation (the "Tiffany"), TIFFANY & CO. INTERNATIONAL, a Delaware corporation ("Tiffany International"), the other Borrowers party thereto, the Lenders from time to time party thereto and The Bank of New York, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The Lenders have agreed to make Loans to, and the Issuing Bank has agreed to issue Letters of Credit for the account of, the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each Guarantor acknowledges that (i) it will derive substantial benefit from the making of the Loans and the issuance of the Letters of Credit and (ii) the execution and delivery by the Guarantors of this Guaranty Agreement is a condition precedent to the effectiveness of the Credit Agreement, and the Credit Parties would not have entered into the Credit Agreement if the Guarantors had not executed and delivered this Guaranty Agreement.

     Accordingly, the parties hereto agree as follows:

ARTICLE 1.        GUARANTY; FRAUDULENT TRANSFER, ETC.; CONTRIBUTION

     Section 1.1 Guaranty

          Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it and that it will remain bound upon its guaranty notwithstanding any extension or renewal of any Obligations. For purposes hereof, "Obligations" shall mean all of the obligations and liabilities of the Parent and the Borrowers under the Credit Agreement (as the same may be amended, increased, modified, renewed or extended from time to time), in each case whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired, and whether before or after the occurrence of any Event of Default under Sections 9.1(g) or 9.1(h) of the Credit Agreement (each an "Insolvency Event"), and including (a) any obligation or liability in respect of any breach of any representation or warranty, and (b) all post-petition interest, funding losses and make-whole premiums, whether or not allowed as a claim in any proceeding arising in connection with an Insolvency Event.

     Section 1.2 Guaranty of Payment

          Each Guarantor further agrees that its guaranty hereunder constitutes a guaranty of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Credit Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Credit Party in favor of the Borrowers or any other person.

     Section 1.3 Fraudulent Transfer

          Anything in this Guaranty  Agreement to the contrary  notwithstanding,
(i) the obligations of each Guarantor hereunder (other than the Parent; each such Guarantor, a "Subsidiary Guarantor") shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Subsidiary Guarantor's obligations hereunder subject to avoidance as a fraudulent transfer, obligation or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor (A) in respect of intercompany debt owed or owing to the Parent or Affiliates of the Parent to the extent that such debt would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor hereunder and (B) under any Guarantee of senior unsecured debt or Indebtedness subordinated in right of payment to the Obligations, which Guarantee contains a limitation as to maximum amount similar to that set forth in this clause (i), pursuant to which the liability of such Subsidiary Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Subsidiary Guarantor pursuant to (I) applicable law or (II) any agreement providing for an equitable allocation among such Subsidiary Guarantor and other Affiliates of the Borrower of obligations arising under guarantees by such parties (including the agreements described in Section 1.4) and (ii) the Parent expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim that it may now or hereafter have against any other Loan Party, any other guarantor or any other Person directly or contingently liable for the Obligations, or against or with respect to the property of such other Loan Party, such other guarantor or such other Person, arising from the existence or performance hereof, and, in furtherance, and not in limitation, of the preceding waiver, the Parent agrees that, in the event that any money or property shall be transferred to any Credit Party by the Parent pursuant to this Guaranty Agreement in reduction of the Obligations, such transfer shall be deemed to be a contribution to the capital of the applicable Loan Party, other guarantor or other Person (in the case of the transfer of property, in an amount equal to the fair market value of the property so transferred) as of the date of such transfer, and any such transfer shall not cause the Parent to be a creditor of such Loan Party.

     Section 1.4 Contributions

          Each Subsidiary Guarantor (a "Contributing Subsidiary Guarantor") agrees (subject to this subsection) that, in the event a payment shall be made by any other Subsidiary Guarantor hereunder (the "Claiming Subsidiary Guarantor") or assets of such Claiming Subsidiary Guarantor shall be sold pursuant to any Loan Document to satisfy a claim of any Credit Party hereunder, the Contributing Subsidiary Guarantor shall indemnify the Claiming Subsidiary Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Subsidiary Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Article 14, the date of the Supplement hereto executed and delivered by such Subsidiary Guarantor). Any Contributing Subsidiary Guarantor making any payment to a Claiming Subsidiary Guarantor pursuant to this subsection shall be subrogated to the rights of such Claiming Subsidiary Guarantor under this subsection to the extent of such payment. Notwithstanding any provision of this subsection to the contrary, all rights of the Subsidiary Guarantors under this subsection and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the final and indefeasible payment in full in cash of the Obligations. No failure on the part of any Subsidiary Guarantor to make the payments required by this subsection (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Subsidiary Guarantor with respect to its obligations under this subsection, and each Subsidiary Guarantor shall remain liable for the full amount of the obligations of such Subsidiary Guarantor under this subsection.

ARTICLE 2.      OBLIGATIONS NOT WAIVED

     To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from, and protest to any Loan Party of any of the Obligations, and also waives notice of acceptance of its guaranty and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (i) the failure of the Administrative Agent or any other Credit Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrowers or any other Guarantor under the provisions of the Credit Agreement or any other Loan Document, or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from, any of the terms or provisions of this Guaranty Agreement, any other Loan Document, any guaranty or any other agreement, including with respect to any other Guarantor under this Guaranty Agreement or (iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Administrative Agent or any other Credit Party.

ARTICLE 3.      SECURITY

     Each Guarantor authorizes the Administrative Agent and each other Credit Party to (i) take and hold security for the payment of the obligations under this Guaranty Agreement and the

Obligations and exchange, enforce, waive and release any such security, (ii) apply such security and direct the order or manner of sale thereof in accordance with the Loan Documents and (iii) release or substitute any one or more endorsees, other Guarantors or other obligors.

ARTICLE 4.        NO DISCHARGE OR DIMINISHMENT OF GUARANTY

     The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the final and indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Credit Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the final and indefeasible payment in full in cash of all the Obligations).

ARTICLE 5.        DEFENSES OF BORROWERS WAIVED

     To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of any Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower or any other Loan Party, other than the final and indefeasible payment in full in cash of the Obligations. The Administrative Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any Borrower or any Guarantor or exercise any other right or remedy available to them against any Borrower or any Guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower or any other Guarantor, as applicable, or any security.

ARTICLE 6.        AGREEMENT TO PAY; SUBORDINATION

     In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Credit Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Loan Party to pay, in the applicable Currency required by the Credit Agreement, any Obligations when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent in cash the amount of such unpaid Obligations in the applicable Currency required by the Credit Agreement. Upon payment by any Guarantor of any sums to the Administrative Agent, all rights of such Guarantor against the applicable Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full in cash of the Obligations. In addition, any debt of any Loan Party now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior final and indefeasible payment in full in cash of the Obligations. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such debt of such Loan Party, such amount shall be held in trust for the benefit of the Credit Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

ARTICLE 7.        INFORMATION

     Each Guarantor assumes all responsibility for being and keeping itself informed of each Loan Party's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any other Credit Party will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

ARTICLE 8.        REPRESENTATIONS AND WARRANTIES

     Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

ARTICLE 9.        TERMINATION

     The guarantees made hereunder (i) shall terminate when all the Obligations have been finally and indefeasibly paid in full in cash, the Issuing Bank and the Lenders have no further commitment to lend or otherwise extend credit under the Credit Agreement and all outstanding Letters of Credit shall have been cancelled and returned to the Issuing Bank and (ii) shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of any Obligations is rescinded or must otherwise be restored by any Credit Party or any Guarantor upon the bankruptcy or reorganization of any Loan Party or otherwise.

ARTICLE 10.       BINDING EFFECT; SEVERAL AGREEMENT; ASSIGNMENTS

     Whenever in this Guaranty Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor that are contained in this Guaranty Agreement shall bind and inure to the benefit of each party hereto and its successors and assigns.

This Guaranty Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the
Administrative Agent and the other Credit Parties, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void), except as expressly contemplated by this Guaranty Agreement or the other Loan Documents. If any of the equity interests in any Guarantor is sold, transferred or otherwise disposed of pursuant to a transaction permitted by the Loan Documents and, immediately after giving effect thereto, such Guarantor shall no longer be a Subsidiary of the Parent, then the obligations of such Guarantor under this Guaranty Agreement shall be automatically released. This Guaranty Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

ARTICLE 11.       WAIVERS; AMENDMENT

     Section 11.1 No Waiver

          No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent hereunder and of the other Credit Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Guaranty Agreement or any other Loan Document or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by Section 11.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.

     Section 11.2 Amendments, etc.

          Neither this Guaranty Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into by, between or among the Administrative Agent and the Guarantor or Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 11.1 of the Credit Agreement.

ARTICLE 12.     NOTICES

     All communications and notices hereunder shall be in writing and given as provided in Section 11.2 of the Credit Agreement. All communications and notices hereunder to each Guarantor shall be given to it at its address set forth on
Schedule I hereto.

ARTICLE 13.       SURVIVAL OF AGREEMENT; SEVERABILITY

     Section 13.1 Survival of Agreement

          All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Guaranty Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the other Credit Parties and shall survive the execution and delivery of any Loan Document, the making of any Loan and the issuance of any Letter of Credit, regardless of any investigation made by the Credit Parties or on their behalf, and shall continue in full force and effect until this Guaranty Agreement shall terminate.

     Section 13.2 Severability

          In the event any one or more of the provisions contained in this Guaranty Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

ARTICLE 14.     ADDITIONAL GUARANTORS

     Upon execution and delivery after the date hereof by the Administrative Agent and a Person of an instrument in the form of Annex 1, such Person shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any New Guarantor as a party to this Guaranty Agreement.

ARTICLE 15.       RIGHT OF SETOFF

     If an Event of Default shall have occurred and be continuing, each Credit Party is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Credit Party to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Guaranty Agreement and the other Loan Documents held by such Credit Party, irrespective of whether or not such Credit Party shall have made any demand under this Guaranty Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Credit Party under this Article are in addition to other rights and remedies (including other rights of setoff) which such Credit Party may have.

ARTICLE 16.       GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL

     Section 16.1 GOVERNING LAW

          THIS GUARANTY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     Section 16.2 Consent to Jurisdiction

          Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty Agreement shall affect any right that the Administrative Agent or any other Credit Party may otherwise have to bring any action or proceeding relating to this Guaranty Agreement or the other Loan Documents against any Guarantor, or any of its property, or in the courts of any jurisdiction.

     Section 16.3 Waiver of Objection to Venue

          Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Agreement or the other Loan Documents in any court referred to in Section 16.2. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     Section 16.4 Consent to Service of Process

          Each party to this Guaranty Agreement irrevocably consents to service of process in the manner provided for notices in Article 12. Nothing in this Guaranty Agreement will affect the right of any party to this Guaranty Agreement to serve process in any other manner permitted by law.

     Section 16.5 WAIVER OF JURY TRIAL

          EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY AGREEMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

ARTICLE 17. MISCELLANEOUS

     Section 17.1 Headings

          Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Guaranty Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Guaranty Agreement.

     Section 17.2 Counterparts

          This Guaranty Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract (subject to Article 10), and shall become effective as provided in Article 10. Delivery of an executed counterpart of this Guaranty Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Guaranty Agreement.

     Section 17.3 Rules of Interpretation

          The rules of interpretation specified in Section 1.2 of the Credit Agreement shall be applicable to this Guaranty Agreement.

     Section 17.4 Judgment Currency

          (a) Each Guarantor's obligations under this Guaranty Agreement to make payments in the applicable Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that, on the Business Day immediately following the date of such tender or recovery, the Administrative Agent, the Swing Line Lender, the Issuing Bank or the applicable Lender, as the case may be, may, in accordance with normal banking procedures, purchase the Obligation Currency with such other currency. If for the purpose of obtaining or enforcing judgment against any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange at which, in accordance with normal banking procedures in the relevant jurisdiction, the Obligation Currency could be purchased with the Judgment Currency as of the day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

          (b) If the amount of Obligation Currency purchased pursuant to the last sentence of subsection (a) above is less than the sum originally due in the Obligation Currency, the applicable Guarantor covenants and agrees to indemnify the applicable recipient against such loss, and if the Obligation Currency so purchased exceeds the sum originally due to such recipient, such recipient agrees to remit to the applicable Guarantor such excess.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Guaranty Agreement as of the day and year first above written.


                                               TIFFANY & CO.


                                               By:
                                                   -----------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------


                                               TIFFANY AND COMPANY


                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

                                               TIFFANY & CO. INTERNATIONAL


                                               By:
                                                   -----------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

                                               TIFFANY & CO. JAPAN INC.


                                               By:
                                                   -----------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

THE BANK OF NEW YORK, as
Administrative Agent



By:
   -----------------------------
Name:
     ---------------------------
Title:
      --------------------------

                                                  SCHEDULE I
                                            TO GUARANTY AGREEMENT

                                              LIST OF GUARANTORS

======================================================= =====================================================
                      Guarantor                                         Address for Notices
------------------------------------------------------- -----------------------------------------------------
Tiffany & Co.                                           15 Sylvan Way
                                                        Parsippany, New Jersey  07054
                                                        Attention:  Vice President - Treasurer
                                                        Telephone:  (973) 254-7699
                                                        Facsimile:  (973) 254-7964

------------------------------------------------------- -----------------------------------------------------
Tiffany and Company                                     c/o Tiffany & Co.
                                                        15 Sylvan Way
                                                        Parsippany, New Jersey  07054
                                                        Attention:  Vice President - Treasurer
                                                        Telephone:  (973) 254-7699
                                                        Facsimile:  (973) 254-7964

------------------------------------------------------- -----------------------------------------------------
Tiffany & Co. International                             c/o Tiffany & Co.
                                                        15 Sylvan Way
                                                        Parsippany, New Jersey  07054
                                                        Attention:  Vice President - Treasurer
                                                        Telephone:  (973) 254-7699
                                                        Facsimile:  (973) 254-7964

------------------------------------------------------- -----------------------------------------------------
Tiffany & Co. Japan Inc.                                c/o Tiffany & Co.
                                                        15 Sylvan Way
                                                        Parsippany, New Jersey  07054
                                                        Attention:  Vice President - Treasurer
                                                        Telephone:  (973) 254-7699
                                                        Facsimile:  (973) 254-7964

======================================================= =====================================================


                        ANNEX 1 TO THE GUARANTY AGREEMENT

                               FORM OF SUPPLEMENT


     SUPPLEMENT NO. __, dated as of _______________, to the GUARANTY AGREEMENT, dated as of November 5, 2001, among the Guarantors party thereto and The Bank of New York, as administrative agent under the Credit Agreement referred to in the next paragraph (as amended, supplemented or otherwise modified from time to time, the "Guaranty Agreement").

     Reference is made to the Credit Agreement, dated as of November 5, 2001, by and among TIFFANY & CO., a Delaware corporation (the "Parent"), TIFFANY AND COMPANY, a New York corporation (the "Tiffany"), TIFFANY & CO. INTERNATIONAL, a Delaware corporation ("Tiffany International"), the other Borrowers party thereto, the Lenders from time to time party thereto and The Bank of New York, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guaranty Agreement.

     The Guarantors have entered into the Guaranty Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit.
Article 14 of the Guaranty Agreement provides that additional Persons may become Guarantors under the Guaranty Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Person (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

     Accordingly, the Administrative Agent and the New Guarantor agree as follows:

     Section 1. In accordance with Article 14 of the Guaranty Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guaranty
Agreement with the same force and effect as if originally named therein as a Guarantor, and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a "Guarantor" in the Guaranty Agreement shall be deemed to include the New Guarantor. The Guaranty Agreement is hereby incorporated herein by reference.

     Section 2. The New Guarantor represents and warrants to the Administrative Agent and the other Credit Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor's rights generally.

     Section 3. This Supplement may be executed in counterparts (and by each party hereto on a different counterpart), each of which shall constitute an original, but both of which, when taken together, shall constitute but one contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent. Delivery of an executed counterpart of this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

     Section 4. Except as expressly supplemented hereby, the Guaranty Agreement shall remain in full force and effect.

     Section 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     Section 6. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     Section 7. All communications and notices hereunder shall be in writing and given as provided in Article 12 of the Guaranty Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below.

     Section 8. The New Guarantor agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Administrative Agent.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement No. __ to the Guaranty Agreement as of the day and year first above written.


                                            [NEW GUARANTOR]


                                            By:
                                                --------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------


                 ===============================
Address:
                 -------------------------------


------------------------------------------------

------------------------------------------------

Attention:

Telephone No.: (    )
                      --------- ----------------
Facsimile No.: (    )
                      --------- ----------------




THE BANK OF NEW YORK, as
Administrative Agent



By:
    --------------------------------------------
Name:
      ------------------------------------------
Title:
       -----------------------------------------

                               TIFFANY EXHIBIT N-1
           FORM OF OPINION OF COUNSEL TO THE PARENT AND THE BORROWERS









                                November 5, 2001


To the parties listed
on Schedule A hereto

Ladies and Gentlemen:

     This opinion is furnished to you in connection with the Credit Agreement, dated as of November 5, 2001, by and among Tiffany & Co., Tiffany and Company, Tiffany & Co. International, the other Borrowers party thereto, the Lenders party thereto, and The Bank of New York, as Administrative Agent (the "Credit Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them under the Credit Agreement.

     For purposes of this opinion, I have assumed the genuineness of all signatures (other than the signatures of the Parent and the Domestic Borrowers) and the authenticity of all documents submitted to me as originals and the conformity to authentic originals of all documents submitted to me as certified or photostatic copies. I have also assumed that, to the extent that the obligations of each Credit Party may be dependent upon such matters, each of The Bank of New York, in its various capacities, and the Lenders, has all requisite power and authority to execute and deliver and perform its obligations under the Loan Documents to which it is a party; the execution and delivery of such Loan Documents and performance of such obligations have been duly authorized by any necessary action on the part of each such party; such Loan Documents have been duly executed and delivered by each such party; and each such Loan Document is the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms.

     Based upon the foregoing, and subject to the qualifications, exceptions, limitations and assumptions set forth herein, I am of the opinion that:

     1. The Parent has only the Subsidiaries set forth on, and the authorized, issued and outstanding capital stock of the Parent and each such Subsidiary (or partnership or other interests, as the case may be) is as set forth on, Schedule
4.1 to the

To the parties listed on Schedule A hereto
November 5, 2001
Page 2


Credit Agreement. The shares of, or partnership or other interests in, each Domestic Borrower are duly authorized, validly issued, fully paid and nonassessable, except for, in the case of any such Borrower organized under the laws of the State of New York, any liability that may arise under the provisions of Section 630 of the Business Corporation Law of the State of New York. Except as set forth on Schedule 4.1 to the Credit Agreement, (a) neither the Parent nor any of its Subsidiaries has any issued and outstanding securities convertible into, or options or warrants for, any common or preferred equity securities thereof, (b) there are no agreements, voting trusts or understandings binding upon the Parent or any of its Subsidiaries with respect to the voting securities of the Parent or any of its Subsidiaries or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other right with respect thereto, whether similar or dissimilar to any of the foregoing and (c) the Parent owns, directly or indirectly, all of the outstanding capital stock of each of its Subsidiaries.

     2. Each of the Parent and the Domestic Borrowers is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing in each jurisdiction in which the failure so to qualify could reasonably be expected to have a Material Adverse effect. Each of the Parent and its Subsidiaries is authorized to do business in each jurisdiction in which the failure so to qualify could reasonably be expected to have a Material Adverse effect.

     3. Each of the Parent and the Domestic Borrowers has full power and authority to enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party, all of which have been duly authorized by all proper and necessary corporate or partnership action, as the case may be, and is in full compliance with its certificate of incorporation and by-laws or partnership agreement, as the case may be, and neither the execution, delivery nor performance of any of its obligations under the Loan Documents to which it is a party will violate its certificate of incorporation and by-laws or partnership agreement, as the case may be. No consent or approval of, or other action by, shareholders of the Parent, any Borrower, any Governmental Authority or any other Person, which has not already been obtained, is required in connection with the execution, delivery and performance by the Parent and each of the Domestic Borrowers of the Loan Documents to which it is a party or is required as a condition to the enforceability against the Parent or such Domestic Borrower of the Loan Documents to which it is a party.

     4. Each Loan Document has been duly executed and delivered by each of the Parent and each of its Subsidiaries to the extent it is a party thereto, and the Loan Documents constitute the valid and legally binding obligations of the Parent and each of the Subsidiaries to the extent the Parent or such Subsidiary, as the case may be, is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar

To the parties listed on Schedule A hereto
November 5, 2001
Page 3


laws affecting the enforcement of creditors' rights generally and by equitable principles and except to the extent that indemnification obligations may be limited by federal or state securities laws or public policy relating thereto.

     5. To the best of my knowledge, there are no actions, suits, arbitration proceedings or claims (whether purportedly on behalf of the Parent, any of its Subsidiaries or otherwise) pending or threatened against the Parent or any of its Subsidiaries, or maintained by the Parent or any of its Subsidiaries, or which may affect the Property of the Parent or any of its Subsidiaries, at law or in equity, before any Governmental Authority which could reasonably be expected to have a Material Adverse effect. To the best of my knowledge, there are no proceedings pending or threatened against the Parent or any of its Subsidiaries (a) which call into question the validity or enforceability of, or otherwise seek to invalidate any Loan Document, or (b) which might, individually or in the aggregate, materially and adversely affect any of the transactions contemplated by any Loan Document.

     6. To the best of my knowledge, neither the Parent nor any of its Subsidiaries is in default under any agreement to which it is a party or by which it or any of its Property is bound the effect of which could reasonably be expected to have a Material Adverse effect. No notice to, or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Parent or any of its Subsidiaries of the Loan Documents to which it is a party (except those notices or filings which have already been made).

     7. No  provision of any statute,  rule,  regulation,  or, to the best of my knowledge, any existing material mortgage, indenture, contract, agreement, judgment, decree or order, in each case binding on the Parent or any of its Subsidiaries or affecting the Property of the Parent or any of such Subsidiaries, conflicts with, or requires any consent which has not already been obtained under, or would in any way prohibit the execution, delivery or performance by the Parent or any of its Subsidiaries of the terms of, any Loan Document. To the best of my knowledge, the execution, delivery or performance by the Parent and each of its Subsidiaries of the terms of each Loan Document to which it is a party will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the Property of the Parent or any of its Subsidiaries pursuant to the terms of any such mortgage, indenture, contract, agreement, judgment, decree or order, which defaults or Liens, individually or in the aggregate, would have or result in a Material Adverse effect.

     8.  To  the  best  of my  knowledge,  neither  the  Parent  nor  any of its
Subsidiaries is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse effect. To the best of my knowledge, the Parent and each of its Subsidiaries is

To the parties listed on Schedule A hereto
November 5, 2001
Page 4


     complying with all applicable statutes, rules and regulations of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse effect. To the best of my knowledge, the Parent and each of its Subsidiaries has filed or caused to be filed with all Governmental Authorities all reports, applications, documents, instruments and information required to be filed pursuant to all applicable laws, rules, regulations and requests which, if not so filed, could reasonably be expected to have a Material Adverse effect.

     9. Neither the Parent nor any of its Subsidiaries nor any corporation controlling the Parent or any of its Subsidiaries or under common control with the Parent or any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment
Company Act of 1940, in each case as amended. Neither the Parent nor any Domestic Borrower is subject to any statute or regulation which regulates the incurrence of Indebtedness, including statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

     10. Neither the Parent nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. If used in accordance with Section 7.14 of the Credit Agreement, to the best of my knowledge, no part of the proceeds of the Loans or any Letter of Credit will be used, directly or indirectly, for a purpose which violates the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as amended.

     I am a member of the bar of the State of New York and I therefore express no opinion with respect to any matter which may be governed by the laws of any jurisdiction other than the State of New York and applicable laws of the United States of America, except as follows. Although I am not admitted to practice in the State of Delaware, I am generally familiar with the General Corporation Law of the State of Delaware and have made such inquiries as I consider necessary to render the opinions expressed in paragraphs 1, 2, 3, 4, 6, 7 and 8 hereof.

     To the extent the opinions expressed in paragraphs 2, 4, 6 and 7 relate to a Subsidiary that is not a Domestic Borrower, I have relied, with your permission, exclusively on the opinions of foreign counsel to each such Subsidiary delivered to you, without any investigation or inquiry with respect to such matters.

     This opinion is being furnished to the parties listed on Schedule A hereto and their respective successors and assigns (the "Lenders") in connection with the Credit Agreement and transactions contemplated thereby and for no other purpose and may not be used by, disclosed to or relied upon by any other person or by the Lenders for any other purpose without my prior written consent, except that each of the Lenders may furnish copies

To the parties listed on Schedule A hereto
November 5, 2001
Page 5


thereof to its independent auditors and lawyers, to any State, Federal or national authority having regulatory jurisdiction over it, pursuant to any order or legal process of any court or governmental agency and in connection with any legal action to which such Lender may become a party arising out of the Credit Agreement.

To the parties listed on Schedule A hereto
November 5, 2001
Page 6


     The opinion rendered herein is as of the date hereof and I assume no obligation to update or supplement this opinion to reflect any fact which may hereafter come to my attention or any change in any law which may hereafter occur.

                                   Sincerely,

                                                                     Schedule A


The Bank of New York, as the
         Swing Line Lender, as an
         Issuing Bank, as a Lender
         and as Administrative Agent


AMN AMRO N.V.

The Dai-Ichi Kangyo Bank, LTD.

Fleet National Bank/Fleet Precious Metals Inc.

The Chase Manhattan Bank

Firstar Bank, NA

                              TIFFANY EXHIBIT N-2

                      FORM OF LOCAL FOREIGN COUNSEL OPINION


     The opinion of local foreign counsel for each foreign Tiffany Subsidiary that is a Borrower (the "Company") shall be in form and substance satisfactory to the Administrative Agent and contain substantially the opinions set forth below. Terms used herein which are defined in the Credit Agreement shall have the same meanings herein as defined therein.

     1. The Company is duly organized, validly existing and in good standing under the laws of [Country] and has all requisite power and authority to own its Property and to carry on its business as now conducted.

     2. The shares of the Company are duly authorized, validly issued and fully paid in accordance with the laws of [Country].

     3. The Company has full power and authority to enter into, execute, deliver and perform the terms of the Credit Agreement, all of which have been duly authorized by all proper and necessary corporate action and are in full compliance with its organizational documents.

     4. No consent or approval of, or other action by, the Company, any Governmental Authority of [Country], any shareholder of the Company (in its capacity as a shareholder) or, to our knowledge, any other Person, which has not already been obtained, is required to authorize the execution, delivery and performance by the Company of the Credit Agreement, or is required as a condition to the enforceability against the Company of the Credit Agreement.

     5. The Credit Agreement constitutes the valid and legally binding obligations of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' right generally and by general equitable principles. [NOTE: Counsel may add an appropriate qualification stating that the Credit Agreement is by its terms governed by New York law, that such counsel is not qualified to render an opinion on New York law, and that, notwithstanding such qualification, if the Credit Agreement was instead to be construed as governed by the law of [Country], the Credit Agreement would constitute the valid and legally binding obligations of the Company under the law of [Country], enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' right generally and by general equitable principles.]

     6. The Company is not subject to any law or regulation of [Country] which regulates the incurrence by the Company of Indebtedness under the Credit Agreement.

     7. The choice of New York law as the governing law of the Credit Agreement is a valid choice of law and would be recognized and applied by the courts of [Country].

     8. The submission by the Company in the Credit Agreement to the non-exclusive jurisdiction of the courts of the State of New York or of the Federal courts sitting in the State of New York is valid and binding, and a court in [Country] would uphold such submission.

     9. The courts of [Country] would recognize and enforce a New York judgment obtained against the Company in connection with the Credit Agreement.

     10. It is not necessary under the laws of [Country] that the Administrative Agent, the Issuing Bank, the Swing Line Lender and the Lenders, or any of them, be licensed, qualified or entitled to carry on business in [Country] solely (a) to enable the Administrative Agent, the Issuing Bank, the Swing Line Lender and the Lenders, or any of them, to enforce their respective rights under Credit Agreement or (b) by reason of the execution, delivery or performance of the Credit Agreement.

     11. None of the Administrative Agent, the Issuing Bank, the Swing Line Lender or any Lender is or will be subject to taxation in [Country] solely by reason of the execution, delivery, performance or enforcement of the Credit Agreement.

     12. The Company shall not be required or otherwise obligated to make any withholding with respect to any payment required to be made by the Company under the Credit Agreement. [NOTE: the Credit Agreement distinguishes between (i) Core Currency Commitments, under which each of the Lenders (on a pro rata basis in accordance with its Core Currency Commitment Percentage) makes Core Currency Advances to the applicable Permitted Borrowers in the applicable Core Currencies (US Dollars, Euro, Japanese Yen and Pounds Sterling) and (ii) Individual Currency Commitments, under which the applicable Lender having an Individual Currency Commitment in a particular Non-Core Currency (e.g., Korean Won or Swiss Francs) makes an Individual Currency Advance to the applicable Permitted Borrower in such Non-Core Currency.]

                                TIFFANY EXHIBIT O

                         LIST OF ADMINISTRATIVE AGENT'S
                           APPLICABLE PAYMENT OFFICES


DOMESTIC PAYMENT OFFICE                                      ADDRESS FOR NOTICES
-----------------------                                      -------------------
The Bank of New York                                         The Bank of New York
One Wall Street                                              One Wall Street
Agency Function Administration                               Agency Function Administration
18th Floor                                                   18th Floor
New York, New York 10286                                     New York, New York 10286
Attention:        Ramona Washington                          Attention:        Ramona Washington
Telephone:        (212) 635-4699                             Telephone:        (212) 635-4699
Fax:              (212) 635-6365,                            Fax:              (212) 635-6365,
                            6366 or 6367                                                 6366 or 6367
with a copy to:                                              with a copy to:
The Bank of New York                                         The Bank of New York
One Wall Street                                              One Wall Street
New York, New York 10286                                     New York, New York 10286
Attention:        Johna Fidanza                              Attention:        Johna Fidanza
                  Vice President                                               Vice President
Telephone:        (212) 635-7870                             Telephone:        (212) 635-7870
Fax:              (212) 635-1483                             Fax:              (212) 635-1483



Applicable Payment Offices
For Revolving Loans

1.       ABR Advances and Core Currency Advances in Dollars

         The Bank of New York
         New York
         ABA No.:  021000018
         Acct No.:  890-0345-748
         IFO:  Agency Function Admin.
         Reference:  Tiffany
         Attn:  Ramona Washington
         Telephone:        (212) 635-4699
         Fax:              (212) 635-6366

2.      Core Currency Advances - Euros

        The Bank of New York
        Frankfurt
        SWIFT:  Favor Grand Cayman
        Account No.:  0820468800400
        IFO:  The Bank of New York
                 Off Shore Support

        Reference:  Tiffany
        Attn:    Ramona Washington
        Telephone: (212) 635-4699
        Facsimile: (212) 635-6365

3.      Core Currency Advances - Japanese Yen

        The Bank of New York
        Tokyo
        Acct No.:  0856480003950
        IFO:     The Bank of New York
                 IBF
                 Off Shore Support
        Reference:  Tiffany
        Attn:    Shoji Sato
        Telephone:
        Fax:              81-33-595-0737


4.       Core Currency Advances - Pounds Sterling

         The Bank of New York
         London
         SWIFT:  CHAPS # 700225
         IFO:     The Bank of New York, NY
                  IBF
                  Off Shore Support
         Reference:  Tiffany
         Attn:    Graham Mason
         Telephone:        4471-255-2323
         Fax:              4471-322-6034

                               TIFFANY EXHIBIT P

                         LIST OF PARENT'S AND BORROWERS'
                              ADDRESSES FOR NOTICES


PARENT:
------

Tiffany & Co.
15 Sylvan Way
Parsippany, New Jersey 07054
Attention:        Vice President - Treasurer
Telephone:        (973) 254-7699
Facsimile:        (973) 254-7964

BORROWERS:
---------

c/o Tiffany & Co.
15 Sylvan Way
Parsippany, New Jersey 07054
Attention:        Vice President - Treasurer
Telephone:        (973) 254-7699
Facsimile:        (973) 254-7964

                                   EXHIBIT Q

                     LIST OF PAYMENT ACCOUNTS FOR BORROWERS


Australia:                                           Tiffany and Company
                                                     Citibank Ltd.
                                                     Citibank Centre
                                                     1 Margaret Street
                                                     Sydney NSW 2000, Australia
                                                     Account No. 106282005
                                                     SWIFT:  CITI AU 28

England:                                             Tiffany & Co.
                                                     National Westminster Bank
                                                     P.O. Box 2354
                                                     65 Piccadilly
                                                     London W1A 2PP, England
                                                     Account No. 5309484
                                                     SWIFT:  NWBK GB 2L

France:                                              Societe Francaise Pour Le Developpement De La Porcelaine
                                                     D'Art (S.A.R.L.)  d/b/a Le Tallec
                                                     Banque Nationale De Paris
                                                     7 Place de l'Opera
                                                     75002 Paris, France
                                                     Account No. 00799-00010109611-60
                                                     SWIFT:  BNPA FR PP PBY

Germany:                                             Tiffany & Co. Niederlassung Frankfurt
                                                     Deutsche Bank AG
                                                     Grosse Gallusstrasse 10
                                                     60311 Frankfurt, Germany
                                                     Account No. 0962399
                                                     SWIFT:  DEUT DE FF


Hong Kong:                                           Tiffany & Co. of New York, Ltd.
                                                     Hong Kong & Shanghai Bank
                                                     Multinational Division
                                                     Corp. & Institutional Banking
                                                     Level 10, 1 Queen's Road Central
                                                     Hong Kong
                                                     Account No. 062-243969-001
                                                     SWIFT:  HSBC HK HKH


Italy:                                               Tiffany & Co. Italia S.p.A.
                                                     Banca Commerciale Italia (Intesa BCI)
                                                     Corso di Porta Nuova, 7
                                                     20121 Milano, Italy
                                                     Account No. 6027437 0120 ITL
                                                     SWIFT:  BCIT IT MM

Japan:                                               Tiffany & Co. Japan Inc.
                                                     Bank of New York
                                                     Tokyo Branch
                                                     PO Box 5246 Tokyo International
                                                     Tokyo 100-31, Japan
                                                     Account No. 8152843950
                                                     SWIFT:  IRVT JP JX

S. Korea:                                            Tiffany Korea Ltd.
                                                     Korea Exchange Bank
                                                     Itaewon Branch
                                                     172-2 Itaewon-dong, Yongsan-Ku
                                                     Seoul, Korea
                                                     Account No. 089-22-00671-8
                                                     SWIFT:  KOEX KR SE

Mexico:                                              Tiffany & Co. Mexico, S.A. de C.V.
                                                     Banamex (Banco Nacional de Mexico)
                                                     Av. Presidente Masarik No. 375
                                                     Col. Polanco
                                                     11560 Mexico, D.F.
                                                     Account No. 165-7729902
                                                     SWIFT: BNMX MX MM

Singapore:                                           Tiffany & Co. Pte Ltd.
                                                     Bank of New York
                                                     1 Temesek Avenue #02-01
                                                     Millenia Tower
                                                     Singapore 039192
                                                     Account No. 8546897000
                                                     SWIFT:  IRVT US 3N



Switzerland:                                         Tiffany and Company, New York
                                                     Credit Suisse
                                                     Postfach 590
                                                     CH-8021 Zurich, Switzerland
                                                     Account No. 0835-46064251
                                                     SWIFT: CRES CH ZZ

                                                     Tiffany & Co. Watch Center, A.G.
                                                     Credit Suisse-Zurich
                                                     Bleicherweg 72
                                                     8070 Zurich, Switzerland
                                                     Account No. 0835-688161-01
                                                     SWIFT:  CRES CH ZZ

Taiwan:                                              Tiffany & Co. International
                                                     Bank of New York
                                                     4/F Tun-Hwa S. Road
                                                     Sec. 1 Taipei, Taiwan
                                                     Account No. 0882-811408-9000
                                                     SWIFT:  IRVT TW TX


                                      -3-